Exhibit 10.1

______________________________________________________________________________________________________

BRIDGEPOINT EDUCATION, INC.

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

DATED AS OF APRIL 13, 2012

COMERICA BANK
AS ADMINISTRATIVE AGENT AND LEAD ARRANGER

______________________________________________________________________________________________________

EXECUTION COPY

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TABLE OF CONTENTS
Page

1.	DEFINITIONS. 1

1.1	Certain Defined Terms 1

2.	REVOLVING CREDIT. 26

2.1	Commitment 27

2.2	Accrual of Interest and Maturity; Evidence of Indebtedness. 27

2.3	Requests for and Refundings and Conversions of Advances 28

2.4	Disbursement of Advances. 30

2.5	Swing Line. 32

2.6	Interest Payments; Default Interest 37

2.7	Optional Prepayments. 38

2.8	Base Rate Advance in Absence of Election or Upon Default 38

2.9	Revolving Credit Facility Fee 39

2.10	Mandatory Repayment of Revolving Credit Advances. 39

2.11	Optional Reduction or Termination of Revolving Credit Aggregate Commitment 41

2.12	Use of Proceeds of Advances 42

2.13	Optional Increase 42

2.1	Authorization to Debit Account 44

3.	LETTERS OF CREDIT. 44

3.1	Letters of Credit 44

3.2	Conditions to Issuance 45

3.3	Notice 47

3.4	Letter of Credit Fees; Increased Costs. 47

3.5	Other Fees 48

3.6	Participation Interests in and Drawings and Demands for Payment Under Letters of Credit. 48

3.7	Obligations Irrevocable 51

3.8	Risk Under Letters of Credit. 52

3.9	Indemnification 53

3.10	Right of Reimbursement 54

4.	[RESERVED]. 54

5.	CONDITIONS. 54

5.1	Conditions of Initial Advances 55

5.2	Continuing Conditions 58

6.	REPRESENTATIONS AND WARRANTIES. 58

6.1	Corporate Authority 58

6.2	Due Authorization 58
6.3    Good Title; Leases; Assets; No Liens.                        58

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6.4	Taxes 59

6.5	No Defaults 59

6.6	Enforceability of Agreement and Loan Documents 59

6.7	Compliance with Laws 59

6.8	Non-contravention 60

6.9	Litigation 60

6.10	Consents, Approvals and Filings, Etc 60

6.11	Agreements Affecting Financial Condition 61

6.12	No Investment Company or Margin Stock 61

6.13	ERISA 61

6.14	Conditions Affecting Business or Properties 61

6.15	Environmental and Safety Matters 61

6.16	Subsidiaries 62

6.17	[Intentionally Omitted] 62

6.18	Material Contracts 62

6.19	Franchises, Patents, Copyrights, Tradenames, etc 62

6.20	Capital Structure 62

6.21	Accuracy of Information. 62

6.22	Solvency 63

6.23	Employee Matters 63

6.24	No Misrepresentation 63

6.25	Corporate Documents and Corporate Existence 64

6.26	Title IV Eligibility 64

7.	AFFIRMATIVE COVENANTS. 64

7.1	Financial Statements 64

7.2	Certificates; Other Information 65

7.3	Payment of Obligations 66

7.4	Conduct of Business and Maintenance of Existence; Compliance with Laws. 66

7.5	Maintenance of Property; Insurance 67

7.6	Inspection of Property; Books and Records, Discussions 67

7.7	Notices 68

7.8	Hazardous Material Laws. 69

7.9	Financial Covenants. 70

7.10	Governmental and Other Approvals 70

7.11	Compliance with ERISA; ERISA Notices. 70

7.12	Defense of Collateral 71

7.13	Future Subsidiaries; Additional Collateral 71

7.14	Accounts 73

7.15	Use of Proceeds 73

7.16	Further Assurances and Information. 73

7.17	Funding Eligibility 73

8.	NEGATIVE COVENANTS. 74

8.1	Limitation on Debt 74

8.2	Limitation on Liens 75

8.3	Acquisitions 75

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8.4	Limitation on Mergers, Dissolution or Sale of Assets 75

8.5	Restricted Payments 77

8.6	Limitation on Capital Expenditures 77

8.7	Limitation on Investments, Loans and Advances 77

8.8	Transactions with Affiliates 78

8.9	Sale-Leaseback Transactions 78

8.10	Limitations on Other Restrictions 79

8.11	Prepayment of Debt 79

8.12	Amendment of Subordinated Debt Documents 79

8.13	Modification of Certain Agreements 79

8.14	Fiscal Year 79

9.	DEFAULTS. 79

9.1	Events of Default 79

9.2	Exercise of Remedies 82

9.3	Rights Cumulative 82

9.4	Waiver by the Borrowers of Certain Laws 83

9.5	Waiver of Defaults 83

9.6	Set Off 83

10.	PAYMENTS, RECOVERIES AND COLLECTIONS. 83

10.1	Payment Procedure. 83

10.2	Application of Proceeds of Collateral 85

10.3	Pro-rata Recovery 85

10.4	Treatment of a Defaulting Lender; Reallocation of Defaulting Lender's Fronting Exposure. 86

11.	CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS. 87

11.1	Reimbursement of Prepayment Costs 87

11.2	Eurodollar Lending Office 87

11.3	Circumstances Affecting LIBOR Rate Availability 88

11.4	Laws Affecting LIBOR Rate Availability 88

11.5	Increased Cost of Advances Carried at the LIBOR Rate 88

11.6	Capital Adequacy and Other Increased Costs 89

11.7	Right of Lenders to Fund through Branches and Affiliates 90

12.	AGENT. 90

12.1	Appointment of the Agent 90

12.2	Deposit Account with the Agent or any Lender 90

12.3	Scope of the Agent's Duties 90

12.4	Successor Agent 91

12.5	Credit Decisions 92

12.6	Authority of the Agent to Enforce This Agreement 92

12.7	Indemnification of the Agent 92

12.8	Knowledge of Default 93

12.9	The Agent's Authorization; Action by Lenders 93

12.10	Enforcement Actions by the Agent 93

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12.11	Collateral Matters. 93

12.12	The Agents in their Individual Capacities 94

12.13	The Agent's Fees 94

12.14	Documentation Agent or other Titles 95

12.15	No Reliance on the Agent's Customer Identification Program. 95

13.	MISCELLANEOUS. 95

13.1	Accounting Principles 95

13.2	Choice of Law and Venue 95

13.3	Reserved 96

13.4	Interest 96

13.5	Closing Costs and Other Costs; Indemnification. 96

13.6	Notices. 98

13.7	Further Action 99

13.8	Successors and Assigns; Participations; Assignments. 99

13.9	Counterparts 102

13.10	Amendment and Waiver 102

13.11	Confidentiality 105

13.12	Substitution or Removal of Lenders 105

13.13	Withholding Taxes 107

13.14	Taxes and Fees 108

13.15	WAIVER OF JURY TRIAL 109

13.16	Judicial Reference. 109

13.17	USA Patriot Act Notice 111

13.18	Complete Agreement; Conflicts 111

13.19	Severability 111

13.20	Table of Contents and Headings; Section References 111

13.21	Construction of Certain Provisions 112

13.22	Independence of Covenants 112

13.23	Electronic Transmissions 112

13.24	Advertisements 113

13.25	Reliance on and Survival of Provisions 113

13.26	Joint and Several Liability 113

13.27	Effect of this Agreement 116

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EXHIBITS

A FORM OF REQUEST FOR REVOLVING CREDIT ADVANCE
B FORM OF REVOLVING CREDIT NOTE
C FORM OF SWING LINE NOTE
D FORM OF REQUEST FOR SWING LINE ADVANCE
E FORM OF NOTICE OF LETTERS OF CREDIT
F FORM OF SECURITY AGREEMENT
G FORM OF ASSIGNMENT AGREEMENT
H FORM OF GUARANTY
I FORM OF COVENANT COMPLIANCE REPORT
J FORM OF SWING LINE PARTICIPATION CERTIFICATE
K FORM OF NEW LENDER ADDENDUM

SCHEDULES

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AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This Amended and Restated Revolving Credit Agreement (“Agreement”) is made as of the 13th day of April, 2012, by and among the financial institutions from time to time signatory hereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as the Administrative Agent for the Lenders (in such capacity, the “Agent”), Arranger, Syndication Agent and Documentation Agent, and the borrowers listed in attached Schedule 1 (each, individually a “Borrower,” and collectively “the Borrowers”).
RECITALS
A.    The Borrowers and Comerica Bank entered into the Existing Credit Agreement.
B.    The Borrowers and Comerica Bank desire to amend and replace the Existing Credit Agreement with an amended and restated credit agreement evidenced by this Agreement.
C.    The Borrowers have requested that the Lenders extend to them credit and letters of credit on the terms and conditions set forth herein.
D.    The Lenders are prepared to extend such credit as aforesaid, but only on the terms and conditions set forth in this Agreement.
NOW THEREFORE, in consideration of the covenants contained herein, the Borrowers, the Lenders, and the Agent agree as follows:

1.	DEFINITIONS.

1.1 Certain Defined Terms. For the purposes of this Agreement the following terms will have the following meanings:

“Account(s)” shall mean any account or account receivable as defined under the UCC, including without limitation, with respect to any Person, any right of such Person to payment for goods sold or leased or for services rendered.
“Account Control Agreement(s)” shall mean those certain account control agreements, or similar agreements that are delivered pursuant to Section 7.16 of this Agreement or otherwise, as the same may be amended, restated or otherwise modified from time to time.
“Acquisition Subsidiary” means a Subsidiary of a Borrower, which has been formed for the sole purpose of consummating the acquisition of the Equity Interests or assets of another Person.
“Advance(s)” shall mean, as the context may indicate, a borrowing requested by a Borrower, and made by the Revolving Credit Lenders under Section 2.1 hereof, or the Swing Line Lender under Section 2.5 hereof, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 or 2.5 hereof, and any advance deemed to

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have been made in respect of a Letter of Credit under Section 3.6(c) hereof, and shall include, as applicable, a Eurodollar-based Advance, a Base Rate Advance and a Quoted Rate Advance.
“Affected Lender” shall have the meaning set forth in Section 13.12 hereof.
“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote 30% or more of the Equity Interests having ordinary voting power for the election of directors or managers of such other Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.
“Agent” shall have the meaning set forth in the preamble, and include any successor agents appointed in accordance with Section 12.4 hereof.
“Agent's Correspondent” shall mean for Eurodollar-based Advances, the Agent's Grand Cayman Branch (or for the account of said branch office, at the Agent's main office in Detroit, Michigan, United States).
“Annual Budget” shall mean, for any Fiscal Year of Parent, the operating budget for such year proposed by Parent's management and approved by Parent's Board of Directors, which budget shall include, without limitation, (1) for each quarter of such Fiscal Year, an estimate of Consolidated Net Income, as defined under GAAP, for such quarter (for any such quarter, the “Budgeted Net Income”), and (2) an estimate of the total Cash to be held by the Borrowers at the end of each month of such Fiscal Year (each such monthly estimate, the “Budgeted Cash”); in each case, in form and content reasonably acceptable to Agent.
“Applicable Fee Percentage” shall mean, as of any date of determination thereof, the applicable percentage used to calculate certain of the fees due and payable hereunder, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 1.1.
“Applicable Interest Rate” shall mean, (i) with respect to each Revolving Credit Advance, the Eurodollar-based Rate or the Base Rate, and (ii) with respect to each Swing Line Advance, the Base Rate or, if made available to the Borrowers by the Swing Line Lender at its option, the Quoted Rate, in each case as selected by the Borrowers from time to time subject to the terms and conditions of this Agreement.
“Applicable Margin” shall mean, as of any date of determination thereof, the applicable interest rate margin, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 1.1.
“Applicable Measuring Period” shall mean the period of four consecutive fiscal quarters ending on the applicable date of determination.

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“Ashford Reorganization” shall mean the proposed reorganization of Ashford University, LLC, from an Iowa limited liability company to a California limited liability company, which may be accomplished by means of transferring the assets of, or merging, or converting, the existing Ashford University, LLC into a newly formed Subsidiary.
“Asset Sale” shall mean the sale, transfer or other disposition by any Credit Party of any asset (other than the sale or transfer of less than one hundred percent (100%) of the stock or other ownership interests of any Subsidiary) to any Person (other than to a Borrower or a Guarantor).
“Assignment Agreement” shall mean an Assignment Agreement substantially in the form of Exhibit G hereto.
“Authorized Signer” shall mean each person who has been authorized by a Borrower to execute and deliver any requests for Advances hereunder pursuant to a written authorization delivered to the Agent and whose signature card or incumbency certificate has been received by the Agent.
“Bankruptcy Code” shall mean Title 11 of the United States Code and the rules promulgated thereunder.
“Base Rate” shall mean for any day, that rate of interest which is equal to the sum of the Applicable Margin plus the greatest of (a) the Prime Rate for such day, (b) the Federal Funds Effective Rate in effect on such day, plus one percent (1.0%), and (c) the Daily Adjusting LIBOR Rate plus one percent (1.0%); provided, however, for purposes of determining the Base Rate during any period that LIBOR Rate is unavailable as determined under Sections 11.3 or 11.4 hereof, the Base Rate shall be determined using, for clause (c) hereof, the Daily Adjusting LIBOR Rate in effect immediately prior to the LIBOR Rate becoming unavailable pursuant to Sections 11.3 or 11.4.
“Base Rate Advance” shall mean an Advance which bears interest at the Base Rate.
“Borrowers” shall have the meaning set forth in the preamble to this Agreement.
“Borrowers' Representative” shall mean, initially, Bridgepoint Education, Inc., or any other Borrower identified as the Borrowers' Representative in a written notice delivered to the Agent and signed by all Borrowers.
“Business Day” shall mean any day other than a Saturday or a Sunday on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Detroit, Michigan and New York, New York, and in the case of a Business Day which relates to a Eurodollar-based Advance, on which dealings are carried on in the London interbank eurodollar market.
“Capital Expenditures” shall mean, for any period, with respect to any Person (without duplication), the aggregate of all expenditures incurred by such Person and its Subsidiaries during such period for the acquisition or leasing (pursuant to a Capitalized Lease) of fixed or capital assets or additions to equipment, plant and property that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries, but excluding

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expenditures made in connection with the Reinvestment of Insurance Proceeds, Condemnation Proceeds or the Net Cash Proceeds of Asset Sales.
“Capitalized Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) with respect to which the discounted present value of the rental obligations of such Person as lessee thereunder, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person.
“Cash” means unrestricted cash, cash equivalents and short-term investments, in each case as defined under GAAP.
“Change in Law” shall mean the occurrence, after the Effective Date, of any of the following: (i) the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to any Lender or Agent on such date, or (ii) any change in interpretation, administration or implementation of any such law, treaty, rule or regulation by any Governmental Authority, or (iii) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, regulation, guideline, or directive (whether or not having the force of law), including any risk-based capital guidelines. For purposes of this definition, (x) a change in law, treaty, rule, regulation, interpretation, administration or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration or implementation, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or promulgated, whether before or after the Effective Date and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall each be deemed to be a "Change in Law", regardless of the date enacted, adopted, issued or implemented.
“Change of Control” shall mean (a) an event or series of events whereby any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) other than Warburg Pincus LLC and its Affiliates shall either (x) acquire beneficial ownership of more than 30% of any outstanding class of common stock of any Borrower having ordinary voting power in the election of directors of such Borrower or (y) obtain the power (whether or not exercised) to elect a majority of such Borrower's directors or (b) the occurrence of event or series of events that would trigger a violation of the any change of control or change in control provision in any of the Subordinated Debt Documents; provided that in no event shall any merger dissolution, transfer or sale of assets, in each case, as permitted by Section 8.4, constitute a Change of Control.
“Collateral” shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance for the benefit of the Lenders is or has been granted or arises or has arisen,

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under or in connection with this Agreement, the other Loan Documents, or otherwise to secure the Indebtedness.
“Collateral Access Agreement” shall mean an agreement in form and substance satisfactory to the Agent in its sole discretion, pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of inventory or other property owned by any Credit Party, that acknowledges the Liens under the Collateral Documents and subordinates or waives any Liens held by such Person on such property and, includes such other agreements with respect to the Collateral as the Agent may require in its sole discretion, as the same may be amended, restated or otherwise modified from time to time.
“Collateral Documents” shall mean the Security Agreement, the Pledge Agreements, the Mortgages, the Account Control Agreements, the Consent to Assignment, the Collateral Access Agreements, and all other security documents (and any joinders thereto) executed by any Credit Party in favor of the Agent on or after the Effective Date, in connection with any of the foregoing collateral documents, in each case, as such collateral documents may be amended or otherwise modified from time to time.
“Comerica Bank” shall mean Comerica Bank, its successors or assigns.
“Commitments” shall mean the Revolving Credit Aggregate Commitment.
“Condemnation Proceeds” shall mean the cash proceeds received by any Credit Party in respect of any condemnation proceeding net of reasonable fees and expenses (including without limitation attorneys' fees and expenses) incurred in connection with the collection thereof.
“Consolidated” (or “consolidated”) or “Consolidating” (or “consolidating”) shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated (or consolidating) basis in accordance with GAAP, applied on a consistent basis. Unless otherwise specified herein, “Consolidated” and “Consolidating” shall refer to the Parent and its Subsidiaries, determined on a Consolidated or Consolidating basis.
“Consolidated EBITDA” shall mean, with respect to Parent and its Subsidiaries, for any period of determination, Consolidated Net Income for such period, plus to the extent deducted in determining Consolidated Net Income:
(a)    depreciation;
(b)    amortization;
(c)    Income Taxes;
(d)    interest expense;
(e)    non-cash charges;

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(f)    non-recurring charges, including, without limitation, all transaction costs and expenses related to the transactions contemplated hereunder;
(g)    restructuring, transaction and transition costs related to mergers, acquisitions, partnerships, joint ventures and refinancing of existing or new debt or equity securities, after the date hereof;
(h)    the amount of customary board, monitoring, consulting or advisory fees, indemnities and related expenses paid or accrued in such period;
(i)    losses on Asset Sales, disposals or abandonments (other than Asset Sales, disposals or abandonments in the ordinary course of business);
(j)    losses from discontinued operations in accordance with GAAP;
(k)    and minority interest expense;
in each case, for such period, and all as determined on a Consolidated basis for Parent and its consolidated Subsidiaries in accordance with GAAP; provided that the add-backs under subsections (f), (g), (h), (i), (j) and (k) shall not exceed $20,000,000 with respect to any calculation of Consolidated EBITDA. In determining Consolidated EBITDA for any period, without duplication, the Consolidated EBITDA of any acquired person, property, business or asset acquired by any Borrower during such period to the extent not subsequently sold, transferred or otherwise disposed of in such period (each such person, property, business or asset acquired and not subsequently so disposed of in such period, an "Acquired Entity") shall be included in determining Consolidated EBITDA (determined as if references to Parent and its Subsidiaries included such Acquired Entity). For purposes of determining the amount of Consolidated EBITDA for any Acquired Entity to be added for such period, the acquisition of an Acquired Entity shall be deemed to have occurred at the commencement of the applicable measurement period. Any gain or loss relating to hedging obligations or other derivative instruments shall be disregarded (including, without limitation, gains or losses attributable to any “mark to market” adjustments). Any currency conversion translation and transaction gain or loss shall be disregarded.
“Consolidated EBITDAR” shall mean for any period of determination, Consolidated EBITDA for such period, plus to the extent deducted in determining Consolidated Net Income, rent and lease expense for such period, all as determined on a Consolidated basis for Parent and its consolidated Subsidiaries in accordance with GAAP.
“Consolidated Funded Debt” shall mean at any date the aggregate amount of all Funded Debt of the Parent and its consolidated Subsidiaries at such date, determined on a Consolidated basis.
“Consolidated Net Income” shall mean for any period of determination, the net income (or loss) of Parent and its consolidated Subsidiaries for such period, as determined in accordance with GAAP.

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“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Covenant Compliance Report” shall mean the report to be furnished by the Borrowers to the Agent pursuant to Section 7.2(a) hereof, substantially in the form attached hereto as Exhibit I and certified by a Responsible Officer of the Borrowers, in which report the Borrowers shall set forth the information specified therein.
“Credit Parties” shall mean the Borrowers and their respective Subsidiaries, and “Credit Party” shall mean any one of them, as the context indicates or otherwise requires.
“Daily Adjusting LIBOR Rate” shall mean for any day a per annum interest rate which is equal to the quotient of the following:
(a)    the LIBOR Rate;
divided by

(b)
a percentage (expressed as a decimal) equal to 1.00 minus the maximum rate on such date at which Agent is required to maintain reserves on "Euro-currency Liabilities" as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Agent is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

such sum to be rounded upward, if necessary, in the discretion of the Agent, to the seventh decimal place.
“Debt” shall mean, as of any applicable date of determination thereof, all liabilities of a Person that should be classified as liabilities in accordance with GAAP. In the case of any Borrower, the term “Debt” shall include, without limitation, the Indebtedness.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” shall mean any event that with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.
“Defaulting Lender” shall mean a Lender that, as determined by the Agent (with notice to the Borrowers of such determination), (a) has failed to perform any of its funding obligations hereunder, including, without limitation, in respect of its Percentage of any Advances or participations in Letters of Credit or Swing Line Advances, within one Business Day of the date required to be funded by it hereunder, (b) has notified the Borrowers, the Agent or any Lender

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that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within one Business Day after request by the Agent, to confirm in a manner satisfactory to the Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, federal or other governmental or regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority unless deemed so by the Agent in its sole discretion.
“Designated Deposit Account” shall mean the deposit account in the name of Parent maintained with Comerica Bank and designated by the Parent as the “Designated Deposit Account.”
“Distribution” is defined in Section 8.5 hereof.
“DOE” shall mean the U.S. Department of Education.
“Dollars” and the sign “$” shall mean lawful money of the United States of America.
“Domestic Subsidiary” shall mean any Subsidiary of a Borrower incorporated or organized under the laws of the United States of America, or any state or other political subdivision thereof or which is considered to be a “disregarded entity” for United States federal income tax purposes and which is not a “controlled foreign corporation” as defined under Section 957 of the Internal Revenue Code, in each case provided such Subsidiary is owned by such Borrower or a Domestic Subsidiary of such Borrower, and “Domestic Subsidiaries” shall mean any or all of them.
“E-System” shall mean any electronic system and any other Internet or extranet-based site, whether such electronic system is owned, operated, hosted or utilized by the Agent, any of its Affiliates or any other Person, providing for access to data protected by passcodes or other security system.
“Effective Date” shall mean the date on which all the conditions precedent set forth in Sections 5.1 and 5.2 have been satisfied.
“Electronic Transmission” shall mean each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.
“Eligible Assignee” shall mean (a) a Lender; (b) an Affiliate of a Lender; (c) any Person (other than a natural person) that is or will be engaged in the business of making, purchasing, holding or otherwise investing in commercial loans or similar extensions of credit in the ordinary

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course of its business, provided that such Person is administered or managed by a Lender, an Affiliate of a Lender or an entity or Affiliate of an entity that administers or manages a Lender; or (d) any other Person (other than a natural person) approved by the (i) the Agent (and in the case of an assignment of a commitment under the Revolving Credit, the Issuing Lender and Swing Line Lender), and (ii) unless an Event of Default has occurred and is continuing, the Borrowers (each such approval not to be unreasonably withheld or delayed); provided that (x) notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrowers, or any of the Borrower's Affiliates or Subsidiaries; and (y) no assignment shall be made to a Defaulting Lender (or any Person who would be a Defaulting Lender if such Person was a Lender hereunder) without the consent of the Agent and the Borrower, and in the case of an assignment of a commitment under the Revolving Credit, the Issuing Lender and the Swing Line Lender.
“Equity Interest” shall mean (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents of corporate stock (however designated) in or to such association or entity, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, and including, in all of the foregoing cases described in clauses (i), (ii), (iii) or (iv), any warrants, rights or other options to purchase or otherwise acquire any of the interests described in any of the foregoing cases.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code and the regulations in effect from time to time thereunder.
“Eurodollar-based Advance” shall mean any Advance which bears interest at the Eurodollar-based Rate.
“Eurodollar-based Rate” shall mean a per annum interest rate which is equal to the sum of the Applicable Margin, plus the quotient of:
(a)    the LIBOR Rate, divided by

(b)
a percentage equal to 100% minus the maximum rate on such date at which the Agent is required to maintain reserves on 'Eurocurrency Liabilities' as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as the Agent is required to maintain reserves against a category of liabilities which includes eurocurrency deposits or includes a category of assets which includes eurocurrency loans, the rate at which such reserves are required to be maintained on such category, such sum to be rounded upward, if necessary, in the discretion of the Agent to the seventh decimal place.
“Eurodollar-Interest Period” shall mean, for any Eurodollar-based Advance, an Interest Period of one, two, three or six months (or any shorter or longer periods agreed to in advance by

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the Borrowers, the Agent and the Lenders) as selected by the Borrowers, for such Eurodollar-based Advance pursuant to Section 2.3 hereof, as the case may be.
“Eurodollar Lending Office” shall mean, (a) with respect to the Agent, the Agent's office located at its Grand Caymans Branch or such other branch of the Agent, domestic or foreign, as it may hereafter designate as its Eurodollar Lending Office by written notice to the Borrowers and the Lenders and (b) as to each of the Lenders, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified thereon as its Eurodollar Lending Office), or at such other office, branch or affiliate of such Lender as it may hereafter designate as its Eurodollar Lending Office by written notice to the Borrowers and the Agent.
“Event of Default” shall mean each of the Events of Default specified in Section 9.1 hereof.
“Excluded Taxes” shall mean, with respect to any Lender or Agent, (a) taxes measured by net income (including branch profit taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on any Lender or Agent as a result of a present or former connection between such Lender or Agent and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Lender or Agent having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document); (b) in the case of any Non-U.S. Lender, any U.S. withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a “Lender” under this Agreement in the capacity under which such Person makes a claim under Section 10.1(d) or designates a new lending office, except in each case to the extent such Person is a direct or indirect assignee of any other Lender that was entitled, at the time the assignment to such Person became effective, to receive additional amounts under Section 10.1(d); (c) backup withholding or other withholding taxes that are directly attributable to the failure by any Lender to deliver the documentation required to be delivered pursuant to Section 13.13; and (d) in the case of a Non-U.S. Lender, any United States federal withholding taxes imposed on amounts payable to such Non-U.S. Lender as a result of such Non-U.S. Lender's failure to comply with the applicable requirements set forth in FATCA after December 31, 2012.
“Existing Credit Agreement” shall the Credit Agreement dated as of January 29, 2010, by and among and Borrowers and Comerica Bank, as heretofore amended, restated, extended, supplemented, or otherwise modified.
“Existing Letters of Credit” shall mean the letters of credit which were issued under the Existing Credit Agreement and remain outstanding on the date of this Agreement.
“FATCA” shall mean sections 1471 through 1474 of the Internal Revenue Code as of the date of this Agreement, and the United States Treasury Regulations promulgated thereunder (or any amended or successor provisions substantively comparable and not materially more onerous to comply with).
“Federal Funds Effective Rate” shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with

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members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent, all as conclusively determined by the Agent, such sum to be rounded upward, if necessary, in the discretion of the Agent, to the nearest whole multiple of 1/100th of 1%.
“Fee Letter” shall mean the fee letter by and between Bridgepoint Education, Inc. and Comerica Bank dated as of March 30, 2012 relating to the Indebtedness hereunder, as amended, restated, replaced or otherwise modified from time to time.
“Fees” shall mean the Revolving Credit Facility Fee, the Letter of Credit Fees and the other fees and charges (including any agency fees) payable by the Borrowers to the Lenders, the Issuing Lender or the Agent hereunder or under the Fee Letter.
“Fiscal Year” shall mean the twelve-month period ending on each December 31.
“Fixed Charge Coverage Ratio” shall mean, as of any date of determination thereof, a ratio, the numerator of which is the amount equal to Consolidated EBITDAR for the four preceding fiscal quarters ending on such date of determination, minus unfinanced Capital Expenditures during such period, and minus Income Taxes paid or payable in cash during such period and the denominator of which is the sum of interest expense for such period, plus rent and lease expense for such period, all as determined on a Consolidated basis for Parent and its consolidated Subsidiaries in accordance with GAAP.
“Foreign Subsidiary” shall mean any Subsidiary, other than a Domestic Subsidiary, and “Foreign Subsidiaries” shall mean any or all of them.
“Fronting Exposure” shall mean, at any time there is an Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender's Percentage of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by such Issuing Lender, and (b) with respect to the Swing Line Lender, such Defaulting Lender's Percentage of outstanding Swing Line Advances made by the Swing Line Lender.
“Funded Debt” of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services as of such date (other than operating leases and trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) the principal component of all obligations of such Person under Capitalized Leases, (c) all reimbursement obligations (actual, contingent or otherwise) of such Person in respect of letters of credit, bankers acceptances or similar obligations issued or created for the account of such Person, (d) all liabilities of the type described in (a), (b) and (c) above that are secured by any Liens on any property owned by such Person as of such date even though such Person has not assumed or otherwise become liable for the payment thereof, the amount of which is determined in accordance with GAAP; provided however that so long as such Person is not personally liable for any such liability, the amount of

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such liability shall be deemed to be the lesser of the fair market value at such date of the property subject to the Lien securing such liability and the amount of the liability secured, and (e) all Guarantee Obligations in respect of any liability which constitutes Funded Debt; provided, however that Funded Debt shall not include any indebtedness under any Hedging Transaction prior to the occurrence of a termination event with respect thereto.
“GAAP” shall mean, as of any applicable date of determination, generally accepted accounting principles in the United States of America, consistently applied, as in effect on the Effective Date.
“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including without limitation any supranational bodies such as the European Union or the European Central Bank).
“Governmental Obligations” shall mean noncallable direct general obligations of the United States of America or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America.
“Guarantee Obligation” shall mean as to any Person (the “guaranteeing person”) any obligation of the guaranteeing Person in respect of any obligation of another Person (the “primary obligor”) (including, without limitation, any bank under any letter of credit), the creation of which was induced by a reimbursement agreement, guaranty agreement, keepwell agreement, purchase agreement, counterindemnity or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the “primary obligations”) of the primary obligor in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the applicable Person in good faith.

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“Guarantor(s)” shall mean each Subsidiary of a Borrower which has executed and delivered to the Agent a Guaranty (or a joinder to a Guaranty), and a Security Agreement (or a joinder to the Security Agreement).
“Guaranty” shall mean, collectively, those guaranty agreements executed and delivered from time to time after the Effective Date (whether by execution of joinder agreements or otherwise) pursuant to Section 7.13 hereof or otherwise, in each case in the form attached hereto as Exhibit H, as amended, restated or otherwise modified from time to time.
“Hazardous Material” shall mean any hazardous or toxic waste, substance or material defined as such, or for purposes of, any Hazardous Material Law.
“Hazardous Material Law(s)” shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any federal, state, local, foreign or other governmental or quasi governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to Hazardous Materials or otherwise intended to regulate or improve health, safety or the environment, including, without limitation, any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos, and/or other similar materials; any so-called “superfund” or “superlien” law, pertaining to Hazardous Materials on or about any of the Collateral, or any other property at any time owned, leased or otherwise used by any Borrower or any Guarantor, or any portion thereof, including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the ambient air; and any other federal, state, foreign or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic, radioactive, flammable or dangerous waste, substance or material, as now or at anytime hereafter in effect.
“Hedging Agreement” shall mean any agreement relating to a Hedging Transaction entered into between the Borrowers and any Lender or an Affiliate of a Lender.
“Hedging Transaction” means each interest rate swap transaction, basis swap transaction, forward rate transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing).
“Hereof”, “hereto”, “hereunder” and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.
“Income Taxes” shall mean for any period the aggregate amount of taxes based on income or profits for such period with respect to the operations of the Parent and its Subsidiaries (including, without limitation, all corporate franchise, capital stock, net worth and value-added taxes assessed by state and local governments) determined in accordance with GAAP on a Consolidated basis (to the extent such income and profits were included in computing Consolidated Net Income).
“Indebtedness” shall mean all indebtedness and liabilities (including without limitation principal, interest (including without limitation interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after an applicable maturity

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date and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Credit Parties whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, expenses and other charges) arising under this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, of any Credit Party to any of the Lenders or Affiliates thereof or to the Agent, in any manner and at any time, whether arising under this Agreement, the Guaranty or any of the other Loan Documents (including without limitation, payment obligations under Hedging Transactions evidenced by Hedging Agreements), due or hereafter to become due, now owing or that may hereafter be incurred by any Credit Party to any of the Lenders or Affiliates thereof or to the Agent, and which shall be deemed to include protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of any Loan Document and any liabilities of any Credit Party to the Agent or any Lender arising in connection with any Lender Products, in each case whether or not reduced to judgment, with interest according to the rates and terms specified, and any and all consolidations, amendments, renewals, replacements, substitutions or extensions of any of the foregoing; provided, however that for purposes of calculating the Indebtedness outstanding under this Agreement or any of the other Loan Documents, the direct and indirect and absolute and contingent obligations of the Credit Parties (whether direct or contingent) shall be determined without duplication.
“Initial Reinvestment Period” shall mean a 180-day period during which Reinvestment must be commenced under Section 2.10(b) and (d) of this Agreement.
“Insurance Proceeds” shall mean the cash proceeds received by any Credit Party from any insurer in respect of any damage or destruction of any property or asset net of reasonable fees and expenses (including without limitation attorneys fees and expenses) incurred solely in connection with the recovery thereof.
“Intercompany Note” shall mean any promissory note issued or to be issued by any Credit Party to evidence an intercompany loan in form and substance satisfactory to the Agent.
“Interest Period” shall mean (a) with respect to a Eurodollar-based Advance, a Eurodollar-Interest Period, commencing on the day a Eurodollar-based Advance is made, or on the effective date of an election of the Eurodollar-based Rate made under Section 2.3 hereof, and (b) with respect to a Swing Line Advance carried at the Quoted Rate, an interest period of 30 days (or any lesser number of days agreed to in advance by the Borrowers, the Agent and the Swing Line Lender); provided, however that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, except that as to an Interest Period in respect of a Eurodollar-based Advance, if the next succeeding Business Day falls in another calendar month, such Interest Period shall end on the next preceding Business Day, (ii) when an Interest Period in respect of a Eurodollar-based Advance begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month, and (iii) no Interest Period in respect of any Advance shall extend beyond the Revolving Credit Maturity Date.

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“Internal Revenue Code” shall mean the Internal Revenue Code of 1986 of the United States of America, as amended from time to time, and the regulations promulgated thereunder.
“Investment” shall mean, when used with respect to any Person, (a) any loan, investment or advance made by such Person to any other Person (including, without limitation, any Guarantee Obligation) in respect of any Equity Interest, Debt, obligation or liability of such other Person and (b) any other investment made by such Person (however acquired) in Equity Interests in any other Person, including, without limitation, any investment made in exchange for the issuance of Equity Interest of such Person and any investment made as a capital contribution to such other Person.
“Issuing Lender” shall mean Comerica Bank in its capacity as issuer of one or more Letters of Credit hereunder, or another Lender designated as its successor by the Borrowers and the Revolving Credit Lenders.
“Issuing Office” shall mean such office as Issuing Lender shall designate as its Issuing Office.
“Lender Products” shall mean any one or more of the following types of services or facilities extended to the Credit Parties by any Lender: (i) credit cards, (ii) credit card processing services, (iii) debit cards, (iv) purchase cards, (v) Automated Clearing House (ACH) transactions, (vi) cash management, including controlled disbursement services, and (vii) establishing and maintaining deposit accounts.
“Lenders” shall have the meaning set forth in the preamble, and shall include the Revolving Credit Lenders, the Swing Line Lender and any assignee which becomes a Lender pursuant to Section 13.8 hereof.
“Letter of Credit Agreement” shall mean, collectively, the letter of credit application and related documentation executed and/or delivered by the Borrowers in respect of each Letter of Credit, in each case satisfactory to the Issuing Lender, as amended, restated or otherwise modified from time to time.
“Letter of Credit Documents” shall have the meaning ascribed to such term in Section 3.7(a) hereof.
“Letter of Credit Fees” shall mean the fees payable in connection with Letters of Credit pursuant to Section 3.4(a) and (b) hereof.
“Letter of Credit Maximum Amount” shall mean the Revolving Credit Aggregate Commitment, as in effect from time to time.
“Letter of Credit Obligations” shall mean at any date of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, and (b) the aggregate amount of Reimbursement Obligations which remain unpaid as of such date.

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“Letter of Credit Payment” shall mean any amount paid or required to be paid by the Issuing Lender in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.
“Letter(s) of Credit” shall mean any standby letters of credit issued by Issuing Lender at the request of or for the account of the Borrowers pursuant to Article 3 hereof, including without limitation, any Existing Letter of Credit, which shall be deemed to be issued pursuant to the Article 3 hereof.
“LIBOR Rate” shall mean,

(a)
with respect to the principal amount of any Eurodollar-based Advance outstanding hereunder, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to the relevant Eurodollar-Interest Period, commencing on the first day of such Eurodollar-Interest Period, appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical), two (2) Business Days prior to the first day of such Eurodollar-Interest Period. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service), the “LIBOR Rate” shall be determined by reference to such other publicly available service for displaying LIBOR rates as may be agreed upon by the Agent and the Borrowers, or, in the absence of such agreement, the “LIBOR Rate” shall, instead, be the per annum rate equal to the average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rate at which the Agent is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical), two (2) Business Days prior to the first day of such Eurodollar-Interest Period in the interbank LIBOR market in an amount comparable to the principal amount of the relevant Eurodollar-based Advance which is to bear interest at such Eurodollar-based Rate and for a period equal to the relevant Eurodollar-Interest Period; and

(b)
with respect to the principal amount of any Advance carried at the Daily Adjusting LIBOR Rate outstanding hereunder, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service), the “LIBOR Rate” shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Agent and the Borrowers, or, in the absence of such agreement, the “LIBOR Rate” shall, instead, be the per annum rate equal to the average of the rate at which the Agent is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or soon thereafter as practical) on such day in the interbank eurodollar market in an amount comparable to the principal amount of

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the Indebtedness hereunder which is to bear interest at such “LIBOR Rate” and for a period equal to one (1) month.
“Lien” shall mean any security interest in or lien on or against any property arising from any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, Capitalized Lease, consignment or bailment for security, or any other type of lien, charge, encumbrance, title exception, preferential or priority arrangement affecting property (including with respect to stock, any stockholder agreements, voting rights agreements, buy-back agreements and all similar arrangements), whether based on common law or statute.
“Loan Documents” shall mean, collectively, this Agreement, the Notes (if issued), the Letter of Credit Agreements, the Letters of Credit, the Guaranty, the Subordination Agreements, the Collateral Documents, each Hedging Agreement, and any other documents, certificates or agreements that are executed and required to be delivered pursuant to any of the foregoing documents, as such documents may be amended, restated or otherwise modified from time to time.
“Majority Lenders” shall mean at any time, Lenders holding more than 50.0% of the sum of the Revolving Credit Aggregate Commitment (or, if the Revolving Credit Aggregate Commitment has been terminated (whether by maturity, acceleration or otherwise), the aggregate principal amount outstanding under the Revolving Credit); provided that, for purposes of determining Majority Lenders hereunder, the Letter of Credit Obligations and principal amount outstanding under the Swing Line shall be allocated among the Revolving Credit Lenders based on their respective Revolving Credit Percentages; provided further that so long as there are fewer than four Lenders, considering any Lender and its Affiliates as a single Lender, “Majority Lenders” shall mean all Lenders. The Commitments of, and portion of the Indebtedness attributable to, any Defaulting Lender shall be excluded for purposes of making a determination of “Majority Lenders”.
“Majority Revolving Credit Lenders” shall mean at any time, the Revolving Credit Lenders holding more than 50.0% of the Revolving Credit Aggregate Commitment (or, if the Revolving Credit Aggregate Commitment has been terminated (whether by maturity, acceleration or otherwise), the aggregate principal amount then outstanding under the Revolving Credit); provided that, for purposes of determining Majority Revolving Credit Lenders hereunder, the Letter of Credit Obligations and principal amount outstanding under the Swing Line shall be allocated among the Revolving Credit Lenders based on their respective Revolving Credit Percentages; provided further that so long as there are fewer than four Revolving Credit Lenders, considering any Revolving Credit Lender and its Affiliates as a single Revolving Credit Lender, “Majority Revolving Credit Lenders” shall mean all Revolving Credit Lenders. The Commitments of, and portion of the Indebtedness attributable to, any Defaulting Lender shall be excluded for purposes of making a determination of “Majority Revolving Credit Lenders”.
“Material Adverse Effect” shall mean a material adverse effect on (a) the condition (financial or otherwise), business, performance, operations, properties or prospects of the Credit Parties taken as a whole, (b) the ability of any Credit Party to perform its obligations under this Agreement, the Notes (if issued) or any other Loan Document to which it is a party, or (c) the

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validity or enforceability of this Agreement, any of the Notes (if issued) or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.
“Material Contract” shall mean any agreement or contract which Parent is required to file as an exhibit to its filings with the Securities and Exchange Commission under the Securities Act of 1934, as amended, and the rules promulgated thereunder, other than management contracts or compensatory plans or agreements.
“Mortgages” shall mean the mortgages, deeds of trust and any other similar documents related thereto or required thereby executed and delivered by a Credit Party on the Effective Date pursuant to Section 5.1 hereof and delivered after the Effective Date by a Credit Party pursuant to Section 7.13 hereof or otherwise, and “Mortgage” shall mean any such document, as such documents may be amended, restated or otherwise modified from time to time.
“Multiemployer Plan” shall mean a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Cash Proceeds” shall mean the aggregate cash payments received by any Credit Party from any Asset Sale, the issuance of Equity Interests or the issuance of Subordinated Debt, as the case may be, net of (a) the ordinary and customary direct costs incurred in connection with such sale or issuance, as the case may be, such as legal, accounting and investment banking fees, sales commissions, and other third party charges, (b) property taxes, transfer taxes and any other taxes paid or payable by such Credit Party in respect of any sale or issuance, (c) amounts provided as a reserve, in accordance with GAAP, against (i) any liabilities under any indemnification obligations associated with such Asset Sale or (ii) any other liabilities retained by any Credit Party associated with the properties sold in such Asset Sale, and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money that is secured by a Lien on the properties sold in such Asset Sale and which is repaid with such proceeds.
“New Lender Addendum” shall mean an addendum substantially in the form of Exhibit K attached hereto, to be executed and delivered by each Lender becoming a part to this Agreement pursuant to Section 2.13 hereof.
“New Revolving Credit Lenders” shall have the meaning given to such term in Section 2.13.
“Non-Defaulting Lender” shall mean any Lender that is not, as of the date of relevance, a Defaulting Lender.
“Non-U.S. Lender” is defined in Section 13.13 hereof.
“Notes” shall mean the Revolving Credit Notes and the Swing Line Note.
“Off Balance Sheet Liability(ies)” of a Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivables sold by such Person, (ii) any liability under any sale and leaseback transaction which is not a Capitalized Lease, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, or (iv) any

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obligation arising with respect to any other transaction which is the functional equivalent of Debt or any of the liabilities set forth in subsections (i)-(iii) of this definition, but which does not constitute a liability on the balance sheets of such Person.
“Parent” shall mean Bridgepoint Education, Inc.
“PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” shall mean any and all defined benefit pension plans of any Borrower and/or any of its Subsidiaries in effect from time to time, as such term is defined in ERISA.
“Percentage” shall mean the Revolving Credit Percentage.
“Permitted Acquisition” shall mean any acquisition by any Borrower or any Guarantor of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or any Equity Interests of another Person which satisfies and/or is conducted in accordance with the following requirements:

(a)
If such acquisition is structured as an acquisition of the Equity Interests of any Person, then the Person so acquired shall (X) become a wholly-owned direct Subsidiary of a Borrower or of a Guarantor and the applicable Borrower or the applicable Guarantor shall cause such acquired Person to comply with Section 7.13 hereof or (Y) provided that the Credit Parties continue to comply with Section 7.4(a) hereof, be merged with and into a Borrower (and, in the case of a Borrower, with such Borrower being the surviving entity), a Guarantor, or an Acquisition Subsidiary (so long as the surviving entity becomes a Borrower or a Guarantor);

(b)
If such acquisition is structured as the acquisition of assets, such assets shall be acquired directly by the Borrowers or any of them, an Acquisition Subsidiary that becomes a Borrower after the closing of the acquisition, or an entity which becomes a Guarantor in accordance with the provisions of Section 7.13 (subject to compliance with Section 7.4(a) hereof);

(c)	Both immediately before and after the consummation of such acquisition and after giving effect to the acquisition, no Default or Event of Default shall have occurred and be continuing; and

(d)
The purchase price of such proposed new acquisition, computed on the basis of total acquisition consideration paid or incurred, or required to be paid or incurred, with respect thereto, including the amount of Debt (such Debt being otherwise permitted under this Agreement) assumed or to which such assets, businesses or business or Equity Interests, or any Person so acquired is subject and including any portion of the purchase price allocated to any non-compete agreements, when added to the purchase price for each other acquisition consummated hereunder as a Permitted Acquisition during the term of this Agreement (not including acquisitions specifically consented to which fall outside of the terms of this definition) and Distributions and repurchase of Parent's Equity Interests pursuant

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to Section 8.5(c) during the term of this Agreement, does not exceed Three Hundred Million Dollars ($300,000,000).

“Permitted Investments” shall mean with respect to any Person:

(a)	Investments made in accordance with the Cash Investment Policy adopted by Parent and approved by the Board of Directors of Parent, which policy has been provided to and approved by Agent.

“Permitted Liens” shall mean with respect to any Person:

(a)
Liens for (i) taxes or governmental assessments or charges or (ii) customs duties in connection with the importation of goods to the extent such Liens attach to the imported goods that are the subject of the duties, in each case (x) to the extent not yet due, (y) as to which the period of grace, if any, related thereto has not expired or (z) which are being contested in good faith by appropriate proceedings, provided that in the case of any such contest, any proceedings for the enforcement of such liens have been suspended and adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;

(b)
carriers', warehousemen's, mechanics', materialmen's, repairmen's, processor's, landlord's liens or other like liens arising in the ordinary course of business which secure obligations that are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings, provided that in the case of any such contest, (x) any proceedings commenced for the enforcement of such Liens have been suspended and (y) appropriate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;

(c)
(i) Liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States government or any agency thereof entered into in the ordinary course of business and (ii) Liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations (not otherwise permitted under subsection (g) of this definition), bids, leases, fee and expense arrangements with trustees and fiscal agents, trade contracts, surety and appeal bonds, performance bonds and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided, that in each case full provision for the payment of all such obligations has been made on the books of such Person as may be required by GAAP;

(d)
any attachment or judgment lien that (i) remains unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period ending on the earlier of (i) thirty (30) consecutive days from the date of its attachment or entry (as applicable) or (ii) the commencement of enforcement steps with respect thereto, other than the filing of notice thereof in the public record or (ii) arise from judgments or attachments in circumstances not constituting a Default or Event of Default;

(e)	survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real

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(or immovable) properties, or any interest of any lessor or sublessor under any lease permitted hereunder which, in each case, does not materially interfere with the business of such Person;

(f)
Liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations (excluding Liens arising under ERISA), provided that no enforcement proceedings in respect of such Liens are pending and provisions have been made for the payment of such liens on the books of such Person as may be required by GAAP;

(g)	bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash Equivalents on deposit in one or more accounts maintained by any Credit Party;

(h)
Liens on property of a person existing at the time such person is acquired or merged with or into or consolidated with any Credit Party to the extent permitted hereunder and to the extent not encumbering any property other than the property acquired;

(i)	Liens on earnest money deposits of cash or cash equivalents in connection with any Permitted Acquisition;

(j)	Liens constituting contractual rights of setoff under customer agreements, in each case, entered into in the ordinary course of business;

(k)
continuations of Liens that are permitted under subsections (a)-(j) hereof, provided such continuations do not violate the specific time periods set forth in subsections (b) and (d) and provided further that such Liens do not extend to any additional property or assets of any Credit Party or secure any additional obligations of any Credit Party;

(l)
Liens securing Debt permitted by Section 8.1(c), provided that (i) such Liens are created upon fixed or capital assets acquired by the applicable Credit Party after the date of this Agreement (including without limitation by virtue of a loan or a Capitalized Lease), (ii) any such Lien is created solely for the purpose of securing indebtedness representing or incurred to finance the cost of the acquisition of the item of property subject thereto, (iii) the principal amount of the Debt secured by any such Lien shall at no time exceed 100% of the sum of the purchase price or cost of the applicable property, equipment or improvements and the related costs and charges imposed by the vendors thereof and (iv) the Lien does not cover any property other than the fixed or capital asset acquired; provided, however, that no such Lien shall be created over any owned real property of any Credit Party for

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which the Agent has received a Mortgage or for which such Credit Party is required to execute a Mortgage pursuant to the terms of this Agreement;

(m)	Liens created pursuant to the Loan Documents; and

(n)
other Liens, existing on the Effective Date, set forth on Schedule 8.2 and renewals, refinancings and extensions thereof on substantially the same or better terms as in effect on the Effective Date and otherwise in compliance with this Agreement.

Regardless of the language set forth in this definition, no Lien over the Equity Interests of any Subsidiary of Parent granted to any Person other than to the Agent for the benefit of the Lenders shall be deemed a “Permitted Lien” under the terms of this Agreement.
“Person” shall mean a natural person, corporation, limited liability company, partnership, limited liability partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, firm or association or a government or any agency or political subdivision thereof or other entity of any kind.
“Pledge Agreement(s)” shall mean any pledge agreement executed and delivered by a Credit Party on the Effective Date pursuant to Section 5.1 hereof, if any, and executed and delivered from time to time after the Effective Date by any Credit Party pursuant to Section 7.13 hereof or otherwise, and any agreements, instruments or documents related thereto, in each case in form and substance satisfactory to the Agent amended, restated or otherwise modified from time to time.
“Prime Rate” shall mean the per annum rate of interest announced by the Agent, at its main office from time to time as its “prime rate” (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.
“Pro Forma Projected Financial Information” shall mean, as to any proposed acquisition, a statement executed by the Borrowers (supported by reasonable detail) setting forth the total consideration to be paid or incurred in connection with the proposed acquisition, and pro forma combined projected financial information for the Credit Parties and the acquisition target (if applicable), consisting of projected balance sheets as of the proposed effective date of the acquisition and as of the end of the next succeeding Fiscal Year following the acquisition and projected statements of income and cash flows for such year, including sufficient detail to permit calculation of the ratios described in Section 7.9 hereof, as projected as of the effective date of the acquisition and as of the end of such Fiscal Year and accompanied by (i) a statement setting forth a calculation of the ratio so described, (ii) a statement in reasonable detail specifying all material assumptions underlying the projections and (iii) such other information as the Agent or the Lenders shall reasonably request.
“Purchasing Lender” shall have the meaning set forth in Section 13.12.

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“Quoted Rate” shall mean the rate of interest per annum offered by the Swing Line Lender in its sole discretion with respect to a Swing Line Advance and accepted by the Borrowers.
“Quoted Rate Advance” means any Swing Line Advance which bears interest at the Quoted Rate.
“Rating Agency” shall mean Moody's Investor Services, Inc., Standard and Poor's Ratings Services, their respective successors or any other nationally recognized statistical rating organization which is reasonably acceptable to the Agent.
“Register” is defined in Section 13.8(g) hereof.
“Reimbursement Obligation(s)” shall mean the aggregate amount of all unreimbursed drawings under all Letters of Credit (excluding for the avoidance of doubt, reimbursement obligations that are deemed satisfied pursuant to a deemed disbursement under Section 3.6(a)).
“Reinvest” or “Reinvestment” shall mean, with respect to any Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds received by any Person, the application of such monies to (i) repair, improve or replace any tangible personal (excluding Inventory) or real property of the Credit Parties or any intellectual property reasonably necessary in order to use or benefit from any property or (ii) acquire any such property (excluding Inventory) to be used in the business of such Person.
“Reinvestment Certificate” is defined in Section 2.10(b) hereof.
“Reinvestment Period” shall mean a 180-day period during which Reinvestment must be completed under Section 2.10(b) and (d) of this Agreement.
“Request for Advance” shall mean a Request for Revolving Credit Advance or a Request for Swing Line Advance, as the context may indicate or otherwise require.
“Request for Revolving Credit Advance” shall mean a request for a Revolving Credit Advance issued by a Borrower under Section 2.3 of this Agreement in the form attached hereto as Exhibit A.
“Request for Swing Line Advance” shall mean a request for a Swing Line Advance issued by Parent under Section 2.5(b) of this Agreement in the form attached hereto as Exhibit D.
“Requirement of Law” shall mean as to any Person, the certificate of incorporation and bylaws, the partnership agreement or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of an arbitration or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” shall mean, with respect to any Person, the chief executive officer, chief financial officer, treasurer, president or controller of such Person, or with respect to compliance with financial covenants, the chief financial officer, controller, chief accounting

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officer, or the treasurer of such Person, or any other officer of such Person having substantially the same authority and responsibility.
“Revolving Credit” shall mean the revolving credit loans to be advanced to the Borrowers by the applicable Revolving Credit Lenders pursuant to Article 2 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Revolving Credit Aggregate Commitment.
“Revolving Credit Advance” shall mean a borrowing requested by a Borrower and made by the Revolving Credit Lenders under Section 2.1 of this Agreement, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 hereof and any deemed disbursement of an Advance in respect of a Letter of Credit under Section 3.6(a) hereof, and may include, subject to the terms hereof, Eurodollar-based Advances and Base Rate Advances.
“Revolving Credit Aggregate Commitment” shall mean Fifty Million Dollars ($50,000,000), subject to increases pursuant to Section 2.13 by an amount not to exceed the Revolving Credit Optional Increase Amount and subject to reduction or termination under Section 2.10, 2.11 or 9.2 hereof.
“Revolving Credit Commitment Amount” shall mean with respect to any Revolving Credit Lender, (i) if the Revolving Credit Aggregate Commitment has not been terminated, the amount specified opposite such Revolving Credit Lender's name in the column entitled “Revolving Credit Commitment Amount” on Schedule 1.2, as adjusted from time to time in accordance with the terms hereof; and (ii) if the Revolving Credit Aggregate Commitment has been terminated (whether by maturity, acceleration or otherwise), the amount equal to its Percentage of the aggregate principal amount outstanding under the Revolving Credit (including the outstanding Letter of Credit Obligations and any outstanding Swing Line Advances).
“Revolving Credit Facility Fee” shall mean the fee payable to the Agent for distribution to the Revolving Credit Lenders in accordance with Section 2.9 hereof.
“Revolving Credit Lenders” shall mean the financial institutions from time to time parties hereto as lenders of the Revolving Credit.
“Revolving Credit Maturity Date” shall mean the earlier to occur of (i) April 13, 2015, and (ii) the date on which the Revolving Credit Aggregate Commitment shall terminate in accordance with the provisions of this Agreement.
“Revolving Credit Notes” shall mean the revolving credit notes described in Section 2.2 hereof, made by the Borrowers to each of the Revolving Credit Lenders in the form attached hereto as Exhibit B, as such notes may be amended or supplemented from time to time, and any other notes issued in substitution, replacement or renewal thereof from time to time.
“Revolving Credit Optional Increase Amount” shall mean an amount equal to $50,000,000, minus the amount of any permanent reductions made to the Revolving Credit Aggregate Commitment prior to the date a request for such increase is made.

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“Revolving Credit Percentage” means, with respect to any Revolving Credit Lender, the percentage specified opposite such Revolving Credit Lender's name in the column entitled “Revolving Credit Percentage” on Schedule 1.2, as adjusted from time to time in accordance with the terms hereof.
“Security Agreement” shall mean, collectively, the security agreement(s) executed and delivered by the Borrowers and the Guarantors on the Effective Date pursuant to Section 5.1 hereof, and any such agreements executed and delivered after the Effective Date (whether by execution of a joinder agreement to any existing security agreement or otherwise) pursuant to Section 7.13 hereof or otherwise, in the form of the Security Agreement attached hereto as Exhibit F, as amended, restated or otherwise modified from time to time.
“Subordinated Debt” shall mean any Funded Debt of any Credit Party and other obligations under the Subordinated Debt Documents and any other Funded Debt of any Credit Party which has been subordinated in right of payment and priority to the Indebtedness, all on terms and conditions satisfactory to the Agent in the exercise of its reasonable credit judgment.
“Subordinated Debt Documents” shall mean and include any documents evidencing any Subordinated Debt, in each case, as the same may be amended, modified, supplemented or otherwise modified from time to time in compliance with the terms of this Agreement.
“Subordination Agreements” shall mean, collectively, any subordination agreements entered into by any Person from time to time in favor of the Agent in connection with any Subordinated Debt, the terms of which are acceptable to the Agent in the exercise of its reasonable credit judgment, in each case as the same may be amended, restated or otherwise modified from time to time, and “Subordination Agreement” shall mean any one of them.
“Subsidiary(ies)” shall mean any other corporation, association, joint stock company, business trust, limited liability company, partnership or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership, partnership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein or the context otherwise requires, Subsidiary(ies) shall refer to the Subsidiary(ies) of the Borrowers.
“Sweep Agreement” means any agreement relating to the “Sweep to Loan” automated system of the Agent or any other cash management arrangement which the Borrowers and the Agent have executed for the purposes of effecting the borrowing and repayment of Swing Line Advances.
“Swing Line” shall mean the revolving credit loans to be advanced to the Borrowers by the Swing Line Lender pursuant to Section 2.5 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Swing Line Maximum Amount.
“Swing Line Advance” shall mean a borrowing requested by the Borrowers and made by Swing Line Lender pursuant to Section 2.5 hereof and may include, subject to the terms hereof, Quoted Rate-Advances and Base Rate Advances.

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“Swing Line Lender” shall mean Comerica Bank in its capacity as lender of the Swing Line under Section 2.5 of this Agreement, or its successor as subsequently designated hereunder.
“Swing Line Maximum Amount” shall mean Three Million Dollars ($3,000,000).
“Swing Line Note” shall mean the swing line note which may be issued by the Borrowers to Swing Line Lender pursuant to Section 2.5(b)(ii) hereof in the form attached hereto as Exhibit C, as such note may be amended or supplemented from time to time, and any note or notes issued in substitution, replacement or renewal thereof from time to time.
“Swing Line Participation Certificate” shall mean the Swing Line Participation Certificate delivered by the Agent to each Revolving Credit Lender pursuant to Section 2.5(e)(ii) hereof in the form attached hereto as Exhibit J.
“Title IV” shall mean Title IV of the Higher Education Act of 1965, as amended.
“Title IV Programs” means the programs of federal student financial assistance administered pursuant to Title IV and the regulations promulgated thereunder.
“Total Debt to EBITDA Ratio” shall mean as of any date of determination thereof a ratio the numerator of which is Consolidated Funded Debt as of such date and the denominator of which is Consolidated EBITDA for the four preceding fiscal quarters ending on such date.
“Unencumbered Cash and Cash Equivalents” shall mean, as of any date of determination, the sum of all cash and cash equivalents of Borrower or a Guarantor which are not subject to any pledge, security interest, lien, mortgage, hypothecation or other encumbrance (other than in favor of Agent).
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect in any applicable state; provided that, unless specified otherwise or the context otherwise requires, such terms shall refer to the Uniform Commercial Code as in effect in the State of California.
“Unused Revolving Credit Availability” shall mean, on any date of determination, the amount equal to the Revolving Credit Aggregate Commitment, minus (x) the aggregate outstanding principal amount of all Advances (including Swing Line Advances) and (y) the Letter of Credit Obligations.
“U.S. Lender” is defined in Section 13.13 hereof.
“USA Patriot Act” is defined in Section 6.7.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

2.	REVOLVING CREDIT.

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2.1    Commitment. Subject to the terms and conditions of this Agreement (including without limitation Section 2.3 hereof), each Revolving Credit Lender severally and for itself alone agrees to make Advances of the Revolving Credit in Dollars to the Borrowers from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount, not to exceed at any one time outstanding such Lender's Revolving Credit Percentage of the Revolving Credit Aggregate Commitment. Subject to the terms and conditions set forth herein, advances, repayments and readvances may be made under the Revolving Credit.

2.2    Accrual of Interest and Maturity; Evidence of Indebtedness.

(a)
The Borrowers hereby jointly and severally and unconditionally promise to pay to the Agent for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Credit Advance (plus all accrued and unpaid interest) of such Revolving Credit Lender to the Borrowers on the Revolving Credit Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. Subject to the terms and conditions hereof, each Revolving Credit Advance shall, from time to time from and after the date of such Advance (until paid), bear interest at its Applicable Interest Rate.

(b)
Each Revolving Credit Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to the appropriate lending office of such Revolving Credit Lender resulting from each Revolving Credit Advance made by such lending office of such Revolving Credit Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Revolving Credit Lender from time to time under this Agreement.

(c)
The Agent shall maintain the Register pursuant to Section 13.8(g), and a subaccount therein for each Revolving Credit Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Revolving Credit Advance made hereunder, the type thereof and each Eurodollar-Interest Period applicable to any Eurodollar-based Advance, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Revolving Credit Lender hereunder in respect of the Revolving Credit Advances and (iii) both the amount of any sum received by the Agent hereunder from the Borrowers in respect of the Revolving Credit Advances and each Revolving Credit Lender's share thereof.

(d)
The entries made in the Register maintained pursuant to paragraph (c) of this Section 2.2 and Section 13.8(g) shall, absent manifest error, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Revolving Credit Lender or the Agent to maintain the Register or any account, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay the Revolving Credit

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Advances (and all other amounts owing with respect thereto) made to the Borrowers by the Revolving Credit Lenders in accordance with the terms of this Agreement.

(e)
The Borrowers agree that, upon written request to the Agent by any Revolving Credit Lender, the Borrowers will execute and deliver, to such Revolving Credit Lender, at the Borrowers' own expense, a Revolving Credit Note evidencing the outstanding Revolving Credit Advances owing to such Revolving Credit Lender.

2.3    Requests for and Refundings and Conversions of Advances. The Parent (for and on behalf of the Borrowers) may request an Advance of the Revolving Credit, a refund of any Revolving Credit Advance in the same type of Advance or to convert any Revolving Credit Advance to any other type of Revolving Credit Advance only by delivery to the Agent of a Request for Revolving Credit Advance executed by an Authorized Signer for Parent, subject to the following:

(a)	each such Request for Revolving Credit Advance shall set forth the information required on the Request for Revolving Credit Advance, including without limitation:

(i)the proposed date of such Revolving Credit Advance (or the refunding or conversion of an outstanding Revolving Credit Advance), which must be a Business Day;

(ii)whether such Advance is a new Revolving Credit Advance or a refunding or conversion of an outstanding Revolving Credit Advance; and

(iii)whether such Revolving Credit Advance is to be a Base Rate Advance or a Eurodollar-based Advance, and, except in the case of a Base Rate Advance, the first Eurodollar-Interest Period applicable thereto, provided, however, that, unless the Borrowers deliver to Agent a funding indemnity letter and a Request for Revolving Credit Advance, in each case in form and substance satisfactory to Agent, at least three (3) Business Days prior to the Effective Date, any Revolving Credit Advance made under this Agreement on the Effective Date shall be a Base Rate Advance, which may then be converted into a Eurodollar-based Advance in compliance with this Agreement.

(b)
each such Request for Revolving Credit Advance shall be delivered to the Agent by 9:00 a.m. (San Diego, California time) three (3) Business Days prior to the proposed date of the Revolving Credit Advance, except in the case of a Base Rate Advance, for which the Request for Revolving Credit Advance must be delivered by 9:00 a.m. (San Diego, California time) on the proposed date for such Revolving Credit Advance;

(c)
on the proposed date of such Revolving Credit Advance, the sum of (x) the aggregate principal amount of all Revolving Credit Advances and Swing Line Advances outstanding on such date (including, without duplication) the Advances that are deemed to be disbursed by the Agent under Section 3.6(a) hereof in

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respect of the Borrowers' Reimbursement Obligations hereunder), plus (y) the Letter of Credit Obligations as of such date, in each case after giving effect to all outstanding requests for Revolving Credit Advances and Swing Line Advances and for the issuance of any Letters of Credit, shall not exceed the Revolving Credit Aggregate Commitment;

(d)
in the case of a Base Rate Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least $750,000 or the remainder available under the Revolving Credit Aggregate Commitment if less than $750,000;

(e)
in the case of a Eurodollar-based Advance, the principal amount of such Advance, plus the amount of any other outstanding Revolving Credit Advance to be then combined therewith having the same Eurodollar-Interest Period, if any, shall be at least $1,000,000 (or a larger integral multiple of $100,000) or the remainder available under the Revolving Credit Aggregate Commitment if less than $1,000,000 and at any one time there shall not be in effect more than 5 (five) different Eurodollar-Interest Periods;

(f)	a Request for Revolving Credit Advance, once delivered to the Agent, shall not be revocable by the Borrowers and shall constitute a certification by the Borrowers as of the date thereof that:
(i)all conditions to the making of Revolving Credit Advances set forth in this Agreement have been satisfied, and shall remain satisfied to the date of such Revolving Credit Advance (both before and immediately after giving effect to such Revolving Credit Advance);

(ii)there is no Default or Event of Default in existence, and none will exist upon the making of such Revolving Credit Advance (both before and immediately after giving effect to such Revolving Credit Advance); and

(iii)the representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the date of the making of such Revolving Credit Advance (both before and immediately after giving effect to such Revolving Credit Advance), other than (A) any representation or warranty that expressly speaks only as of a different date and (B) such exceptions and qualifications to such representations and warranties that are disclosed in writing to and approved by Agent and the Majority Lenders, with such approval not to be unreasonably withheld;

The Agent, acting on behalf of the Revolving Credit Lenders, may also, at its option, lend under this Section 2.3 upon the telephone or email request of an Authorized Signer of the Borrowers to make such requests and, in the event the Agent, acting on behalf of the Revolving Credit Lenders, makes any such Advance upon a telephone or email request, an Authorized Signer shall fax or deliver by electronic file to the Agent, on the same day as such telephone or email request,

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an executed Request for Revolving Credit Advance. The Borrowers hereby authorize the Agent to disburse Advances under this Section 2.3 pursuant to the telephone or email instructions of any person purporting to be an Authorized Signer. Notwithstanding the foregoing, the Borrowers acknowledge that the Borrowers shall bear all risk of loss resulting from disbursements made upon any telephone or email request. Each telephone or email request for an Advance from an Authorized Signer for the Borrowers shall constitute a certification of the matters set forth in the Request for Revolving Credit Advance form as of the date of such requested Advance.
2.4    Disbursement of Advances.

(a)
Upon receiving any Request for Revolving Credit Advance from Parent (on behalf of the Borrowers) under Section 2.3 hereof, the Agent shall promptly notify each Revolving Credit Lender by wire, telex or telephone (confirmed by wire, telecopy or telex) of the amount of such Advance being requested and the date such Revolving Credit Advance is to be made by each Revolving Credit Lender in an amount equal to its Revolving Credit Percentage of such Advance. Unless such Revolving Credit Lender's commitment to make Revolving Credit Advances hereunder shall have been suspended or terminated in accordance with this Agreement, each such Revolving Credit Lender shall make available the amount of its Revolving Credit Percentage of each Revolving Credit Advance in immediately available funds to the Agent, as follows:

(i)for Base Rate Advances, at the office of the Agent located at One 411 West Lafayette Street, 7th Floor, Detroit, Michigan 48226, not later than 10:00 a.m. (San Diego, California time) on the date of such Advance; and

(ii)for Eurodollar-based Advances, at the Agent's Correspondent for the account of the Eurodollar Lending Office of the Agent, not later than 12:00 p.m. (the time of the Agent's Correspondent) on the date of such Advance.

(b)
Subject to submission of an executed Request for Revolving Credit Advance by Parent without exceptions noted in the compliance certification therein, the Agent shall make available to the Borrowers the aggregate of the amounts so received by it from the Revolving Credit Lenders in like funds and currencies:

(i)for Base Rate Advances, not later than 1:00 p.m. (San Diego, California time) on the date of such Revolving Credit Advance, by credit to an account of Parent maintained with the Agent or to such other account or third party as Parent (on behalf of the Borrowers) may reasonably direct in writing, provided such direction is timely given; and

(ii)for Eurodollar-based Advances, not later than 4:00 p.m. (the time of the Agent's Correspondent) on the date of such Revolving Credit Advance, by credit to an account of the Borrowers maintained with the Agent's Correspondent or to such other account or third party as the Borrowers may direct, provided such direction is timely given.

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(c)
The Agent shall deliver the documents and papers received by it for the account of each Revolving Credit Lender to such Revolving Credit Lender. Unless the Agent shall have been notified by any Revolving Credit Lender prior to the date of any proposed Revolving Credit Advance that such Revolving Credit Lender does not intend to make available to the Agent such Revolving Credit Lender's Percentage of such Advance, the Agent may assume that such Revolving Credit Lender has made such amount available to the Agent on such date, as aforesaid. The Agent may, but shall not be obligated to, make available to the Borrowers the amount of such payment in reliance on such assumption. If such amount is not in fact made available to the Agent by such Revolving Credit Lender, as aforesaid, the Agent shall be entitled to recover such amount on demand from such Revolving Credit Lender. If such Revolving Credit Lender does not pay such amount forthwith upon the Agent's demand therefor and the Agent has in fact made a corresponding amount available to the Borrowers, the Agent shall promptly notify the Borrowers and the Borrowers shall repay such amount to the Agent, if such notice is delivered to the Borrowers prior to 10:00 a.m. (San Diego, California time) on a Business Day, on the day such notice is received, and otherwise on the next Business Day, and such amount paid by the Borrowers shall be applied as a prepayment of the Revolving Credit (without any corresponding reduction in the Revolving Credit Aggregate Commitment), reimbursing the Agent for having funded said amounts on behalf of such Revolving Credit Lender. The Borrowers shall retain their claim against such Revolving Credit Lender with respect to the amounts repaid by them to the Agent and, if such Revolving Credit Lender subsequently makes such amounts available to the Agent, the Agent shall promptly make such amounts available to the Borrowers as a Revolving Credit Advance. The Agent shall also be entitled to recover from such Revolving Credit Lender or the Borrowers, as the case may be, but without duplication, interest on such amount in respect of each day from the date such amount was made available by the Agent to the Borrowers, to the date such amount is recovered by the Agent, at a rate per annum equal to:

(i)in the case of such Revolving Credit Lender, for the first two (2) Business Days such amount remains unpaid, the Federal Funds Effective Rate, and thereafter, at the rate of interest then applicable to such Revolving Credit Advances; and

(ii)in the case of the Borrowers, the rate of interest then applicable to such Advance of the Revolving Credit.

Until such Revolving Credit Lender has paid the Agent such amount, such Revolving Credit Lender shall have no interest in or rights with respect to such Advance for any purpose whatsoever. The obligation of any Revolving Credit Lender to make any Revolving Credit Advance hereunder shall not be affected by the failure of any other Revolving Credit Lender to make any Advance hereunder, and no Revolving Credit Lender shall have any liability to the Borrowers or any of its Subsidiaries, the Agent, any other Revolving Credit Lender, or any other party for another Revolving Credit Lender's failure to make any loan or Advance hereunder.

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2.5    Swing Line.

(a)
Swing Line Advances. The Swing Line Lender may, on the terms and subject to the conditions hereinafter set forth (including without limitation Section 2.5(c) hereof), but shall not be required to, make one or more Advances (each such advance being a “Swing Line Advance”) to the Borrowers from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount not to exceed at any one time outstanding the Swing Line Maximum Amount. Subject to the terms set forth herein, advances, repayments and readvances may be made under the Swing Line.

(b)	Accrual of Interest and Maturity; Evidence of Indebtedness.

(i)Swing Line Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to Swing Line Lender resulting from each Swing Line Advance from time to time, including the amount and date of each Swing Line Advance, its Applicable Interest Rate, its Interest Period, if any, and the amount and date of any repayment made on any Swing Line Advance from time to time. The entries made in such account or accounts of Swing Line Lender shall be prima facie evidence, absent manifest error, of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of Swing Line Lender to maintain such account, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay the Swing Line Advances (and all other amounts owing with respect thereto) in accordance with the terms of this Agreement.

(ii)The Borrowers agree that, upon the written request of Swing Line Lender, the Borrowers will execute and deliver to Swing Line Lender a Swing Line Note.

(iii)The Borrowers jointly and severally and unconditionally promise to pay to the Swing Line Lender the then unpaid principal amount of such Swing Line Advance (plus all accrued and unpaid interest) on the Revolving Credit Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. Subject to the terms and conditions hereof, each Swing Line Advance shall, from time to time after the date of such Advance (until paid), bear interest at its Applicable Interest Rate.

(c)
Requests for Swing Line Advances. The Parent (for and on behalf of the Borrowers) may request a Swing Line Advance by the delivery to Swing Line Lender of a Request for Swing Line Advance executed by an Authorized Signer for Parent, subject to the following:

(i)each such Request for Swing Line Advance shall set forth the information required on the Request for Advance, including without limitation,

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(A) the proposed date of such Swing Line Advance, which must be a Business Day, (B) whether such Swing Line Advance is to be a Base Rate Advance or a Quoted Rate Advance, and (C) in the case of a Quoted Rate Advance, the duration of the Interest Period applicable thereto;

(ii)on the proposed date of such Swing Line Advance, after giving effect to all outstanding requests for Swing Line Advances made by the Parent as of the date of determination, the aggregate principal amount of all Swing Line Advances outstanding on such date shall not exceed the Swing Line Maximum Amount;

(iii)on the proposed date of such Swing Line Advance, after giving effect to all outstanding requests for Revolving Credit Advances and Swing Line Advances and Letters of Credit requested by the Borrowers on such date of determination (including, without duplication, Advances that are deemed disbursed pursuant to Section 3.6(a) hereof in respect of the Borrowers' Reimbursement Obligations hereunder), the sum of (x) the aggregate principal amount of all Revolving Credit Advances and the Swing Line Advances outstanding on such date plus (y) the Letter of Credit Obligations on such date shall not exceed the Revolving Credit Aggregate Commitment;

(iv)(A) in the case of a Swing Line Advance that is a Base Rate Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least Two Hundred Fifty Thousand Dollars ($250,000) or such lesser amount as may be agreed to by the Swing Line Lender, and (B) in the case of a Swing Line Advance that is a Quoted Rate Advance, the principal amount of such Advance, plus any other outstanding Swing Line Advances to be then combined therewith having the same Interest Period, if any, shall be at least Two Hundred Fifty Thousand Dollars ($250,000) or such lesser amount as may be agreed to by the Swing Line Lender, and at any time there shall not be in effect more than 2 (two) Interest Rates and Interest Periods;

(v)each such Request for Swing Line Advance shall be delivered to the Swing Line Lender by 12:00 p.m. (San Diego, California time) on the proposed date of the Swing Line Advance;

(vi)each Request for Swing Line Advance, once delivered to Swing Line Lender, shall not be revocable by the Borrowers, and shall constitute and include a certification by the Borrowers as of the date thereof that:

(A)all conditions to the making of Swing Line Advances set forth in this Agreement shall have been satisfied and shall remain satisfied to the date of such Swing Line Advance (both before and immediately after giving effect to such Swing Line Advance);

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(B)there is no Default or Event of Default in existence, and none will exist upon the making of such Swing Line Advance (both before and immediately after giving effect to such Swing Line Advance); and

(C)the representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respect as of the date of the making of such Swing Line Advance (both before and immediately after giving effect to such Swing Line Advance), other than (1) any representation or warranty that expressly speaks only as of a different date and (2) such exceptions and qualifications to such representations and warranties that are disclosed in writing to and approved by Agent and the Majority Lenders, with such approval not to be unreasonably withheld;

(vii)At the option of the Agent, subject to revocation by the Agent at any time and from time to time and so long as the Agent is the Swing Line Lender, the Borrowers may utilize the Agent's “Sweep to Loan” automated system for obtaining Swing Line Advances and making periodic repayments. At any time during which the “Sweep to Loan” system is in effect, Swing Line Advances shall be advanced to fund borrowing needs pursuant to the terms of the Sweep Agreement. Each time a Swing Line Advance is made using the “Sweep to Loan” system, the Borrowers shall be deemed to have certified to the Agent and the Lenders each of the matters set forth in clause (vi) of this Section 2.5(c). Principal and interest on Swing Line Advances requested, or deemed requested, pursuant to this Section shall be paid pursuant to the terms and conditions of the Sweep Agreement without any deduction, setoff or counterclaim whatsoever. Unless sooner paid pursuant to the provisions hereof or the provisions of the Sweep Agreement, the principal amount of the Swing Loans shall be paid in full, together with accrued interest thereon, on the Revolving Credit Maturity Date. The Agent may suspend or revoke the Borrowers' privilege to use the “Sweep to Loan” system at any time and from time to time for any reason and, immediately upon any such revocation, the “Sweep to Loan” system shall no longer be available to the Borrowers for the funding of Swing Line Advances hereunder (or otherwise), and the regular procedures set forth in this Section 2.5 for the making of Swing Line Advances shall be deemed immediately to apply. the Agent may, at its option, also elect to make Swing Line Advances upon the Borrowers' telephone requests on the basis set forth in the last paragraph of Section 2.3, provided that the Borrowers comply with the provisions set forth in this Section 2.5.

(d)
Disbursement of Swing Line Advances. Upon receiving any executed Request for Swing Line Advance from the Parent and the satisfaction of the conditions set forth in Section 2.5(c) hereof, Swing Line Lender shall, at its option, make available to the Borrowers, in accordance with the written disbursement instructions of Parent the amount so requested in Dollars not later than 1:00 p.m. (San Diego, California time) on the date of such Advance, by credit to an account

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of the Borrowers maintained with the Agent or to such other account or third party as the Borrowers may reasonably direct in writing, subject to applicable law, provided such direction is timely given. Swing Line Lender shall promptly notify the Agent of any Swing Line Advance by telephone, telex or telecopier.

(e)	Refunding of or Participation Interest in Swing Line Advances.

(i)The Agent, at any time in its sole and absolute discretion, may, in each case on behalf of the Borrowers (which hereby irrevocably direct the Agent to act on their behalf) request each of the Revolving Credit Lenders (including the Swing Line Lender in its capacity as a Revolving Credit Lender) to make an Advance of the Revolving Credit to the Borrowers, in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate principal amount of the Swing Line Advances outstanding on the date such notice is given (the “Refunded Swing Line Advances”); provided however that the Swing Line Advances carried at the Quoted Rate which are refunded with Revolving Credit Advances at the request of the Swing Line Lender at a time when no Default or Event of Default has occurred and is continuing shall not be subject to Section 11.1 and no losses, costs or expenses may be assessed by the Swing Line Lender against the Borrowers or the Revolving Credit Lenders as a consequence of such refunding. The applicable Revolving Credit Advances used to refund any Swing Line Advances shall be Base Rate Advances. In connection with the making of any such Refunded Swing Line Advances or the purchase of a participation interest in Swing Line Advances under Section 2.5(e)(ii) hereof, the Swing Line Lender shall retain its claim against the Borrowers for any unpaid interest or fees in respect thereof accrued to the date of such refunding. Unless any of the events described in Section 9.1(i) hereof shall have occurred (in which event the procedures of Section 2.5(e)(ii) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied (but subject to Section 2.5(e)(iii)), each Revolving Credit Lender shall make the proceeds of its Revolving Credit Advance available to the Agent for the benefit of the Swing Line Lender at the office of the Agent specified in Section 2.4(a) hereof prior to 8:00 a.m. San Diego, California time on the Business Day next succeeding the date such notice is given, in immediately available funds. The proceeds of such Revolving Credit Advances shall be immediately applied to repay the Refunded Swing Line Advances, subject to Section 11.1 hereof.

(ii)If, prior to the making of an Advance of the Revolving Credit pursuant to Section 2.5(e)(i) hereof, one of the events described in Section 9.1(i) hereof shall have occurred, each Revolving Credit Lender will, on the date such Advance of the Revolving Credit was to have been made, purchase from the Swing Line Lender an undivided participating interest in each Swing Line Advance that was to have been refunded in an amount equal to its Revolving Credit Percentage of such Swing Line Advance. Each Revolving Credit Lender within the time periods specified in Section 2.5(e)(i) hereof, as applicable, shall immediately transfer to the Agent, for the benefit of the Swing Line Lender, in

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immediately available funds, an amount equal to its Revolving Credit Percentage of the aggregate principal amount of all Swing Line Advances outstanding as of such date. Upon receipt thereof, the Agent will deliver to such Revolving Credit Lender a Swing Line Participation Certificate evidencing such participation.

(iii)Each Revolving Credit Lender's obligation to make Revolving Credit Advances to refund Swing Line Advances, and to purchase participation interests, in accordance with Section 2.5(e)(i) and (ii), respectively, shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against Swing Line Lender, the Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any adverse change in the condition (financial or otherwise) of any Borrower or any other Person; (D) any breach of this Agreement or any other Loan Document by any Borrower or any other Person; (E) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Revolving Credit Advance is to be made or such participating interest is to be purchased; (F) the termination of the Revolving Credit Aggregate Commitment hereunder; or (G) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Credit Lender does not make available to the Agent the amount required pursuant to Section 2.5(e)(i) or (ii) hereof, as the case may be, the Agent on behalf of the Swing Line Lender, shall be entitled to recover such amount on demand from such Revolving Credit Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full (x) for the first two (2) Business Days such amount remains unpaid, at the Federal Funds Effective Rate and (y) thereafter, at the rate of interest then applicable to such Swing Line Advances. The obligation of any Revolving Credit Lender to make available its pro rata portion of the amounts required pursuant to Section 2.5(e)(i) or (ii) hereof shall not be affected by the failure of any other Revolving Credit Lender to make such amounts available, and no Revolving Credit Lender shall have any liability to any Credit Party, the Agent, the Swing Line Lender, or any other Revolving Credit Lender or any other party for another Revolving Credit Lender's failure to make available the amounts required under Section 2.5(e)(i) or (ii) hereof.

(iv)Notwithstanding the foregoing, no Revolving Credit Lender shall be required to make any Revolving Credit Advance to refund a Swing Line Advance or to purchase a participation in a Swing Line Advance if at least two (2) Business Days prior to the making of such Swing Line Advance by the Swing Line Lender, the officers of the Swing Line Lender immediately responsible for matters concerning this Agreement shall have received written notice from the Agent or any Lender that Swing Line Advances should be suspended based on the occurrence and continuance of a Default or Event of Default and stating that such notice is a “notice of default”; provided, however that the obligation of the Revolving Credit Lenders to make or refund such Swing Line Advance or purchase a participation in such Swing Line Advance) shall be reinstated upon the

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date on which such Default or Event of Default has been waived by the requisite Lenders.

2.6    Interest Payments; Default Interest.

(a)
Interest on the unpaid balance of all Base Rate Advances of the Revolving Credit and the Swing Line from time to time outstanding shall accrue from the date of such Advance to the date repaid, at a per annum interest rate equal to the Base Rate, and shall be payable in immediately available funds quarterly in arrears commencing on July 1, 2012, and on the first day of each October, January, April and July thereafter. Whenever any payment under this Section 2.6(a) shall become due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Interest accruing at the Base Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Base Rate on the date of such change in the Base Rate.

(b)
Interest on each Eurodollar-based Advance of the Revolving Credit shall accrue at its Eurodollar-based Rate and shall be payable in immediately available funds on the last day of the Eurodollar-Interest Period applicable thereto (and, if any Eurodollar-Interest Period shall exceed three months, then on the last Business Day of the third month of such Eurodollar-Interest Period, and at three month intervals thereafter). Interest accruing at the Eurodollar-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Eurodollar-Interest Period applicable thereto to but not including the last day thereof.

(c)
Interest on each Quoted Rate Advance of the Swing Line shall accrue at its Quoted Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest accruing at the Quoted Rate shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including, the last day thereof.

(d)
Notwithstanding anything to the contrary in the preceding sections, all accrued and unpaid interest on any Revolving Credit Advance that is refunded or converted pursuant to Section 2.3 hereof and any Swing Line Advance that is refunded pursuant to Section 2.5(e) hereof, shall be due and payable in full on the date such Advance is refunded or converted.

(e)
In the case of any Event of Default under Section 9.1(i), immediately upon the occurrence thereof, and in the case of any other Event of Default, immediately upon receipt by the Agent of notice from the Majority Revolving Credit Lenders, interest shall be payable on demand on all Revolving Credit Advances and Swing Line Advances from time to time outstanding at a per annum rate equal to the Applicable Interest Rate in respect of each such Advance plus, in the case of

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Eurodollar-based Advances and Quoted Rate Advances, two percent (2%) for the remainder of the then existing Interest Period, if any, and at all other such times, and for all Base Rate Advances from time to time outstanding, at a per annum rate equal to the Base Rate plus two percent (2%).

2.7    Optional Prepayments.

(a)
(i) The Borrowers may prepay all or part of the outstanding principal of any Base Rate Advance(s) of the Revolving Credit at any time, provided that, unless the “Sweep to Loan” system shall be in effect in respect of the Revolving Credit, after giving effect to any partial prepayment, the aggregate balance of Base Rate Advance(s) of the Revolving Credit remaining outstanding, if any, shall be at least Seven Hundred Fifty Thousand Dollars ($750,000), and (ii) subject to Section 2.10(c) hereof, the Borrowers may prepay all or part of the outstanding principal of any Eurodollar-based Advance of the Revolving Credit at any time (subject to not less than five (5) Business Day's notice to the Agent) provided that, after giving effect to any partial prepayment, the unpaid portion of such Advance which is to be refunded or converted under Section 2.3 hereof shall be at least One Million Dollars ($1,000,000). For the avoidance of doubt, nothing contained herein prohibits the Borrowers from making a prepayment which results in no Advances being outstanding.

(b)
(i) The Borrowers may prepay all or part of the outstanding principal of any Swing Line Advance carried at the Base Rate at any time, provided that after giving effect to any partial prepayment, the aggregate balance of such Base Rate Advances remaining outstanding, if any, shall be at least Two Hundred Fifty Thousand Dollars ($250,000) and (ii) subject to Section 2.10(c) hereof, the Borrowers may prepay all or part of the outstanding principal of any Swing Line Advance carried at the Quoted Rate at any time (subject to not less than one (1) day's notice to the Swing Line Lender) provided that after giving effect to any partial prepayment, the aggregate balance of such Quoted Rate Swing Line Advances remaining outstanding, if any, shall be at least Two Hundred Fifty Thousand Dollars ($250,000). For the avoidance of doubt, nothing contained herein prohibits the Borrowers from making a prepayment which results in no Advances being outstanding.

(c)
Any prepayment of a Base Rate Advance made in accordance with this Section shall be without premium or penalty and any prepayment of any other type of Advance shall be subject to the provisions of Section 11.1 hereof, but otherwise without premium or penalty.

2.8    Base Rate Advance in Absence of Election or Upon Default. If, (a) as to any outstanding Eurodollar-based Advance of the Revolving Credit or any outstanding Quoted Rate Advance of the Swing Line, the Agent has not received payment of all outstanding principal and accrued interest on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Advance meeting the requirements of Section 2.3 or 2.5 hereof with respect to the refunding or conversion of such Advance, or (b) if on the last day of the applicable Interest Period a Default or an Event of Default shall have occurred and be continuing, then, on the last day of the applicable Interest

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Period the principal amount of any Eurodollar-based Advance or Quoted Rate Advance, as the case may be, which has not been prepaid shall, absent a contrary election of the Majority Revolving Credit Lenders in response to a request of Parent, be converted automatically to a Base Rate Advance and the Agent shall thereafter promptly notify the Borrowers of said action. All accrued and unpaid interest on any Advance converted to a Base Rate Advance under this Section 2.8 shall be due and payable in full on the date such Advance is converted.

2.9    Revolving Credit Facility Fee. From the Effective Date to the Revolving Credit Maturity Date, the Borrowers shall pay to the Agent for distribution to the Revolving Credit Lenders pro-rata in accordance with their respective Revolving Credit Percentages, a Revolving Credit Facility Fee quarterly in arrears commencing July 1, 2012, and on the first day of each October, January, April and July thereafter (in respect of the prior three months or any portion thereof). The Revolving Credit Facility Fee payable to each Revolving Credit Lender shall be determined by multiplying the Applicable Fee Percentage times the Revolving Credit Aggregate Commitment then in effect (whether used or unused). The Revolving Credit Facility Fee shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Whenever any payment of the Revolving Credit Facility Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment, the Agent shall make prompt payment to each Revolving Credit Lender of its share of the Revolving Credit Facility Fee based upon its respective Revolving Credit Percentage. It is expressly understood that the Revolving Credit Facility Fees described in this Section are not refundable.

2.10    Mandatory Repayment of Revolving Credit Advances.

(a)
If at any time and for any reason the aggregate outstanding principal amount of Revolving Credit Advances plus Swing Line Advances, plus the outstanding Letter of Credit Obligations, shall exceed the Revolving Credit Aggregate Commitment, the Borrowers shall immediately reduce any pending request for a Revolving Credit Advance on such day by the amount of such excess and, to the extent any excess remains thereafter, repay any Revolving Credit Advances and Swing Line Advances in an amount equal to the lesser of the outstanding amount of such Advances and the amount of such remaining excess, with such amounts to be applied between the Revolving Credit Advances and Swing Line Advances as determined by the Agent (subject to the proviso at the end of this sentence) and then, to the extent that any excess remains after payment in full of all Revolving Credit Advances and Swing Line Advances, to provide cash collateral in support of any Letter of Credit Obligations in an amount equal to the lesser of (x) 105% of the amount of such Letter of Credit Obligations and (y) the amount of such remaining excess, with such cash collateral to be provided on terms reasonably satisfactory to Agent. The Borrowers acknowledge that, in connection with any repayment required hereunder, they shall also be responsible for the reimbursement of any prepayment or other costs required under Section 11.1 hereof, provided that any prepayment hereunder shall be applied in a manner which minimizes the costs under Section 11.1 hereof. Any payments made

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pursuant to this Section shall be applied first to outstanding Base Rate Advances under the Revolving Credit, next to Swing Line Advances carried at the Base Rate, next to Eurodollar-based Advances of the Revolving Credit, and then to Swing Line Advances carried at the Quoted Rate.

(b)
Subject to clauses (e) and (f) hereof, immediately upon receipt by any Credit Party of any Net Cash Proceeds from any Asset Sales which are not Reinvested as described in the following sentence, the Borrowers shall prepay the Advances by an amount equal to one hundred percent (100%) of such Net Cash Proceeds provided, however that the Borrowers shall not be obligated to prepay the Advances with such Net Cash Proceeds if the following conditions are satisfied: (i) promptly following the sale, the Borrowers provide to the Agent a certificate executed by a Responsible Officer of the Borrowers (“Reinvestment Certificate”) stating (x) that the sale has occurred, (y) that no Default or Event of Default has occurred and is continuing either as of the date of the sale or as of the date of the Reinvestment Certificate, and (z) a description of the planned Reinvestment of the proceeds thereof, (ii) the Reinvestment of such Net Cash Proceeds is commenced within the Initial Reinvestment Period and completed within the Reinvestment Period, and (iii) no Default or Event of Default has occurred and is continuing at the time of the sale and at the time of the application of such proceeds to Reinvestment. If any such proceeds have not been Reinvested at the end of the Reinvestment Period, the Borrowers shall promptly pay such proceeds to the Agent, to be applied to repay the Advances in accordance with clauses (e) and (f) hereof.

(c)
Subject to clauses (e) and (f) hereof, immediately upon receipt by any Credit Party of Net Cash Proceeds from the issuance of any Equity Interests of such Person (other than Equity Interests under any equity incentive plans and warrants listed on Schedule 6.13 hereto (or any successor plans), the Borrowers shall prepay the Advances by an amount equal to fifty percent (50%) of such Net Cash Proceeds.

(d)
Subject to clauses (e) and (f) hereof, immediately upon receipt by any Credit Party of any Insurance Proceeds or Condemnation Proceeds, the Borrowers shall be obligated to prepay the Advances by an amount equal to one hundred percent (100%) of such Insurance Proceeds or Condemnation Proceeds, as the case may be; provided, however, that any Insurance Proceeds or Condemnation Proceeds, as the case may be, may instead be Reinvested by the applicable Credit Party if the following conditions are satisfied: (i) promptly following the receipt of such Insurance Proceeds or Condemnation Proceeds, as the case may be, the Borrowers provide to the Agent a Reinvestment Certificate stating (x) that no Default or Event of Default has occurred and is continuing either as of the date of the receipt of such proceeds or as of the date of the Reinvestment Certificate, (y) that such Insurance Proceeds or Condemnation Proceeds have been received, and (z) a description of the planned Reinvestment of such Insurance Proceeds or Condemnation Proceeds, as the case may be), (ii) the Reinvestment of such proceeds is commenced within the Initial Reinvestment Period and completed

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within the Reinvestment Period, and (iii) no Default or Event of Default shall have occurred and be continuing at the time of the receipt of such proceeds and at the time of the application of such proceeds to Reinvestment. If any such proceeds have not been Reinvested at the end of the Reinvestment Period, the Borrowers shall promptly pay such proceeds to the Agent, to be applied to repay the Advances in accordance with clauses (e) and (f) hereof.

(e)
Payments to be made under subsections (b), (c) and (d) shall be applied to repay amounts outstanding under the Revolving Credit without resulting in a permanent reduction in the Revolving Credit Aggregate Commitment. Subject to Section 10.2 hereof, any payments made pursuant to this Section shall be applied first to outstanding Base Rate Advances under the Revolving Credit, next to Swing Line Advances carried at the Base Rate, next to Eurodollar-based Advances under the Revolving Credit, and then to Swing Line Advances carried at the Quoted Rate. If any amounts remain thereafter, a portion of such prepayment equivalent to the undrawn amount of any outstanding Letters of Credit shall be held by Lender as cash collateral for the Reimbursement Obligations, with any additional prepayment monies being applied to any Fees, costs or expenses due and outstanding under this Agreement, and with the remainder of such prepayment thereafter being returned to the Borrowers.

(f)
To the extent that, on the date any mandatory repayment of the Revolving Credit Advances under this Section 2.10 or payment pursuant to the terms of any of the Loan Documents is due, the Indebtedness under the Revolving Credit or any other Indebtedness to be prepaid is being carried, in whole or in part, at the Eurodollar-based Rate and no Default or Event of Default has occurred and is continuing, the Borrowers may deposit the amount of such mandatory prepayment in a cash collateral account to be held by the Agent, for and on behalf of the Revolving Credit Lenders, on such terms and conditions as are reasonably acceptable to the Agent and upon such deposit the obligation of the Borrowers to make such mandatory prepayment shall be deemed satisfied. Subject to the terms and conditions of said cash collateral account, sums on deposit in said cash collateral account shall be applied (until exhausted) to reduce the principal balance of the Revolving Credit on the last day of each Eurodollar-Interest Period attributable to the Eurodollar-based Advances of such Revolving Advance, thereby avoiding breakage costs under Section 11.1 hereof; provided, however, that if a Default or Event of Default shall have occurred at any time while sums are on deposit in the cash collateral account, the Agent may, in its sole discretion, elect to apply such sums to reduce the principal balance of such Eurodollar-based Advances prior to the last day of the applicable Eurodollar-Interest Period, and the Borrowers will be obligated to pay any resulting breakage costs under Section 11.1.

2.11    Optional Reduction or Termination of Revolving Credit Aggregate Commitment. The Borrowers may, upon at least five (5) Business Days' prior written notice to the Agent, permanently reduce the Revolving Credit Aggregate Commitment in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Revolving Credit Aggregate Commitment shall be in an aggregate amount equal to One

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Million Dollars ($1,000,000) or a larger integral multiple of One Hundred Thousand Dollars ($100,000); (ii) each reduction shall be accompanied by the payment of the Revolving Credit Facility Fee, if any, accrued and unpaid to the date of such reduction; (iii) the Borrowers shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of Revolving Credit Advances and Swing Line Advances (including, without duplication, any deemed Advances made under Section 3.6 hereof) outstanding hereunder, plus the Letter of Credit Obligations, exceeds the amount of the then applicable Revolving Credit Aggregate Commitment as so reduced, together with interest thereon to the date of prepayment; (iv) no reduction shall reduce the Revolving Credit Aggregate Commitment to an amount which is less than the aggregate undrawn amount of any Letters of Credit outstanding at such time; and (v) no such reduction shall reduce the Swing Line Maximum Amount unless the Borrowers so elect, provided that the Swing Line Maximum Amount shall at no time be greater than the Revolving Credit Aggregate Commitment; provided, however that if the termination or reduction of the Revolving Credit Aggregate Commitment requires the prepayment of a Eurodollar-based Advance or a Quoted Rate Advance and such termination or reduction is made on a day other than the last Business Day of the then current Interest Period applicable to such Eurodollar-based Advance or such Quoted Rate Advance, then, pursuant to Section 11.1, the Borrowers shall compensate the Revolving Credit Lenders and/or the Swing Line Lender for any losses or, so long as no Default or Event of Default has occurred and is continuing, the Borrowers may deposit the amount of such prepayment in a collateral account as provided in Section 2.10(c). Reductions of the Revolving Credit Aggregate Commitment and any accompanying prepayments of Advances of the Revolving Credit shall be distributed by the Agent to each Revolving Credit Lender in accordance with such Revolving Credit Lender's Revolving Percentage thereof, and will not be available for reinstatement by or readvance to the Borrowers, and any accompanying prepayments of Advances of the Swing Line shall be distributed by the Agent to the Swing Line Lender and will not be available for reinstatement by or readvance to the Borrowers. Any reductions of the Revolving Credit Aggregate Commitment hereunder shall reduce each Revolving Credit Lender's portion thereof proportionately (based on the applicable Percentages), and shall be permanent and irrevocable. Any payments made pursuant to this Section shall be applied first to outstanding Base Rate Advances under the Revolving Credit, next to Swing Line Advances carried at the Base Rate and then to Eurodollar-based Advances of the Revolving Credit, and then to Swing Line Advances carried at the Quoted Rate.

2.12    Use of Proceeds of Advances. Advances of the Revolving Credit shall be used to finance working capital and other lawful corporate purposes.

2.13    Optional Increase. Borrowers may request that the Revolving Credit Aggregate Commitment be increased in an aggregate amount (for all such requests under this Section 2.13) not to exceed the Revolving Credit Optional Increase Amount, subject, in each case, to Section 11.1 hereof and to the satisfaction concurrently with or prior to the date of each such request of the following conditions:

(a)Borrowers shall have delivered to the Agent a written request for such increase, specifying the amount of the requested increase (each such request, a “Request for Revolving Credit Increase”); provided, however, that in the event Borrowers previously delivered a Request for Revolving Credit Increase pursuant to this Section 2.13, Borrowers may not deliver a subsequent Request for Revolving Credit Increase until all the conditions to effectiveness of such

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first Request for Revolving Credit Increase have been fully satisfied (or such Request for Revolving Credit Increase has been withdrawn); and provided further that (i) the Borrowers may make no more than two (2) Requests for Revolving Credit Increase and (ii) no Request for Increase may be made within three (3) months of the Revolving Credit Maturity Date, except in each case with the consent of the Agent which consent shall not unreasonably be withheld;

(b)within three (3) Business Days after the Agent's receipt of the Request for Revolving Credit Increase, the Agent shall inform each Revolving Credit Lender of the requested increase in the Revolving Credit Aggregate Commitment, offer each Revolving Credit Lender the opportunity to increase its Commitment in an amount equal to its applicable Revolving Credit Percentage of the requested increase in the Revolving Credit Aggregate Commitment, and request each such Revolving Credit Lender to notify the Agent in writing whether such Revolving Credit Lender desires to increase its applicable commitment by the requested amount. Each Revolving Credit Lender approving an increase in its applicable commitment by the requested amount shall deliver its written consent thereto no later than ten (10) Business Days of the Agent's informing such Revolving Credit Lender of the Request for Revolving Credit Increase; if the Agent shall not have received a written consent from a Revolving Credit Lender within such time period, such Revolving Credit Lender shall be deemed to have elected not to increase its applicable Commitment. If any one or more Revolving Credit Lenders shall elect not to increase its commitment, then the Agent may offer the remaining increase amount to each other Revolving Credit Lender hereunder on a non-pro rata basis, or to (A) any other Lender hereunder, or (B) any other Person meeting the requirements of Section 13.8 hereof (including, for the purposes of this Section 2.13, any existing Revolving Credit Lender which agrees to increase its commitment hereunder, the “New Revolving Credit Lender(s)”), to increase their respective applicable commitments (or to provide a commitment);

(c)the New Revolving Credit Lenders shall have become a party to this Agreement by executing and delivering a New Lender Addendum for a minimum amount for each such New Revolving Credit Lender that was not an existing Revolving Credit Lender of $5,000,000 and an aggregate amount for all such New Revolving Credit Lenders of that portion of the Revolving Credit Optional Increase Amount, taking into account the amount of any prior increase in the Revolving Credit Aggregate Commitment (pursuant to this Section 2.13) covered by the applicable Request; provided, however, that each New Revolving Credit Lender shall remit to the Agent funds in an amount equal to its Percentage (after giving effect to this Section 2.13) of all Advances of the Revolving Credit then outstanding, such sums to be reallocated among and paid to the existing Revolving Credit Lenders based upon the new Percentages as determined below;

(d)no New Revolving Credit Lender shall, without the consent of the Agent, receive compensation (whether in the form of a fee, original issue discount or interest rate pricing) for its commitment under the Revolving Credit, except as set forth in this Agreement;

(e)Borrowers shall have paid to the Agent for distribution to the existing Revolving Credit Lenders, as applicable, all interest and fees (including the Revolving Credit Facility Fee, which shall not be duplicative), if any, accrued to the effective date of such increase and any breakage fees attributable to the reduction (prior to the last day of the applicable Interest Period)

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of any outstanding Eurocurrency-based Advances, calculated on the basis set forth in Section 11.1 hereof as though Borrowers had prepaid such Advances;

(f)if requested, Borrowers shall have executed and delivered to the Agent new Revolving Credit Notes payable to each of the New Revolving Credit Lenders in the face amount of each such New Revolving Credit Lender's Percentage of the Revolving Credit Aggregate Commitment (after giving effect to this Section 2.13) and, if applicable, renewal and replacement Revolving Credit Notes payable to each of the existing Revolving Credit Lenders in the face amount of each such Revolving Credit Lender's Revolving Credit Percentage of the Revolving Credit Aggregate Commitment (after giving effect to this Section 2.13), dated as of the effective date of such increase (with appropriate insertions relevant to such Notes and acceptable to the applicable Revolving Credit Lenders, including the New Revolving Credit Lenders);

(g)prior to the date the increased commitment becomes available, the Borrowers shall have delivered to the Agent, in each case dated as of the date of the applicable increase:

(1)
a pro forma Covenant Compliance Report demonstrating that, upon giving effect to the applicable increase, all financial covenants set forth in Section 7.9 would be satisfied on a pro forma basis on such date and for the most recent determination period for which Borrowers have delivered or is required to have delivered financial statements pursuant to Section 7.1(a) or (b);

(2)
a certificate signed by a Responsible Officer of Borrowers (A) certifying and attaching the resolutions adopted by Borrowers approving or consenting to such increase, and (B) certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date such increase becomes available, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (2) no Default or Event of Default shall have occurred and be continuing; and

(h)such amendments, acknowledgments, consents, documents, instruments, any registrations, if any, shall have been executed and delivered and/or obtained by Borrowers as required by the Agent, in its reasonable discretion.

2.1    Authorization to Debit Account. Unless otherwise instructed by Parent, each Borrower authorizes and instructs the Agent to debit the Designated Deposit Account to effectuate payment of all amounts due and payable to Lender under Sections 2.6 and 2.9.

3.	LETTERS OF CREDIT.

3.1    Letters of Credit. Subject to the terms and conditions of this Agreement, Issuing Lender shall through the Issuing Office, at any time and from time to time from and after the date hereof until thirty (30) days prior to the Revolving Credit Maturity Date (or such later date (other than a date beyond the Revolving Credit Maturity Date) which the Issuing Lender may

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agree to in its absolute discretion), upon the written request of the Parent (on behalf of the Borrowers) accompanied by a duly executed Letter of Credit Agreement and such other documentation related to the requested Letter of Credit as the Issuing Lender may require, issue Letters of Credit in Dollars for the account of the Borrowers, in an aggregate amount for all Letters of Credit issued hereunder at any one time outstanding not to exceed the Letter of Credit Maximum Amount. Each Letter of Credit shall be in a minimum face amount of One Hundred Thousand Dollars ($100,000) (or such lesser amount as may be agreed to by Issuing Lender) and each Letter of Credit (including any renewal thereof) shall expire not later than the first to occur of thirteen (13) months after the date of issuance thereof (subject to an auto-extension, as provided in the immediately following paragraph), provided that, with respect to any outstanding letters of Credit with an expiry date later than the Revolving Credit Maturity Date, Borrower shall provide cash collateral no later than ten (10) Business Days prior to the Revolving Credit Maturity Date, in an amount equal to 105% of the maximum amount that may be available to be drawn at any time prior to the stated expiry of all such outstanding letters of Credit. The submission of all applications in respect of and the issuance of each Letter of Credit hereunder shall be subject in all respects to such industry rules and governing law as are acceptable to the Issuing Lender. In the event of any conflict between this Agreement and any Letter of Credit Document other than any Letter of Credit, this Agreement shall control.

Notwithstanding anything to contrary contained herein, if Parent so requests in any applicable Letter of Credit Agreement, Issuing Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Lender, Parent shall not be required to make a specific request to the Issuing Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to permit the extension of such Letter of Credit at any time; provided, however, that the Issuing Lender shall not permit any such extension if it has received notice (which shall be in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Agent that the Majority Revolving Credit Lenders have elected not to permit such extension or (2) from the Agent, any Revolving Credit Lender or any such Borrower that one or more of the applicable conditions specified in Section 5.2 is not then satisfied, and in each such case directing the Issuing Lender not to permit such extension.
3.2    Conditions to Issuance. No Letter of Credit shall be issued (including the renewal or extension of any Letter of Credit previously issued) at the request and for the account of the Borrowers unless, as of the date of issuance (or renewal or extension) of such Letter of Credit:

(a)
(i) after giving effect to the Letter of Credit requested, the Letter of Credit Obligations do not exceed the Letter of Credit Maximum Amount; and (ii) after giving effect to the Letter of Credit requested, the Letter of Credit Obligations on such date plus the aggregate amount of all Revolving Credit Advances and Swing Line Advances (including all Advances deemed disbursed by the Agent under

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Section 3.6(a) hereof in respect of the Borrowers' Reimbursement Obligations) hereunder requested or outstanding on such date do not exceed the Revolving Credit Aggregate Commitment;

(b)
the representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of date of the issuance of such Letter of Credit (both before and immediately after the issuance of such Letter of Credit), other than (A) any representation or warranty that expressly speaks only as of a different date and (B) such exceptions and qualifications to such representations and warranties that are disclosed in writing to and approved by Agent and the Majority Lenders, with such approval not to be unreasonably withheld;

(c)	there is no Default or Event of Default in existence, and none will exist upon the issuance of such Letter of Credit;

(d)
with respect to any request for a new Letter of Credit, the Borrowers shall have delivered to Issuing Lender at its Issuing Office, not less than three (3) Business Days prior to the requested date for issuance (or such shorter time as the Issuing Lender, in its sole discretion, may permit), the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be reasonably satisfactory to Issuing Lender;

(e)
no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain Issuing Lender from issuing the Letter of Credit requested, or any Revolving Credit Lender from taking an assignment of its Revolving Credit Percentage thereof pursuant to Section 3.6 hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) shall prohibit the Issuing Lender from issuing, or any Revolving Credit Lender from taking an assignment of its Revolving Credit Percentage of, the Letter of Credit requested or letters of credit generally;

(f)
there shall have been (i) no introduction of or change in the interpretation of any law or regulation, (ii) no declaration of a general banking moratorium by banking authorities in the United States, Michigan or the respective jurisdictions in which the Revolving Credit Lenders, the Borrowers and the beneficiary of the requested Letter of Credit are located, and (iii) no establishment of any new restrictions by any central bank or other governmental agency or authority on transactions involving letters of credit or on banks generally that, in any case described in this clause (e), would make it unlawful or unduly burdensome for the Issuing Lender to issue or any Revolving Credit Lender to take an assignment of its Revolving Credit Percentage of the requested Letter of Credit or letters of credit generally;

(g)	if any Revolving Credit Lender is a Defaulting Lender, the Issuing Lender has entered into arrangements satisfactory to it to eliminate the Fronting Exposure

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with respect to the participation in the Letter of Credit Obligations by such Defaulting Lender, including creation of a cash collateral account on terms satisfactory to Agent or delivery of other security to assure payment of such Defaulting Lender's Percentage of all outstanding Letter of Credit Obligations; and

(h)	Issuing Lender shall have received the issuance fees required in connection with the issuance of such Letter of Credit pursuant to Section 3.4 hereof.

Each Letter of Credit Agreement submitted to Issuing Lender pursuant hereto shall constitute the certification by the Borrowers of the matters set forth in Sections 5.2 hereof. The Agent shall be entitled to rely on such certification without any duty of inquiry.
3.3    Notice. The Issuing Lender shall deliver to the Agent, concurrently with or promptly following its issuance of any Letter of Credit, a true and complete copy of each Letter of Credit. Promptly upon its receipt thereof, the Agent shall give notice, substantially in the form attached as Exhibit E, to each Revolving Credit Lender of the issuance of each Letter of Credit, specifying the amount thereof and the amount of such Revolving Credit Lender's Percentage thereof.

3.4    Letter of Credit Fees; Increased Costs.

(a)	The Borrowers shall pay letter of credit fees as follows:

(i)A per annum letter of credit fee with respect to the undrawn amount of each Letter of Credit issued pursuant hereto (based on the amount of each Letter of Credit) in the amount of the Applicable Fee Percentage (determined with reference to Schedule 1.1 to this Agreement) shall be paid to the Agent for distribution to the Revolving Credit Lenders in accordance with their Revolving Credit Percentages.

(ii)A letter of credit facing fee on the face amount of each Letter of Credit shall be paid to the Agent for distribution to the Issuing Lender for its own account, in accordance with the terms of the applicable Fee Letter.

(b)
All payments by the Borrowers to the Agent for distribution to the Issuing Lender or the Revolving Credit Lenders under this Section 3.4 shall be made in Dollars in immediately available funds at the Issuing Office or such other office of the Agent as may be designated from time to time by written notice to the Borrowers by the Agent. The fees described in clauses (a)(i) and (ii) above (i) shall be nonrefundable under all circumstances, (ii) in the case of fees due under clause (a)(i) above, shall be payable semi-annually in advance on the first day of each July and January and (iii) in the case of fees due under clause (a)(ii) above, shall be payable upon the issuance of such Letter of Credit and annually in advance thereafter. The fees due under clause (a)(i) above shall be determined by multiplying the Applicable Fee Percentage times the undrawn amount of the face amount of each such Letter of Credit on the date of determination, and shall be calculated on the basis of a 360 day year and assessed for the actual number of

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days from the date of the issuance thereof to the stated expiration thereof. The parties hereto acknowledge that, unless the Issuing Lender otherwise agrees, any material amendment and any extension to a Letter of Credit issued hereunder shall be treated as a new Letter of Credit for the purposes of the letter of credit facing fee.

(c)
If any Change in Law, shall either (i) impose, modify or cause to be deemed applicable any reserve, special deposit, limitation or similar requirement against letters of credit issued or participated in by, or assets held by, or deposits in or for the account of, Issuing Lender or any Revolving Credit Lender or (ii) impose on Issuing Lender or any Revolving Credit Lender any other condition regarding this Agreement, the Letters of Credit or any participations in such Letters of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost or expense to Issuing Lender or such Revolving Credit Lender of issuing or maintaining or participating in any of the Letters of Credit (which increase in cost or expense shall be determined by the Issuing Lender's or such Revolving Credit Lender's reasonable allocation of the aggregate of such cost increases and expenses resulting from such events), then, upon demand by the Issuing Lender or such Revolving Credit Lender, as the case may be, the Borrowers shall, within thirty (30) days following demand for payment, pay to Issuing Lender or such Revolving Credit Lender, as the case may be, from time to time as specified by the Issuing Lender or such Revolving Credit Lender, additional amounts which shall be sufficient to compensate the Issuing Lender or such Revolving Credit Lender for such increased cost and expense (together with interest on each such amount from ten days after the date such payment is due until payment in full thereof at the Base Rate), provided that if the Issuing Lender or such Revolving Credit Lender could take any reasonable action, without cost or administrative or other burden or restriction to such Lender, to mitigate or eliminate such cost or expense, it agrees to do so within a reasonable time after becoming aware of the foregoing matters. Each demand for payment under this Section 3.4(c) shall be accompanied by a certificate of Issuing Lender or the applicable Revolving Credit Lender setting forth the amount of such increased cost or expense incurred by the Issuing Lender or such Revolving Credit Lender, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, and in reasonable detail, the methodology for calculating and the calculation of such amount, which certificate shall be prepared in good faith and shall be conclusive evidence, absent manifest error, as to the amount thereof.

3.5    Other Fees. In connection with the Letters of Credit, and in addition to the Letter of Credit Fees, the Borrowers shall pay, for the sole account of the Issuing Lender, standard documentation, administration, payment and cancellation charges assessed by Issuing Lender or the Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of the Issuing Office in effect from time to time.

3.6    Participation Interests in and Drawings and Demands for Payment Under Letters of Credit.

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(a)
Upon issuance by the Issuing Lender of each Letter of Credit hereunder (and on the Effective Date with respect to each Existing Letter of Credit), each Revolving Credit Lender shall automatically acquire a pro rata participation interest in such Letter of Credit and each related Letter of Credit Payment based on its respective Revolving Credit Percentage.

(b)
If the Issuing Lender shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Borrowers agree to pay to the Issuing Lender an amount equal to the amount paid by the Issuing Lender in respect of such draft or other demand under such Letter of Credit and all reasonable expenses paid or incurred by the Agent relative thereto not later than 12:00 p.m. (San Diego, California time), in Dollars, on (i) the Business Day that the Borrowers received notice of such presentment and honor, if such notice is received prior to 10:00 a.m. (San Diego, California time) or (ii) the Business Day immediately following the day that the Borrowers received such notice, if such notice is received after 10:00 a.m. (San Diego, California time).

(c)
If the Issuing Lender shall honor a draft or other demand for payment presented or made under any Letter of Credit, but the Borrowers do not reimburse the Issuing Lender as required under clause (b) above and the Revolving Credit Aggregate Commitment has not been terminated (whether by maturity, acceleration or otherwise), the Borrowers shall be deemed to have immediately requested that the Revolving Credit Lenders make a Base Rate Advance of the Revolving Credit (which Advance may be subsequently converted at any time into a Eurodollar-based Advance pursuant to Section 2.3 hereof) in the principal amount equal to the amount paid by the Issuing Lender in respect of such draft or other demand under such Letter of Credit and all reasonable expenses paid or incurred by the Agent relative thereto. The Agent will promptly notify the Revolving Credit Lenders of such deemed request, and each such Lender shall make available to the Agent an amount equal to its pro rata share (based on its Revolving Credit Percentage) of the amount of such Advance.

(d)
If the Issuing Lender shall honor a draft or other demand for payment presented or made under any Letter of Credit, but the Borrowers do not reimburse the Issuing Lender as required under clause (b) above, and (i) the Revolving Credit Aggregate Commitment has been terminated (whether by maturity, acceleration or otherwise), or (ii) any reimbursement received by the Issuing Lender from the Borrowers is or must be returned or rescinded upon or during any bankruptcy or reorganization of any Credit Party or otherwise, then the Agent shall notify each Revolving Credit Lender, and each Revolving Credit Lender will be obligated to pay the Agent for the account of the Issuing Lender its pro rata share (based on its Revolving Credit Percentage) of the amount paid by the Issuing Lender in respect of such draft or other demand under such Letter of Credit and all reasonable expenses paid or incurred by the Agent relative thereto (but no such payment shall diminish the obligations of the Borrowers hereunder). Upon receipt thereof, the Agent will deliver to such Revolving Credit Lender a participation certificate evidencing its participation interest in respect of such payment and expenses. To

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the extent that a Revolving Credit Lender fails to make such amount available to the Agent by 8:00 am San Diego, California time on the Business Day next succeeding the date such notice is given, such Revolving Credit Lender shall pay interest on such amount in respect of each day from the date such amount was required to be paid, to the date paid to the Agent, at a rate per annum equal to the Federal Funds Effective Rate. The failure of any Revolving Credit Lender to make its pro rata portion of any such amount available to the Agent shall not relieve any other Revolving Credit Lender of its obligation to make available its pro rata portion of such amount, but no Revolving Credit Lender shall be responsible for failure of any other Revolving Credit Lender to make such pro rata portion available to the Agent.

(e)
In the case of any Advance made under this Section 3.6, each such Advance shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in Article 2 hereof or Article 5 hereof, and, to the extent of the Advance so disbursed, the Reimbursement Obligation of the Borrowers to the Agent under this Section 3.6 shall be deemed satisfied (unless, in each case, taking into account any such deemed Advances, the aggregate outstanding principal amount of Advances of the Revolving Credit and the Swing Line, plus the Letter of Credit Obligations (other than the Reimbursement Obligations to be reimbursed by this Advance) on such date exceed the then applicable Revolving Credit Aggregate Commitment).

(f)
If the Issuing Lender shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Issuing Lender shall provide notice thereof to the Borrowers on the date such draft or demand is honored, and to each Revolving Credit Lender on such date unless the Borrowers shall have satisfied its reimbursement obligations by payment to the Agent (for the benefit of the Issuing Lender) as required under this Section 3.6. The Issuing Lender shall further use reasonable efforts to provide notice to the Borrowers prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not affect the rights or obligations of the Issuing Lender with respect to any Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of the Borrowers under this Section 3.6.

(g)
Notwithstanding the foregoing however no Revolving Credit Lender shall be deemed to have acquired a participation in a Letter of Credit if the officers of the Issuing Lender immediately responsible for matters concerning this Agreement shall have received written notice from the Agent or any Lender at least two (2) Business Days prior to the date of the issuance or extension of such Letter of Credit or, with respect to any Letter of Credit subject to automatic extension, at least five (5) Business Days prior to the date that the beneficiary under such Letter of Credit must be notified that such Letter of Credit will not be renewed, that the issuance or extension of Letters of Credit should be suspended based on the occurrence and continuance of a Default or Event of Default and stating that such notice is a “notice of default”; provided, however that the Revolving Credit Lenders shall be deemed to have acquired such a participation upon the date on

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which such Default or Event of Default has been waived by the requisite Revolving Credit Lenders, as applicable. In the event that the Issuing Lender receives such a notice, the Issuing Lender shall have no obligation to issue any Letter of Credit until such notice is withdrawn by the Agent or such Lender or until the requisite Lenders have waived such Default or Event of Default in accordance with the terms of this Agreement.

(h)
Nothing in this Agreement shall be construed to require or authorize any Revolving Credit Lender to issue any Letter of Credit, it being recognized that the Issuing Lender shall be the sole issuer of Letters of Credit under this Agreement.

(i)
In the event that any Revolving Credit Lender becomes a Defaulting Lender, the Issuing Lender may, at its option, require that the Borrowers enter into arrangements satisfactory to Issuing Lender to eliminate the Fronting Exposure with respect to the participation in the Letter of Credit Obligations by such Defaulting Lender, including creation of a cash collateral account on terms satisfactory to Agent or delivery of other security to assure payment of such Defaulting Lender's Percentage of all outstanding Letter of Credit Obligations.

3.7    Obligations Irrevocable. The obligations of the Borrowers to make payments to the Agent for the account of Issuing Lender or the Revolving Credit Lenders with respect to Letter of Credit Obligations under Section 3.6 hereof, shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever, including, without limitation:

(a)
Any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement, any other documentation relating to any Letter of Credit, this Agreement or any of the other Loan Documents (the “Letter of Credit Documents”);

(b)
Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to or under any Letter of Credit Document;

(c)
The existence of any claim, setoff, defense or other right which the Borrowers may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Issuing Lender or any Revolving Credit Lender or any other Person, whether in connection with this Agreement, any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

(d)
Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(e)	Payment by the Issuing Lender to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of such

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Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

(f)
Any failure, omission, delay or lack on the part of the Agent, Issuing Lender or any Revolving Credit Lender or any party to any of the Letter of Credit Documents or any other Loan Document to enforce, assert or exercise any right, power or remedy conferred upon the Agent, Issuing Lender, any Revolving Credit Lender or any such party under this Agreement, any of the other Loan Documents or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, Issuing Lender, any Revolving Credit Lender or any such party; or

(g)
Any other event or circumstance that would, in the absence of this Section 3.7, result in the release or discharge by operation of law or otherwise of the Borrowers from the performance or observance of any obligation, covenant or agreement contained in Section 3.6 hereof.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Borrowers have or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Borrowers against the Agent, Issuing Lender or any Revolving Credit Lender. With respect to any Letter of Credit, nothing contained in this Section 3.7 shall be deemed to prevent the Borrowers, after satisfaction in full of the absolute and unconditional obligations of the Borrowers hereunder with respect to such Letter of Credit, from asserting in a separate action any claim, defense, set off or other right which they (or any of them) may have against the Agent, Issuing Lender or any Revolving Credit Lender in connection with such Letter of Credit.
3.8    Risk Under Letters of Credit.

(a)
In the administration and handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, Issuing Lender shall have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit.

(b)
Subject to other terms and conditions of this Agreement, Issuing Lender shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Issuing Lender's regularly established practices and procedures and will have no further obligation with respect thereto. In the administration of Letters of Credit, Issuing Lender shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers or other experts selected by Issuing Lender with due care and Issuing Lender may rely upon any notice, communication, certificate or other statement from the Borrowers, beneficiaries of Letters of Credit, or any other Person which Issuing Lender believes to be authentic. Issuing Lender will, upon request, furnish the Revolving Credit Lenders with copies of Letter of Credit Documents related thereto.

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(c)
In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Issuing Lender makes no representation and shall have no responsibility with respect to (i) the obligations of the Borrowers or the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same, (ii) the financial condition of, any representations made by, or any act or omission of the Borrowers or any other Person, or (iii) any failure or delay in exercising any rights or powers possessed by Issuing Lender in its capacity as issuer of Letters of Credit in the absence of its gross negligence or willful misconduct. Each of the Revolving Credit Lenders expressly acknowledges that it has made and will continue to make its own evaluations of the Borrowers' creditworthiness without reliance on any representation of Issuing Lender or Issuing Lender's officers, agents and employees.

(d)
If at any time Issuing Lender shall recover any part of any unreimbursed amount for any draw or other demand for payment under a Letter of Credit, or any interest thereon, the Agent or Issuing Lender, as the case may be, shall receive same for the pro rata benefit of the Revolving Credit Lenders in accordance with their respective Percentages and shall promptly deliver to each Revolving Credit Lender its share thereof, less such Revolving Credit Lender's pro rata share of the costs of such recovery, including court costs and attorney's fees. If at any time any Revolving Credit Lender shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Revolving Credit Lender's Percentage of such payment, such Revolving Credit Lender will promptly pay over such excess to the Agent, for redistribution in accordance with this Agreement.

3.9    Indemnification. The Borrowers hereby indemnify and agree to hold harmless the Revolving Credit Lenders, the Issuing Lender and the Agent and their respective Affiliates, and the respective officers, directors, employees and agents of such Persons (each an “L/C Indemnified Person”), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Revolving Credit Lenders, the Issuing Lender or the Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit (collectively, the “L/C Indemnified Amounts”), and none of the Issuing Lender, any Revolving Credit Lender or the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for:

(a)	the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith;

(b)
the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;

(c)
payment by the Issuing Lender to the beneficiary under any Letter of Credit against presentation of documents which do not strictly comply with the terms of any Letter of Credit (unless such payment resulted from the gross negligence or

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willful misconduct of the Issuing Lender), including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

(d)	any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or

(e)	any other event or circumstance whatsoever arising in connection with any Letter of Credit.
It is understood that in making any payment under a Letter of Credit the Issuing Lender will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary.
With respect to subparagraphs (a) through (e) hereof, (i) no Borrower shall be required to indemnify any L/C Indemnified Person for any L/C Indemnified Amounts to the extent such amounts result from the gross negligence or willful misconduct of such L/C Indemnified Person or any officer, director, employee or agent of such L/C Indemnified Person and (ii) the Agent and the Issuing Lender shall be liable to each Borrower to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by any Borrower which were caused by the gross negligence or willful misconduct of the Issuing Lender or any officer, director, employee or agent of the Issuing Lender or by the Issuing Lender's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.
3.10    Right of Reimbursement. Each Revolving Credit Lender agrees to reimburse the Issuing Lender on demand, pro rata in accordance with its respective Revolving Credit Percentage, for (i) the reasonable out-of-pocket costs and expenses of the Issuing Lender to be reimbursed by the Borrowers pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by the Borrowers or any other Credit Party and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, reasonable out-of-pocket expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Issuing Lender in any way relating to or arising out of this Agreement (including Section 3.6(c) hereof), any Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Agreement, to the extent not reimbursed by the Borrowers, except to the extent that such liabilities, losses, costs or expenses were incurred by Issuing Lender as a result of Issuing Lender's gross negligence or willful misconduct or by the Issuing Lender's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

4.	[RESERVED].

5.	CONDITIONS.

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The obligations of the Lenders to make Advances or loans pursuant to this Agreement and the obligation of the Issuing Lender to issue Letters of Credit pursuant to this Agreement are subject to the following conditions:
5.1    Conditions of Initial Advances. The obligations of the Lenders to make initial Advances or loans pursuant to this Agreement and the obligation of the Issuing Lender to issue initial Letters of Credit, in each case, on the Effective Date only, are subject to the following conditions:

(a)
Notes, this Agreement and the other Loan Documents. The Borrowers shall have executed and delivered to the Agent for the account of each Lender requesting Notes, the Swing Line Note and/or the Revolving Credit Notes, as applicable; the Borrowers shall have executed and delivered this Agreement; and each Credit Party shall have executed and delivered the other Loan Documents to which such Credit Party is required to be a party (including all schedules and other documents to be delivered pursuant hereto); and such Notes (if any), this Agreement and the other Loan Documents shall be in full force and effect.

(b)
Corporate Authority. The Agent shall have received, with a counterpart thereof for each Lender, from each Credit Party, a certificate of its Secretary or Assistant Secretary dated as of the Effective Date as to:

(i)corporate resolutions (or the equivalent) of each Credit Party authorizing the transactions contemplated by this Agreement and the other Loan Documents approval of this Agreement and the other Loan Documents, in each case to which such Credit Party is party, and authorizing the execution and delivery of this Agreement and the other Loan Documents, and in the case of the Borrowers, authorizing the execution and delivery of requests for Advances and the issuance of Letters of Credit hereunder,

(ii)the incumbency and signature of the officers or other authorized persons of such Credit Party executing any Loan Document and in the case of the Borrowers, the officers who are authorized to execute any Requests for Advance, or requests for the issuance of Letters of Credit,

(iii)a certificate of good standing or continued existence (or the equivalent thereof) certified as of a date no later than three (3) months prior to the Effective Date from the state of its incorporation or formation, and from every state or other jurisdiction where such Credit Party is qualified to do business, and

(iv)copies of such Credit Party's articles of incorporation and bylaws or other constitutional documents, as in effect on the Effective Date.

(c)
Collateral Documents, Guaranties and other Loan Documents. The Agent shall have received the following documents, each in form and substance satisfactory to the Agent and fully executed by each party thereto:

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(i)The following Collateral Documents, each in form and substance acceptable to the Agent and fully executed by each party thereto and dated as of the Effective Date:

(A)the Security Agreement, executed and delivered by the Credit Parties; and

(B)Mortgages for Borrower's locations commonly known as (1) 400 N. Bluff Blvd., Clinton, Iowa and (2) 1501 Harrison Drive, Clinton, Iowa 52732.

(ii)(A) Certified copies of uniform commercial code requests for information, or a similar search report certified by a party acceptable to the Agent, dated a date reasonably prior to the Effective Date, listing all effective financing statements in the jurisdiction noted on Schedule 5.1(c) which name any Credit Party (under their present names or under any previous names used within five (5) years prior to the date hereof) as debtors, together with (x) copies of such financing statements, and (y) authorized Uniform Commercial Code (Form UCC-3) Termination Statements, if any, necessary to release all Liens and other rights of any Person in any Collateral described in the Collateral Documents previously granted by any Person (other than Liens permitted by Section 8.2 of this Agreement) and (B) intellectual property search reports results from the United States Patent and Trademark Office and the United States Copyright Office for the Credit Parties dated a date reasonably prior to the Effective Date.

(iii)Any documents (including, without limitation, financing statements, amendments to financing statements and assignments of financing statements, stock powers executed in blank and any endorsements) reasonably requested by the Agent and reasonably required to be provided in connection with the Collateral Documents to create, in favor of the Agent (for and on behalf of the Lenders), a first priority perfected security interest in the Collateral thereunder shall have been filed, registered or recorded, or shall have been delivered to the Agent in proper form for filing, registration or recordation.

(d)
Insurance. The Agent shall have received evidence reasonably satisfactory to it that the Credit Parties have obtained the insurance policies required by Section 7.5 hereof and that such insurance policies are in full force and effect.

(e)
Compliance with Certain Documents and Agreements. Each Credit Party shall have each performed and complied in all material respects with all agreements and conditions contained in this Agreement and the other Loan Documents, to the extent required to be performed or complied with by such Credit Party. No Person (other than the Agent, Lenders and Issuing Lender) party to this Agreement or any other Loan Document shall be in material default in the performance or compliance with any of the terms or provisions of this Agreement or the other Loan Documents or shall be in material default in the performance or compliance

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with any of the material terms or material provisions of, in each case to which such Person is a party.

(f)
Opinions of Counsel. The Credit Parties shall furnish the Agent prior to the initial Advance under this Agreement, with signed copies for each Lender, opinions of counsel to the Credit Parties, including opinions of local counsel to the extent deemed necessary by the Agent, in each case dated the Effective Date and covering such matters as reasonably required by and otherwise reasonably satisfactory in form and substance to the Agent and each of the Lenders.

(g)
Payment of Fees. The Borrowers shall have paid to Comerica Bank any fees due under the terms of the Fee Letter, along with any other fees, costs or expenses due and outstanding to the Agent or the Lenders as of the Effective Date (including reasonable fees, disbursements and other charges of counsel to the Agent).

(h)	Material Contracts. The Agent shall have received copies of all Material Contracts described on Schedule 6.18 hereof.

(i)
Governmental and Other Approvals. The Agent shall have received copies of all authorizations, consents, approvals, licenses, qualifications or formal exemptions, filings, declarations and registrations with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) received by any Credit Party in connection with the transactions contemplated by the Loan Documents to occur on the Effective Date.

(j)
Closing Certificate. The Agent shall have received, with a signed counterpart for each Lender, a certificate of a Responsible Officer of the Borrowers' Representative dated the Effective Date (or, if different, the date of the initial Advance hereunder), stating (solely in such officer's capacity as Responsible Officer of the Borrowers' and not in his or her individual capacity) that to the best of his or her respective knowledge, (a) the conditions set forth in this Section 5 have been satisfied to the extent required to be satisfied by any Credit Party; (b) the representations and warranties made by the Credit Parties in this Agreement or any of the other Loan Documents, as applicable, are true and correct in all material respects; (c) no Default or Event of Default shall have occurred and be continuing; and (d) since December 31, 2010, nothing shall have occurred which has had, or could reasonably be expected to have, a material adverse change on the business, results of operations, conditions, property or prospects (financial or otherwise) of the Borrowers or any other Credit Party.

(k)	Customer Identification Forms. The Agent shall have received completed customer identification forms (forms to be provided by the Agent to the Borrowers) from the Borrowers and each Guarantor.

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5.2    Continuing Conditions. The obligations of each Lender to make Advances (including the initial Advance) under this Agreement and the obligation of the Issuing Lender to issue any Letters of Credit shall be subject to the continuing conditions that:

(a)	No Default or Event of Default shall exist as of the date of the Advance or the request for the Letter of Credit, as the case may be; and

(b)
Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects as of the date of the Advance or Letter of Credit (as the case may be) as if made on and as of such date (other than (1) any representation or warranty that expressly speaks only as of a different date and (2) such exceptions and qualifications to such representations and warranties that are disclosed in writing to and approved by Agent and the Majority Lenders, with such approval not to be unreasonably withheld).

6.	REPRESENTATIONS AND WARRANTIES.

The Borrowers represent and warrant to the Agent, the Lenders, the Swing Line Lender and the Issuing Lender as follows:
6.1    Corporate Authority. Each Credit Party is duly organized and existing in good standing under the laws of the state or jurisdiction of its incorporation or formation, as applicable, and each Credit Party is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification and authorization necessary except where failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. Each Credit Party has all requisite corporate, limited liability or partnership power and authority to own all its property (whether real, personal, tangible or intangible or of any kind whatsoever) and to carry on its business.

6.2    Due Authorization. Execution, delivery and performance of this Agreement, and the other Loan Documents, to which each Credit Party is party, and the issuance of the Notes by the Borrowers (if requested) are within such Person's corporate, limited liability or partnership power, have been duly authorized, are not in contravention of any law applicable to such Credit Party or the terms of such Credit Party's organizational documents and, except as have been previously obtained or as referred to in Section 6.10 below, do not require the consent or approval of any governmental body, agency or authority or any other third party except to the extent that such consent or approval is not material to the transactions contemplated by the Loan Documents.

6.3    Good Title; Leases; Assets; No Liens.

(a)
Each Credit Party, to the extent applicable, has good and valid title (or, in the case of real property, good and marketable title) to all assets owned by it, subject only to the Liens permitted under section 8.2 hereof, and each Credit Party has a valid leasehold or interest as a lessee or a licensee in all of its leased real property;

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(b)	Schedule 6.3(b) hereof identifies all of the real property owned or leased, as lessee thereunder, by the Credit Parties on the Effective Date, including all warehouse or bailee locations;

(c)
The Credit Parties will collectively own or collectively have a valid leasehold interest in all assets that were owned or leased (as lessee) by the Credit Parties immediately prior to the Effective Date to the extent that such assets are necessary for the continued operation of the Credit Parties' businesses in substantially the manner as such businesses were operated immediately prior to the Effective Date;

(d)
Each Credit Party owns or has a valid leasehold interest in all real property necessary for its continued operations and, to the best knowledge of the Borrowers, no material condemnation, eminent domain or expropriation action has been commenced or threatened against any such owned or leased real property; and

(e)	There are no Liens with respect to any of the assets owned by the Credit Parties, except for the Liens permitted pursuant to Section 8.2 of this Agreement.

6.4    Taxes. Except as set forth on Schedule 6.4 hereof, each Credit Party has filed on or before their respective due dates or within the applicable grace periods, all United States federal, state, local and other tax returns which are required to be filed or has obtained extensions for filing such tax returns and is not delinquent in filing such returns in accordance with such extensions and has paid all material taxes which have become due pursuant to those returns or pursuant to any assessments received by any such Credit Party, as the case may be, to the extent such taxes have become due, except to the extent such taxes are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate provision has been made on the books of such Credit Party as may be required by GAAP.

6.5    No Defaults. No Credit Party is in default under or with respect to any agreement, instrument or undertaking to which is a party or by which it or any of its property is bound which would cause or would reasonably be expected to cause a Material Adverse Effect.

6.6    Enforceability of Agreement and Loan Documents. This Agreement and each of the other Loan Documents to which any Credit Party is a party (including without limitation, each Request for Advance), have each been duly executed and delivered by its duly authorized officers and constitute the valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

6.7    Compliance with Laws. (a) Except as disclosed on Schedule 6.7, each Credit Party has complied with all applicable federal, state and local laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders), including but not limited to Hazardous Material Laws, and is in compliance with any Requirement of Law,

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except to the extent that failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; and (b) neither the extension of credit made pursuant to this Agreement or the use of the proceeds thereof by the Credit Parties will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or The United and Strengthening America by providing appropriate Tools Required to Intercept and Obstruct Terrorism (“USA Patriot Act”) Act of 2001, Public Law 10756, October 26, 2001 or Executive Order 13224 of September 23, 2001 issued by the President of the United States (66 Fed. Reg. 49049 (2001)).

6.8    Non-contravention. The execution, delivery and performance of this Agreement and the other Loan Documents (including each Request for Advance) to which each Credit Party is a party are not in contravention of the terms of any Material Contract to which such Credit Party is a party or by which it or its properties are bound where such violation could reasonably be expected to have a Material Adverse Effect.

6.9    Litigation. Except as set forth on Schedule 6.9 hereof, there is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding or governmental investigation pending against or to the knowledge of the Borrowers, threatened against any Credit Party or any academic institution owned by a Credit Party (other than any suit, action or proceeding in which a Credit Party is the plaintiff and in which no counterclaim or cross-claim against such Credit Party has been filed), or any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator outstanding against any Credit Party, nor is any Credit Party in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court which could in any of the foregoing events reasonably be expected to have a Material Adverse Effect.

6.10    Consents, Approvals and Filings, Etc. Except as set forth on Schedule 6.10 hereof, no material authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other Person (whether or not governmental) is required in connection with (a) the execution, delivery and performance: (i) by any Credit Party of this Agreement and any of the other Loan Documents to which such Credit Party is a party or (ii) by the Credit Parties of the grant of Liens granted, conveyed or otherwise established (or to be granted, conveyed or otherwise established) by or under this Agreement or the other Loan Documents, as applicable, and (b) otherwise necessary to the operation of its business, except in each case for (x) such matters which have been previously obtained, and (y) such filings to be made concurrently herewith or promptly following the Effective Date as are required by the Collateral Documents to perfect Liens in favor of the Agent. All such material authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and, to the best knowledge of the Borrowers, are not the subject of any attack or threatened attack (in each case in any material respect) by appeal or direct proceeding or otherwise.

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6.11    Agreements Affecting Financial Condition. No Credit Party is party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect.

6.12    No Investment Company or Margin Stock. No Credit Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any of the Advances will be used by any Credit Party to purchase or carry margin stock. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefore, as from time to time in effect, are used in this paragraph with such meanings.

6.13    ERISA. No Credit Party maintains or contributes to any Pension Plan subject to Title IV of ERISA, except as set forth on Schedule 6.13 hereto or otherwise disclosed to the Agent in writing. There is no accumulated funding deficiency within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, or any outstanding liability with respect to any Pension Plans owed to the PBGC other than future premiums due and owing pursuant to Section 4007 of ERISA, and no “reportable event” as defined in Section 4043(c) of ERISA has occurred with respect to any Pension Plan other than an event for which the notice requirement has been waived by the PBGC. None of the Credit Parties has engaged in a prohibited transaction with respect to any Pension Plan, other than a prohibited transaction for which an exemption is available and has been obtained, which could subject such Credit Parties to a material tax or penalty imposed by Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA. Each Pension Plan is being maintained and funded in accordance with its terms and is in material compliance with the requirements of the Internal Revenue Code and ERISA. No Credit Party has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to have resulted in any Withdrawal Liability and, except as notified to the Agent in writing following the Effective Date, no such Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA) or insolvent (within the meaning of Section 4245 of ERISA).

6.14    Conditions Affecting Business or Properties. Except as set forth on Schedule 6.14, neither the respective businesses nor the properties of any Credit Party is affected by any fire, explosion, accident, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, Act of God, or other casualty (except to the extent such event is covered by insurance sufficient to ensure that upon application of the proceeds thereof, no Material Adverse Effect could reasonably be expected to occur) which could reasonably be expected to have a Material Adverse Effect.

6.15    Environmental and Safety Matters. Except as set forth in Schedules 6.9, 6.10 and 6.15:

(a)	all facilities and property owned or leased by the Credit Parties are in compliance with all Hazardous Material Laws;

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(b)	to the best knowledge of the Borrowers, there have been no unresolved and outstanding past, and there are no pending or threatened:

(i)claims, complaints, notices or requests for information received by any Credit Party with respect to any alleged violation of any Hazardous Material Law, or

(ii)written complaints, notices or inquiries to any Credit Party regarding potential liability of any Credit Parties under any Hazardous Material Law; and

(c)
to the best knowledge of the Borrowers, no conditions exist at, on or under any property now or previously owned or leased by any Credit Party which, with the passage of time, or the giving of notice or both, are reasonably likely to give rise to liability under any Hazardous Material Law or create a significant adverse effect on the value of the property.

6.16    Subsidiaries. Except as disclosed on Schedule 6.16 hereto as of the Effective Date, and thereafter, except as disclosed to the Agent in writing from time to time, no Credit Party has any Subsidiaries.

6.17    [Intentionally Omitted].

6.18    Material Contracts. Schedule 6.18 attached hereto is an accurate and complete list of all Material Contracts in effect on or as of the Effective Date to which any Credit Party is a party or is bound.

6.19    Franchises, Patents, Copyrights, Tradenames, etc. The Credit Parties possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others, except to the extent any such conflict would not reasonably be expected to have a Material Adverse Effect.

6.20    Capital Structure. Schedule 6.20 attached hereto sets forth all issued and outstanding Equity Interests of each Subsidiary of Parent as of the Effective Date, including the number of authorized, issued and outstanding Equity Interests of each Credit Party, the par value of such Equity Interests and, to the knowledge of the Borrowers, the significant holders (greater than five (5) percent of the outstanding Equity Interests) of such Equity Interests, all on and as of the Effective Date. All issued and outstanding Equity Interests of each Subsidiary of Parent are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens (except for the benefit of the Agent) and such Equity Interests were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. Except as disclosed on Schedule 6.20, as of the Effective Date, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Subsidiary of Parent, of any Equity Interests of any Subsidiary of Parent.

6.21    Accuracy of Information.

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(a)
The audited financial statements for the Fiscal Year ended December 31, 2010, furnished to the Agent and the Lenders prior to the Effective Date fairly present in all material respects the financial condition of the Borrowers and their respective Subsidiaries and the results of their operations, in each case, for the periods covered thereby, and have been prepared in accordance with GAAP. The projections, the Pro Forma Balance Sheet and the other pro forma financial information delivered to the Agent prior to the Effective Date are based upon good faith estimates and assumptions believed by management of each Borrower to be accurate and reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein.

(b)	Since December 31, 2010, there has been no material adverse change in the business, operations, condition, property or prospects (financial or otherwise) of the Credit Parties, taken as a whole.

(c)
To the best knowledge of the Credit Parties, as of the Effective Date, (i) the Credit Parties do not have any material contingent obligations (including any liability for taxes) not disclosed by or reserved against in the opening balance sheet to be delivered hereunder and (ii) there are no unrealized or anticipated losses from any present commitment of the Credit Parties which contingent obligations and losses in the aggregate could reasonably be expected to have a Material Adverse Effect.

6.22    Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement and other Loan Documents, the Credit Parties (taken as a whole) will be solvent, able to pay its indebtedness as it matures and will have capital sufficient to carry on its businesses and all business in which it is about to engage. This Agreement is being executed and delivered by the Borrowers to the Agent and the Lenders in good faith and in exchange for fair, equivalent consideration. The Credit Parties do not intend to nor does management of the Credit Parties believe the Credit Parties will incur debts beyond their ability to pay as they mature. The Credit Parties do not contemplate filing a petition in bankruptcy or for an arrangement or reorganization under the Bankruptcy Code or any similar law of any jurisdiction now or hereafter in effect relating to any Credit Party, nor does any Credit Party have any knowledge of any threatened bankruptcy or insolvency proceedings against a Credit Party.

6.23    Employee Matters. There are no strikes, slowdowns, work stoppages, unfair labor practice complaints, grievances, arbitration proceedings or controversies pending or, to the best knowledge of the Borrowers, threatened against any Credit Party by any employees of any Credit Party, other than non-material employee grievances or controversies arising in the ordinary course of business and other such events of the type described in this Section 6.23 which could not reasonably be expected to have a Material Adverse Effect. There are no union contracts or agreements to which any Credit Party is party as of the Effective Date.

6.24    No Misrepresentation. Neither this Agreement nor any other Loan Document, certificate, information or report furnished or to be furnished by or on behalf of a Credit Party to the Agent or any Lender in connection with any of the transactions contemplated hereby or

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thereby, contains a misstatement of material fact, or omits to state a material fact required to be stated in order to make the statements contained herein or therein, taken as a whole, not misleading in the light of the circumstances under which such statements were made, it being acknowledged by Agent and the Lenders that the projections and forecasts provided by the Credit Parties in good faith and based upon reasonable assumptions are not be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

6.25    Corporate Documents and Corporate Existence. As to each Credit Party, (a) it is an organization as described on Schedule 1.3 hereto and has provided the Agent and the Lenders with complete and correct copies of its articles of incorporation, by-laws and all other applicable charter and other organizational documents, and, if applicable, a good standing certificate and (b) its correct legal name, business address, type of organization and jurisdiction of organization, tax identification number and other relevant identification numbers are set forth on Schedule 1.3 hereto.

6.26    Title IV Eligibility. Each educational institution owned or operated by a Credit Party is eligible to participate in Title IV Programs and, to such Credit Party's knowledge, no event has occurred which could reasonably be expected to cause any such educational institution to cease to be eligible to participate in Title IV Programs.

7.	AFFIRMATIVE COVENANTS.

Each Borrower covenants and agrees, so long as any Lender has any commitment to extend credit hereunder, or any of the Indebtedness remains outstanding and unpaid, that it will, and, as applicable, it will cause each of its Subsidiaries to:
7.1    Financial Statements. Furnish to the Agent, in form and detail satisfactory to the Agent, with sufficient copies for each Lender, the following documents:

(a)
as soon as available, but in any event within one hundred twenty (120) days after the end of Parent's fiscal year, audited consolidated financial statements of Parent prepared in accordance with GAAP, together with an unqualified opinion on such financial statements of an independent certified public accounting firm that is nationally recognized; and

(b)
as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of Parent, a company prepared detailed cash balances and deferred revenue (including but not limited to prepaid tuition) for Borrowers' consolidated operations during such period, in a form acceptable to the Agent and certified by a Responsible Officer and, at any time when Parent is not a publicly reporting entity, forty-five (45) days after the end of each fiscal quarter of Parent, consolidated quarterly financial statements; and

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP throughout the periods reflected therein and with prior periods (except as approved by a Responsible Officer and disclosed therein), provided however that the financial statements delivered pursuant to clause (b) hereof

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will not be required to include footnotes and will be subject to change from audit and year-end adjustments.
7.2    Certificates; Other Information. Furnish to the Agent, in form and detail acceptable to the Agent, with sufficient copies for each Lender, the following documents:

(a)
Concurrently with the delivery of the financial statements described in Sections 7.1(a) for each fiscal year end, and 7.1(b) for each fiscal quarter end, a Covenant Compliance Report (or, in the case of Borrower prepared financial statements for the last fiscal quarter of each fiscal year, a draft Covenant Compliance Certificate) duly executed by a Responsible Officer of the Borrowers' Representative;

(b)
Promptly upon receipt thereof, copies of all significant reports submitted by the Credit Parties' firm(s) of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Credit Parties made by such accountants, including any comment letter submitted by such accountants to management in connection with their services;

(c)	On or before March 1 of each year, an Annual Budget for the current year;

(d)
Within forty-five (45) days after and as of the end of each of the first three fiscal quarters of each fiscal year and within seventy-five (75) days after and as of the end of the last fiscal quarter of each fiscal year, an internally prepared detailed cash balances and deferred revenue (including but not limited to prepaid tuition) report for the Borrowers' consolidated operations in form acceptable to Agent and certified by a Responsible Officer of Borrowers;

(e)
Any additional information as required by any Loan Document, and such additional schedules, certificates and reports respecting all or any of the Collateral, the items or amounts received by the Credit Parties in full or partial payment thereof, and any goods (the sale or lease of which shall have given rise to any of the Collateral) possession of which has been obtained by the Credit Parties, all to such extent as the Agent may reasonably request from time to time, any such schedule, certificate or report to be certified as true and correct in all material respects by a Responsible Officer of the applicable Credit Party and shall be in such form and detail as the Agent may reasonably specify;

(f)
Promptly after filing, the Parent's Form 10-Q and Form 10-K reports filed with the United States Securities and Exchange Commission (“SEC”), and in any event, with respect to the Form 10-Q Report, within sixty (60) days of the end of each of the first three fiscal quarters of each of Parent's Fiscal Years, and with respect to the Form 10-K Report, within one hundred twenty (120) days after and as of the end of each of Parent's Fiscal Years; and, promptly following the filing thereof, any proxy or registration statements filed with the SEC;

(g)	Within forty-five (45) days after the consummation of any Permitted Acquisition:

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(i)notice that such Permitted Acquisition is of a business or Person engaged in a line of business which is compatible with, or complementary to, the business of the Borrowers and the Guarantors;

(ii)notice of such Permitted Acquisition together with Pro Forma Projected Financial Information, copies of all material documents relating to such acquisition (including the acquisition agreement and any related document), and historical financial information (including income statements, balance sheets and cash flows) covering at least one (1) complete Fiscal Year of the acquisition target, if available, prior to the effective date of the acquisition or the entire credit history of the acquisition target, whichever period is shorter, in each case in form and detail reasonably satisfactory to the Agent;

(iii)evidence that all governmental, quasi-governmental, agency, regulatory or similar licenses, authorizations, exemptions, qualifications, consents and approvals necessary under any laws applicable to such Borrower or such Guarantor making the acquisition, or the acquisition target (if applicable) for or in connection with the proposed acquisition which were required to be obtained at the time of consummation of the acquisition and all necessary non-governmental and other third-party approvals which, in each case, are material to such acquisition and were required to be obtained at the time of consummation of the acquisition have been obtained, and all necessary or appropriate declarations, registrations or other filings with any court, governmental or regulatory authority, securities exchange or any other Person, which in each case, are material to the consummation of such acquisition or to the acquisition target, if applicable, and were required to be declared, registered or filed at the time of the consummation of the acquisition have been made, in each case in form and detail satisfactory to the Agent; and

(h)	Such additional financial and/or other information as the Agent or any Lender may from time to time reasonably request, promptly following such request.

7.3    Payment of Obligations. Pay, discharge or otherwise satisfy, at or before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature, including without limitation all assessments, governmental charges, claims for labor, supplies, rent or other obligations, except where the amount or validity thereof is currently being appropriately contested in good faith and reserves in conformity with GAAP with respect thereto have been provided on the books of the Credit Parties, except to the extent such failure could not reasonably be expected to have a Material Adverse Effect.

7.4    Conduct of Business and Maintenance of Existence; Compliance with Laws.

(a)	Continue to engage in their respective business and operations substantially as conducted immediately prior to the Effective Date;

(b)	Preserve, renew and keep in full force and effect its existence and maintain its qualifications to do business in each jurisdiction where such qualifications are

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necessary for its operations, except as otherwise permitted pursuant to Section 8.4 or such failure to maintain such qualifications could not reasonably have a Material Adverse Effect;

(c)
Take all action it deems necessary in its reasonable business judgment to maintain all rights, privileges, licenses and franchises necessary for the normal conduct of its business except where the failure to so maintain such rights, privileges or franchises could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(d)
Comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, either singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(e)
(i) Continue to be a Person whose property or interests in property is not blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Order”), (ii) not engage in the transactions prohibited by Section 2 of that Order or become associated with Persons such that a violation of Section 2 of the Order would arise, and (iii) not become a Person on the list of Specially Designated National and Blocked Persons, or (iv) otherwise not become subject to the limitation of any OFAC regulation or executive order.

7.5    Maintenance of Property; Insurance. (a) Keep all material property it deems, in its reasonable business judgment, useful and necessary in its business in working order (ordinary wear and tear excepted); (b) maintain insurance coverage with financially sound and reputable insurance companies on physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature (including without limitation casualty and public liability and property damage insurance), and in the event of acquisition of additional property, real or personal, or of the incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice or any applicable Requirements of Law would dictate; (c) in the case of all insurance policies covering any Collateral, such insurance policies shall provide that the loss payable thereunder shall be payable to the applicable Credit Party, and to the Agent (as mortgagee, or, in the case of personal property interests, lender loss payee) as their respective interests may appear; (d) in the case of all public liability insurance policies, such policies shall list the Agent as an additional insured, as the Agent may reasonably request; and (e) if requested by the Agent, certificates evidencing such policies, including all endorsements thereto, to be deposited with the Agent, such certificates being in form and substance reasonably acceptable to the Agent. Notwithstanding the foregoing provisions of this Section 7.5, the insurance maintained by the Borrowers as of the date hereof shall be deemed to be in compliance with the provisions of this Section 7.5.

7.6    Inspection of Property; Books and Records, Discussions. Permit the Agent and each Lender, through their authorized attorneys, accountants and representatives (a) at all reasonable times during normal business hours, upon the request of the Agent or such Lender

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(upon reasonable prior notice, which notice shall not be required following the occurrence and during the continuance of a Default or Event of Default), to examine each Credit Party's books, accounts, records, ledgers and assets and properties; (b) from time to time, during normal business hours, upon the request of the Agent (upon reasonable prior notice, which notice shall not be required following the occurrence and during the continuance of a Default or Event of Default), to conduct full or partial collateral audits of the Accounts and Inventory of the Credit Parties and appraisals of all or a portion of the fixed assets (including real property) of the Credit Parties, such audits and appraisals to be completed by an appraiser as may be selected by the Agent and consented to by the Borrowers (such consent not to be unreasonably withheld), with all reasonable and invoiced costs and expenses of such audits to be reimbursed by the Credit Parties, provided that so long as no Event of Default or Default exists, the Borrowers shall not be required to reimburse the Agent for such audits or appraisals more frequently than once each Fiscal Year; (c) during normal business hours and at their own risk (upon reasonable prior notice, which notice shall not be required following the occurrence and during the continuance of a Default or Event of Default), to enter onto the real property owned or leased by any Credit Party to conduct inspections, investigations or other reviews of such real property; and (d) at reasonable times during normal business hours and at reasonable intervals (upon reasonable prior notice, which notice shall not be required following the occurrence and during the continuance of a Default or Event of Default), to visit all of the Credit Parties' offices, discuss each Credit Party's respective financial matters with their respective officers, as applicable, and, by this provision, the Borrowers authorize, and will cause each of their respective Subsidiaries to authorize, its independent certified or chartered public accountants to discuss the finances and affairs of any Credit Party and examine any of such Credit Party's books, reports or records held by such accountants.

7.7    Notices. Promptly give written notice to the Agent of:

(a)	the occurrence of any Default or Event of Default of which any Responsible Officer of any Credit Party has knowledge;

(b)
any (i) litigation or proceeding existing at any time between any Credit Party and any Governmental Authority or other third party, or any investigation of any Credit Party conducted by any Governmental Authority, which in any case if adversely determined would have a Material Adverse Effect or (ii) any material adverse change in the financial condition of the Credit Parties (taken as a whole) since the date of the last audited financial statements delivered pursuant to Section 7.1(a) hereof;

(c)
the occurrence of any event which any Credit Party believes could reasonably be expected to have a Material Adverse Effect, promptly after concluding that such event could reasonably be expected to have such a Material Adverse Effect;

(d)
promptly after becoming aware thereof, the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a written tax position (or any such tax position taken by any Credit Party in a filing with the Internal Revenue Service or any foreign taxing jurisdiction) which could reasonably be expected to have a

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Material Adverse Effect, setting forth the details of such position and the financial impact thereof;

(e)
(i) the acquisition or creation of any new Subsidiaries, (ii) any material change after the Effective Date in the authorized and issued Equity Interests of any Credit Party or any other material amendment to any Credit Party's charter, by-laws or other organizational documents, such notice, in each case, to identify the applicable jurisdictions, capital structures or amendments as applicable, provided that such notice shall be given not less than ten (10) Business Days prior to the proposed effectiveness of such changes, acquisition or creation, as the case may be (or such shorter period to which the Agent may consent);

(f)
not less than fifteen (15) Business Days (or such other shorter period to which the Agent may agree) prior to the proposed effective date thereof, any proposed material amendments, restatements or other modifications to any Subordinated Debt Documents; and

(g)
any default or event of default by any Person under any Subordinated Debt Document, concurrently with delivery or promptly after receipt (as the case may be) of any notice of default or event of default under the applicable document, as the case may be.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrowers' Representative setting forth details of the occurrence referred to therein and, in the case of notices referred to in clauses (a), (b), (c), (d) and (g) hereof stating what action the applicable Credit Party has taken or proposes to take with respect thereto.
7.8    Hazardous Material Laws.

(a)
Use and operate all of its facilities and properties in material compliance with all applicable Hazardous Material Laws, keep all material required permits, approvals, certificates, licenses and other authorizations required under such Hazardous Material Laws in effect and remain in compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Hazardous Material Laws;

(b)
(i) Promptly notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries received by any Credit Party relating to its facilities and properties or compliance with Hazardous Material Laws which, if adversely determined, could reasonably be expected to have a Material Adverse Effect and (ii) promptly cure and have dismissed with prejudice to the reasonable satisfaction of the Agent and the Majority Lenders any material actions and proceedings relating to compliance with Hazardous Material Laws to which any Credit Party is named a party, other than such actions or proceedings being contested in good faith and with the establishment of reasonable reserves;

(c)	To the extent necessary to comply in all material respects with Hazardous Material Laws, remediate or monitor contamination arising from a release or

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disposal of Hazardous Material, which solely, or together with other releases or disposals of Hazardous Materials could reasonably be expected to have a Material Adverse Effect;

(d)	Provide such information and certifications which the Agent or any Lender may reasonably request from time to time to evidence compliance with this Section 7.8.

7.9    Financial Covenants.

(a)	Maintain at all times a Fixed Charge Coverage Ratio of not less than 1.75 to 1.00.

(b)	Maintain at all times a Total Debt to EBITDA Ratio of not more than 1.00 to 1.00.

(c)
Cause each educational institution owned or operated by any Credit Party to maintain a financial responsibility composite score, as determined by the DOE pursuant to Title IV and the regulations promulgated thereunder, of at least 1.5 for each fiscal year; provided that, if any such educational institutions report a financial responsibility composite score to the DOE on a consolidated basis, then cause such institutions to maintain a financial responsibility composite score of at least 1.5 for each fiscal year on a consolidated basis.

7.10    Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary or reasonably requested by the Agent in connection with the execution, delivery and performance by any Credit Party of, as applicable, this Agreement, the other Loan Documents, the Subordinated Debt Documents, or any other documents or instruments to be executed and/or delivered by any Credit Party, as applicable in connection therewith or herewith, except where the failure to so apply for, obtain or maintain could not reasonably be expected to have a Material Adverse Effect.

7.11    Compliance with ERISA; ERISA Notices.

(a)
Comply in all material respects with all material requirements imposed by ERISA and the Internal Revenue Code, including, but not limited to, the minimum funding requirements for any Pension Plan, except to the extent that any noncompliance could not reasonably be expected to have a Material Adverse Effect.

(b)
Promptly notify the Agent upon the occurrence of any of the following events in writing: (i) the termination, other than a standard termination, as defined in ERISA, of any Pension Plan subject to Subtitle C of Title IV of ERISA by any Credit Party; (ii) the appointment of a trustee by a United States District Court to administer any Pension Plan subject to Title IV of ERISA; (iii) the commencement by the PBGC, of any proceeding to terminate any Pension Plan subject to Title IV of ERISA; (iv) the failure of any Credit Party to make any

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payment in respect of any Pension Plan required under Section 412 of the Internal Revenue Code or Section 302 of ERISA; (v) the withdrawal of any Credit Party from any Multiemployer Plan if any Credit Party reasonably believes that such withdrawal would give rise to the imposition of Withdrawal Liability with respect thereto; or (vi) the occurrence of (x) a “reportable event” which is required to be reported by a Credit Party under Section 4043 of ERISA other than any event for which the reporting requirement has been waived by the PBGC or (y) a “prohibited transaction” as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code other than a transaction for which a statutory exemption is available or an administrative exemption has been obtained.

7.12    Defense of Collateral. Defend the Collateral from any Liens other than Liens permitted by Section 8.2.

7.13    Future Subsidiaries; Additional Collateral. Unless Agent determines, in its sole and absolute discretion, that the cost of compliance with this Section 7.13 outweigh the relative benefit to the Lenders:

(a)
With respect to each Person which becomes a Domestic Subsidiary of any Borrower (directly or indirectly) subsequent to the Effective Date, whether by Permitted Acquisition or otherwise, cause such new Domestic Subsidiary to execute and deliver to the Agent, for and on behalf of each of the Lenders (unless waived by the Agent):

(i)within forty five (45) days after the date such Person becomes a Domestic Subsidiary (or such longer time period as the Agent may determine), either (1) a joinder agreement to this Agreement, in the event such Person elects to become a Borrower, or (2) a Guaranty, or in the event that a Guaranty already exists, a joinder agreement to the Guaranty whereby such Domestic Subsidiary becomes obligated as a Guarantor under the Guaranty;

(ii)within forty five (45) days after the date such Person becomes a Domestic Subsidiary (or such longer time period as the Agent may determine), a joinder agreement to the Security Agreement whereby such Domestic Subsidiary grants a Lien over its assets (other than Equity Interests which should be governed by (b) of this Section 7.13) as set forth in the Security Agreement, and such Domestic Subsidiary shall take such additional actions as may be necessary to ensure a valid first priority perfected Lien over such assets of such Domestic Subsidiary, subject only to the other Liens permitted pursuant to Section 8.2 of this Agreement; and

(iii)within the time period specified in and to the extent required under clause (c) of this Section 7.13, a Mortgage, Collateral Access Agreements and/or other documents required to be delivered in connection therewith;

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provided that an Acquisition Subsidiary shall not be required to become a Borrower or Guarantor until the closing of the acquisition for which it was formed or until it otherwise acquires assets or begins conducting business,

(b)
With respect each Person which becomes, through the acquisition or its Equity Interests (whether by Permitted Acquisition or otherwise) subsequent to the Effective Date, (i) a Domestic Subsidiary, cause the Credit Party that holds such Equity Interests to execute and deliver such Pledge Agreements, and take such actions as may be necessary to ensure a valid first priority perfected Lien over one hundred percent (100%) of the Equity Interests of such Domestic Subsidiary held by a Credit Party, such Pledge Agreements to be executed and delivered (unless waived by the Agent) within forty five (45) days after the date such Person becomes a Domestic Subsidiary (or such longer time period as the Agent may determine); and (ii) a Foreign Subsidiary, the Equity Interests of which is held directly by a Borrower or one of its Domestic Subsidiaries, cause the Credit Party that holds such Equity Interests to execute and deliver such Pledge Agreements and take such actions as may be necessary to ensure a valid first priority perfected Lien over sixty-five percent (65%) of the Equity Interests of such Subsidiary, such Pledge Agreements to be executed and delivered (unless waived by the Agent) within forty five (45) days after the date such Person becomes a Foreign Subsidiary (or such longer time period as the Agent may determine); and

(c)
(i) With respect to the acquisition of a fee interest in real property by any Credit Party after the Effective Date (whether by Permitted Acquisition or otherwise) having a market value in excess of Five Million Dollars ($5,000,000), not later than forty five (45) days after the acquisition is consummated or the owner of such property becomes a Domestic Subsidiary (or such longer time period as the Agent may determine), such Credit Party shall execute or cause to be executed (unless waived by the Agent), a Mortgage (or an amendment to an existing mortgage, where appropriate) covering such real property, together with such additional real estate documentation, environmental reports, title policies and surveys as may be reasonably required by the Agent; and (ii) with respect to the acquisition of any leasehold interest in real property by any Credit Party after the Effective Date (whether by Permitted Acquisition or otherwise), which leasehold location is the main location of Borrowers' books and records, not later than forty five (45) days after the acquisition is consummated or the owner of the applicable leasehold interest becomes a Domestic Subsidiary (or such longer time period as the Agent may determine), the applicable Credit Party shall deliver to the Agent a copy of the applicable lease agreement and shall execute or cause to be executed, at the Agent's option, unless otherwise waived by the Agent, Collateral Access Agreement in form and substance reasonably acceptable to the Agent together with such other documentation as may be reasonably required by the Agent;

in each case in form reasonably satisfactory to the Agent, in its reasonable discretion, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by the Agent. Upon the Agent's request, Credit Parties shall take, or cause to be taken, such additional steps as are necessary or

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advisable under applicable law to perfect and ensure the validity and priority of the Liens granted under this Section 7.13.
Notwithstanding anything contained herein or in any Loan Document to the contrary, Center Leaf Partners, LLC, an Iowa limited liability company, shall not be required to be a Borrower or a Guarantor, nor shall it be required to enter into any Loan Document.
7.14    Accounts. Maintain all primary operating accounts (it being understood that operating accounts shall not be deemed to include securities or investment accounts) of any Credit Party with the Agent and with respect to any securities or investment accounts maintained with any Lender (other than the Agent) or other Person, such Credit Party shall cause to be executed and delivered an Account Control Agreement in form and substance satisfactory to the Agent and take all other steps necessary, or in the opinion of the Agent, desirable to ensure that the Agent has a perfected security interest in such account.

7.15    Use of Proceeds. Use all Advances of the Revolving Credit as set forth in Section 2.12 hereof. The Borrowers shall not use any portion of the proceeds of any such advances for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation T, U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation.

7.16    Further Assurances and Information.

(a)
Take such actions as the Agent or Majority Lenders may from time to time reasonably request to establish and maintain first priority perfected security interests in and Liens on all of the Collateral, subject only to those Liens permitted under Section 8.2 hereof, including executing and delivering such additional pledges, assignments, mortgages, lien instruments or other security instruments covering any or all of the Credit Parties' assets as the Agent may reasonably require, such documentation to be in form and substance reasonably acceptable to the Agent, and prepared at the expense of the Borrowers.

(b)
Execute and deliver or cause to be executed and delivered to the Agent within a reasonable time following the Agent's request, and at the expense of the Borrowers, such other documents or instruments as the Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.

(c)
Provide the Agent and the Lenders with any other information required by Section 326 of the USA Patriot Act or necessary for the Agent and the Lenders to verify the identity of any Credit Party as required by Section 326 of the USA Patriot Act.

7.17    Funding Eligibility. With respect to each educational institution owned or operated by a Credit Party as of the Effective Date, cause such educational institution to at all times maintain eligibility and certification to participate in Title IV Programs and take such action as is necessary to ensure that Title IV funding continues to be available to such educational institution.

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8.	NEGATIVE COVENANTS.

Each Borrower covenants and agrees that, so long as any Lender has any commitment to extend credit hereunder, or any of the Indebtedness remains outstanding and unpaid, it will not, and, as applicable, it will not permit any of its Subsidiaries to:
8.1    Limitation on Debt. Create, incur, assume or suffer to exist any Debt, except:

(a)	Indebtedness of any Credit Party to the Agent and the Lenders under this Agreement and/or the other Loan Documents;

(b)
any Debt existing on the Effective Date and set forth in Schedule 8.1 attached hereto and any renewals or refinancing of such Debt (provided that (i) the aggregate principal amount of such renewed or refinanced Debt shall not exceed the aggregate principal amount of the original Debt outstanding on the Effective Date (less any principal payments and the amount of any commitment reductions made thereon on or prior to such renewal or refinancing), (ii) the renewal or refinancing of such Debt shall be on substantially the same or better terms as in effect with respect to such Debt on the Effective Date, and shall otherwise be in compliance with this Agreement, and (iii) at the time of such renewal or refinancing no Default or Event of Default has occurred and is continuing or would result from the renewal or refinancing of such Debt;

(c)
any Debt of such Borrower or any of its Subsidiaries incurred to finance the acquisition of fixed or capital assets, whether pursuant to a loan or a Capitalized Lease provided that both at the time of and immediately after giving effect to the incurrence thereof (i) no Default or Event of Default shall have occurred and be continuing, and (ii) the aggregate amount of all such Debt at any one time outstanding (including, without limitation, any Debt of the type described in this clause (c) which is set forth on Schedule 8.1 hereof) shall not exceed $2,000,000, and any renewals or refinancings of such Debt on terms substantially the same or better than those in effect at the time of the original incurrence of such Debt;

(d)	Subordinated Debt approved by the Agent and the Majority Lenders;

(e)	Debt under any Hedging Transactions, provided that such transaction is entered into for risk management purposes and not for speculative purposes;

(f)	Debt arising from judgments or decrees not deemed to be a Default or Event of Default under subsection (g) of Section 9.1;

(g)	Debt owing to a Person that is a Credit Party, but only to the extent permitted under Section 8.7 hereof; and

(h)	trade, utility or accounts payable arising in the ordinary course of business;

(i)	Debt to current and former employees of any Company incurred in the ordinary course of business or existing on the Effective Date arising from (i) deferred

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compensation, severance obligations or the equivalent or (ii) pension obligations, health and welfare retirement benefits or the equivalent;

(j)
Debt representing installment insurance premiums of the Credit Parties owing to insurance companies in the ordinary course of business in an aggregate amount not exceeding $2,000,000 at any time outstanding;

(k)	Debt arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(l)
Debt in respect of bid, performance or surety bonds issued for the account of any Credit Party in the ordinary course of business, including guarantees or obligations of any Credit Party with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed) in an aggregate amount not exceeding $25,000,000 at any time outstanding;

(m)
additional unsecured Debt not otherwise described above, provided that both at the time of and immediately after giving effect to the incurrence thereof (i) no Default or Event of Default shall have occurred and be continuing or result therefrom and (ii) the aggregate amount of all such Debt shall not exceed $5,000,000 at any one time outstanding; and

(n)	any guaranties of Debt otherwise permitted under this Section 8.1.

8.2    Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens.

8.3    Acquisitions. Except for Permitted Acquisitions and acquisitions permitted under Section 8.7, if any, purchase or otherwise acquire or become obligated for the purchase of all or substantially all or any material portion of the assets or business interests or a division or other business unit of any Person, or any Equity Interest of any Person, or any business or going concern.

8.4    Limitation on Mergers, Dissolution or Sale of Assets. Enter into any merger or consolidation or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, Equity Interests, receivables and leasehold interests), whether now owned or hereafter acquired or liquidate, wind up or dissolve, except:

(a)	Inventory leased or sold in the ordinary course of business;

(b)	obsolete, damaged, uneconomic or worn out machinery or equipment, or machinery or equipment no longer used or useful in the conduct of the applicable Credit Party's business;

(c)	Permitted Acquisitions;

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(d)
mergers or consolidations of any Subsidiary of a Borrower with or into any Borrower or any Guarantor so long as such Borrower or such Guarantor shall be the continuing or surviving entity; provided that at the time of each such merger or consolidation, both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or result from such merger or consolidation;

(e)
any Subsidiary of a Borrower may liquidate or dissolve into a Borrower or a Guarantor if the Borrowers determine in good faith that such liquidation or dissolution is in the best interests of the Borrowers, so long as no Default or Event of Default has occurred and is continuing or would result therefrom;

(f)
sales, dispositions, or transfers, including without limitation upon voluntary liquidation from any Credit Party to a Borrower or a Guarantor, provided that the applicable Borrowers or Guarantor takes such actions as the Agent may reasonably request to ensure the perfection and priority of the Liens in favor of the Lenders over such transferred assets;

(g)
subject to Section 2.10(b) hereof, (i) Asset Sales (exclusive of asset sales permitted pursuant to all other subsections of this Section 8.4) in which the sales price is at least equal to the fair market value of the assets sold and the consideration received is cash or cash equivalents or Debt of any Credit Party being assumed by the purchaser, provided that the aggregate amount of such Asset Sales does not exceed $2,000,000 in any Fiscal Year and no Default or Event of Default has occurred and is continuing at the time of each such sale (both before and after giving effect to such Asset Sale), and (ii) other Asset Sales approved by the Majority Lenders in their sole discretion;

(h)	the sale or disposition of Permitted Investments and other cash equivalents in the ordinary course of business;

(i)	dispositions of owned or leased vehicles in the ordinary course of business;

(j)	dispositions of owned or leased vehicles in the ordinary course of business;

(k)	Distributions otherwise permitted hereunder;

(l)
the Ashford Reorganization so long as (x) the successor entity has assumed all of Ashford University, LLC's Indebtedness under an assumption agreement in form satisfactory to the Agent and the Lenders and (y) the Agent has received all documents, instruments, resolutions, opinions (which may be satisfied by an opinion of in-house counsel for Parent) and other due diligence items as the Agent may reasonably request to insure the enforceability of the obligations of Ashford University, LLC to the Agent and the Lenders hereunder and the perfection and effectiveness of the Agent's Liens on the assets of Ashford University, LLC; and

(m)	any disposition of property as a result of a casualty event.

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The Lenders hereby consent and agree to the release by the Agent of any and all Liens on the property sold or otherwise disposed of in compliance with this Section 8.4.
8.5    Restricted Payments. Declare or make any distributions, dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities (collectively, “Distributions”) on account of any of its Equity Interests, as applicable, or purchase, redeem or otherwise acquire for value any of its Equity Interests, as applicable, or any warrants, rights or options to acquire any of its Equity Interests, now or hereafter outstanding (collectively, “Purchases”), except that:

(a)	each Credit Party may pay cash Distributions to any Borrower;

(b)
each Credit Party may declare and make Distributions payable in the Equity Interests of such Credit Party, provided that the issuance of such Equity Interests does not otherwise violate the terms of this Agreement and no Default or Event of Default has occurred and is continuing at the time of making such Distribution or would result from the making of such Distribution; and

(c)
each Borrower may make Distributions and Parent may make repurchases of its Equity Interests which, when combined with the purchase price for Permitted Acquisitions consummated during the term of this Agreement, do not exceed an aggregate amount of $300,000,000 during the term of this Agreement, so long as, in each case, no Default or Event of Default has occurred and is continuing or would result from or could reasonably be expected to exist after giving effect to such transactions.

8.6    Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for (a) Reinvestments of Net Proceeds from Asset Sales, Insurance Proceeds or Condemnation Proceeds to the extent permitted under Section 4.8 hereof and (b) Capital Expenditures, the amount of which in any Fiscal Year shall not exceed $75,000,000.

8.7    Limitation on Investments, Loans and Advances. Make or allow to remain outstanding any Investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans or advances to, any Person other than:

(a)	Permitted Investments;

(b)	Investments existing on the Effective Date and listed on Schedule 8.7 hereof;

(c)	sales on open account in the ordinary course of business;

(d)
intercompany loans or intercompany Investments made by any Credit Party to or in any Guarantor or any Borrower; provided that, in the case of any intercompany loans or intercompany Investments made by any Borrower in any Guarantor, the

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aggregate amount from time to time outstanding in respect thereof shall not exceed $2,000,000; and provided, further, that in each case, no Default or Event of Default shall have occurred and be continuing at the time of making such intercompany loan or intercompany Investment or result from such intercompany loan or intercompany Investment being made and that any intercompany loans in excess of $500,000 shall be evidenced by and funded under an Intercompany Note pledged to the Agent under the appropriate Collateral Documents;

(e)	Investments in respect of Hedging Transactions provided that such transaction is entered into for risk management purposes and not for speculative purposes;

(f)
loans and advances to employees, officers and directors of any Credit Party for moving, entertainment, travel, relocation, and other similar expenses in the ordinary course of business not to exceed $1,000,000 in the aggregate at any time outstanding;

(g)	Permitted Acquisitions and Investments in any Person acquired pursuant to a Permitted Acquisition;

(h)
Investments constituting deposits made in connection with the purchase of goods or services in the ordinary course of business in an aggregate amount for such deposits not to exceed $1,000,000 at any one time outstanding; and

(i)
other Investments not described above provided that both at the time of and immediately after giving effect to any such Investment (i) no Default or Event of Default shall have occurred and be continuing or shall result from the making of such Investment and (ii) the aggregate amount of all such Investments shall not exceed $1,000,000 at any time outstanding.

In valuing any Investments for the purpose of applying the limitations set forth in this Section 8.7 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.
8.8    Transactions with Affiliates. Except as set forth in Schedule 8.8, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliates of the Credit Parties except: (a) transactions with Affiliates that are the Borrowers or Guarantors; (b) transactions otherwise permitted under this Agreement; (c) transactions in the ordinary course of a Credit Party's business and upon fair and reasonable terms no less favorable to such Credit Party than it would obtain in a comparable arms length transaction from unrelated third parties; and (d) compensation agreements with any executive or director occurring in the ordinary course of business.

8.9    Sale-Leaseback Transactions. Enter into any arrangement with any Person providing for the leasing by a Credit Party of real or personal property which has been or is to be sold or transferred by such Credit Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Credit Party, as the case may be, provided that if, at the time that a Credit

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Party acquires fixed or capital assets, such Credit Party intends to sell to and then lease such assets from another Person pursuant to a financing arrangement that would be permitted under Section 8.1(c), such transaction will not constitute a violation of this Section 8.9 so long as such transaction is consummated within sixty (60) days following the acquisition of such assets.

8.10    Limitations on Other Restrictions. Except for this Agreement or any other Loan Document, enter into any agreement, document or instrument which would (i) restrict the ability of any Subsidiary of a Borrower to pay or make dividends or distributions in cash or kind to any Borrower or any Guarantor, to make loans, advances or other payments of whatever nature to any Credit Party, or to make transfers or distributions of all or any part of its assets to any Credit Party; or (ii) restrict or prevent any Credit Party from granting the Agent on behalf of Lenders Liens upon, security interests in and pledges of their respective assets, except to the extent such restrictions exist in documents creating Liens permitted by Section 9.2(b) hereunder.

8.11    Prepayment of Debt. Make any prepayment (whether optional or mandatory), repurchase, redemption, defeasance or any other payment in respect of any Subordinated Debt; provided, however, that the applicable Credit Party may make certain payments in respect of Subordinated Debt but only to the extent permitted under the Subordinated Debt Documents and the applicable Subordination Agreement.

8.12    Amendment of Subordinated Debt Documents. Amend, modify or otherwise alter (or suffer to be amended, modified or altered) the Subordinated Debt Documents except as permitted in the applicable Subordinated Debt Documents and Subordination Agreements, or if no such restrictions exist in the applicable Subordinated Debt Documents or Subordination Agreements, without the prior written consent of the Agent.

8.13    Modification of Certain Agreements. Make, permit or consent to any amendment or other modification to the constitutional documents of any Credit Party or any Material Contract except to the extent that any such amendment or modification (i) does not violate the terms and conditions of this Agreement or any of the other Loan Documents, (ii) does not materially adversely affect the interest of the Lenders as creditors and/or secured parties under any Loan Document and (iii) could not reasonably be expected to have a Material Adverse Effect.

8.14    Fiscal Year. Permit the Fiscal Year of any Credit Party to end on a day other than December 31.

9.	DEFAULTS.

9.1    Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

(a)	non-payment when due of (i) the principal or interest on the Indebtedness under the Revolving Credit (including the Swing Line) or (ii) any Reimbursement Obligation or (iii) any Fees;

(b)	non-payment of any other amounts due and owing by a Borrower under this Agreement or by any Credit Party under any of the other Loan Documents to

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which it is a party, other than as set forth in subsection (a) above, within three (3) Business Days after the same is due and payable;

(c)
default in the observance or performance of any of the conditions, covenants or agreements of the Borrowers set forth in Sections 7.1, 7.2, 7.4(a) and (e), 7.5, 7.6, 7.7, 7.9, 7.13, 7.14, 7.15, 7.16 or Article 8 in its entirety, provided that an Event of Default arising from a breach of Sections 7.1 or 7.2 shall be deemed to have been cured upon delivery of the required item; and provided further that any Event of Default arising solely due to a breach of Section 7.7(a) shall be deemed cured upon the earlier of (x) the giving of the notice required by Section 7.7(a) and (y) the date upon which the Default or Event of Default giving rise to the notice obligation is cured or waived;

(d)
default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement or any of the other Loan Documents by any Credit Party and continuance thereof for a period of thirty (30) consecutive days;

(e)
any representation or warranty made by any Credit Party herein or in any certificate, instrument or other document submitted pursuant hereto proves untrue or misleading in any material adverse respect when made;

(f)
(i) default by any Credit Party in the payment of any indebtedness for borrowed money, whether under a direct obligation or guaranty (other than Indebtedness hereunder) of any Credit Party in excess of Five Million Dollars ($5,000,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate when due and continuance thereof beyond any applicable period of cure and or (ii) failure to comply with the terms of any other obligation of any Credit Party with respect to any indebtedness for borrowed money (other than Indebtedness hereunder) in excess of Five Million Dollars ($5,000,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate, which continues beyond any applicable period of cure and which would permit the holder or holders thereto to accelerate such other indebtedness for borrowed money, or require the prepayment, repurchase, redemption or defeasance of such indebtedness;

(g)
the rendering of any judgment(s) by any court or arbitrator (not covered by adequate insurance from a solvent carrier which is defending such action without reservation of rights) for the payment of money in excess of the sum of Five Million Dollars ($5,000,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate against any Credit Party, and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of fifteen (15) consecutive days from the date of its entry;

(h)
the occurrence of (i) a “reportable event”, as defined in ERISA, which is determined by the PBGC to constitute grounds for a distress termination of any Pension Plan subject to Title IV of ERISA maintained or contributed to by or on

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behalf of any Credit Party for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan and such reportable event is not corrected and such determination is not revoked within sixty (60) days after notice thereof has been given to the plan administrator of such Pension Plan (without limiting any of the Agent's or any Lender's other rights or remedies hereunder), or (ii) the termination or the institution of proceedings by the PBGC to terminate any such Pension Plan, or (iii) the appointment of a trustee by the appropriate United States District Court to administer any such Pension Plan, or (iv) the reorganization (within the meaning of Section 4241 of ERISA) or insolvency (within the meaning of Section 4245 of ERISA) of any Multiemployer Plan, or receipt of notice from any Multiemployer Plan that it is in reorganization or insolvency, or the complete or partial withdrawal by any Credit Party from any Multiemployer Plan, which in the case of any of the foregoing, could reasonably be expected to have a Material Adverse Effect;

(i)
except as expressly permitted under this Agreement, any Credit Party shall be dissolved (other than a dissolution of a Subsidiary of a Borrower which is not a Guarantor or a Borrower) or liquidated (or any judgment, order or decree therefor shall be entered) except as otherwise permitted herein; or if a creditors' committee shall have been appointed for the business of any Credit Party; or if any Credit Party shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt and if not an adjudication based on a filing by a Credit Party, it shall not have been dismissed within thirty (30) days, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party's financial statements); or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of a Credit Party ) and shall not have been removed within thirty (30) days; or if an order shall be entered approving any petition for reorganization of any Credit Party and shall not have been reversed or dismissed within sixty (60) days;

(j)	a Change of Control;

(k)
the validity, binding effect or enforceability of any subordination provisions relating to any Subordinated Debt shall fail to be enforceable by the Agent and the Lenders in accordance with the terms thereof, or the Indebtedness shall for any reason not have the priority contemplated by this Agreement or such subordination provisions;

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(l)
any Loan Document shall at any time for any reason cease to be in full force and effect (other than in accordance with the terms thereof or the terms of any other Loan Document), as applicable, or the validity, binding effect or enforceability thereof shall be contested by any party thereto (other than any Lender, the Agent, Issuing Lender or Swing Line Lender), or any Person shall deny that it has any or further liability or obligation under any Loan Document, or any such Loan Document shall be terminated (other than in accordance with the terms thereof or the terms of any other Loan Document), invalidated, revoked or set aside or in any way cease to give or provide to the Lenders and the Agent the benefits purported to be created thereby, or any Loan Document purporting to grant a Lien to secure any Indebtedness shall, at any time after the delivery of such Loan Document, fail to create a valid and enforceable Lien on any Collateral purported to be covered thereby or such Lien shall fail to cease to be a perfected Lien with the priority required in the relevant Loan Document (subject to the Agent's or Majority Lender's election not to perfect their Lien in any asset); or

(m)	if there occurs an event which has a Material Adverse Effect.

9.2    Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder: (a) the Agent may, and shall, upon being directed to do so by the Majority Revolving Credit Lenders, declare the Revolving Credit Aggregate Commitment terminated; (b) the Agent may, and shall, upon being directed to do so by the Majority Lenders, declare the entire unpaid principal Indebtedness, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by the Borrowers; (c) upon the occurrence of any Event of Default specified in Section 9.1(i) and notwithstanding the lack of any declaration by the Agent under preceding clauses (a) or (b), the entire unpaid principal Indebtedness shall become automatically and immediately due and payable, and the Revolving Credit Aggregate Commitment shall be automatically and immediately terminated; (d) the Agent shall, upon being directed to do so by the Majority Revolving Credit Lenders, demand immediate delivery of cash collateral, and each Borrower agrees to deliver such cash collateral upon demand, in an amount equal to 105% of the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, for deposit into an account controlled by the Agent; (e) the Agent may, and shall, upon being directed to do so by the Majority Lenders, notify the Borrowers or any Credit Party that interest shall be payable on demand on all Indebtedness (other than Revolving Credit Advances and Swing Line Advances with respect to which Section 2.6 hereof shall govern) owing from time to time to the Agent or any Lender, at a per annum rate equal to the then applicable Base Rate plus two percent (2%); and (f) the Agent may, and shall, upon being directed to do so by the Majority Lenders or the Lenders, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the other Loan Documents or law.

9.3    Rights Cumulative. No delay or failure of the Agent and/or Lenders in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of the Agent and Lenders under this Agreement are cumulative and not exclusive of any right or remedies which Lenders would otherwise have.

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9.4    Waiver by the Borrowers of Certain Laws. To the extent permitted by applicable law, each Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, or any security interest or mortgage contemplated by or granted under or in connection with this Agreement. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

9.5    Waiver of Defaults. No Event of Default shall be waived by the Lenders except in a writing signed by an officer of the Agent in accordance with Section 13.10 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of their rights by the Agent or the Lenders. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Agent or the Lenders in enforcing any of their rights shall constitute a waiver of any of their rights. Each Borrower expressly agrees that this Section may not be waived or modified by the Lenders or the Agent by course of performance, estoppel or otherwise.

9.6    Set Off. Upon the occurrence and during the continuance of any Event of Default, each Lender may at any time and from time to time, without notice to the Borrowers but subject to the provisions of Section 10.3 hereof (any requirement for such notice being expressly waived by the Borrowers), setoff and apply against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement, whether owing to such Lender, any Affiliate of such Lender or any other Lender or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers and any property of the Borrowers from time to time in possession of such Lender, irrespective of whether or not such deposits held or indebtedness owing by such Lender may be contingent and unmatured and regardless of whether any Collateral then held by the Agent or any Lender is adequate to cover the Indebtedness. Promptly following any such setoff, such Lender shall give written notice to the Agent and the Borrowers of the occurrence thereof. The Borrowers hereby grant to the Lenders and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of all of the obligations of the Borrowers under this Agreement. The rights of each Lender under this Section 9.6 are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

10.	PAYMENTS, RECOVERIES AND COLLECTIONS.

10.1    Payment Procedure.

(a)
Except as otherwise provided herein, all payments to be made by the Borrowers of principal, interest, fees or other amounts hereunder shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff on the date specified for payment under this Agreement and must be received by the Agent not later than 1:00 p.m. (Detroit time) on the date such payment is required

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or intended to be made in Dollars in immediately available funds to the Agent at the Agent's office located at 411 Lafayette, 7th Floor, Detroit, Michigan 48226-3289, for the ratable benefit of the Revolving Credit Lenders in the case of payments in respect of the Revolving Credit and any Letter of Credit Obligations. Any payment received by the Agent after 10:00 a.m. (San Diego, California time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Upon receipt of each such payment, the Agent shall make prompt payment to each applicable Lender, or, in respect of Eurodollar-based Advances, such Lender's Eurodollar Lending Office, in like funds and currencies, of all amounts received by it for the account of such Lender.

(b)
Unless the Agent shall have been notified in writing by the Borrowers at least two (2) Business Days prior to the date on which any payment to be made by the Borrowers is due that the Borrowers do not intend to remit such payment, the Agent may, in its sole discretion and without obligation to do so, assume that the Borrowers have remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Revolving Credit Lender on such payment date an amount equal to such Lender's share of such assumed payment. If the Borrowers have not in fact remitted such payment to the Agent, each Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available or transferred to such Lender, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at a rate per annum equal to the Federal Funds Effective Rate for the first two (2) Business Days that such amount remains unpaid, and thereafter at a rate of interest then applicable to such Revolving Credit Advances.

(c)
Subject to the definition of “Interest Period” in Section 1 of this Agreement, whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

(d)
All payments to be made by the Borrowers under this Agreement or any of the Notes (including without limitation payments under the Swing Line and/or Swing Line Note) shall be made without setoff or counterclaim, as aforesaid, and, subject to full compliance by each Lender (and each assignee and participant pursuant to Section 13.8) with Section 13.13, without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any Governmental Authority or of any political subdivision thereof or any federation or organization of which such Governmental Authority may at the time of payment be a member (other than any Excluded Taxes), unless the Borrowers are compelled by law to make payment subject to such tax. In such event, the Borrowers shall:

(i)pay to the Agent for the Agent's own account and/or, as the case may be, for the account of the Lenders such additional amounts as may be

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necessary to ensure that the Agent and/or such Lender or Lenders (including the Swing Line Lender) receive a net amount equal to the full amount which would have been receivable had payment not been made subject to such tax; and

(ii)remit such tax to the relevant taxing authorities according to applicable law, and send to the Agent or the applicable Lender or Lenders (including the Swing Line Lender), as the case may be, such certificates or certified copy receipts as the Agent or such Lender or Lenders shall reasonably require as proof of the payment by the Borrowers of any such taxes payable by the Borrowers.

As used herein, the terms “tax”, “taxes” and “taxation” include all taxes, levies, imposts, duties, fees, deductions and withholdings or similar charges together with interest (and any taxes payable upon the amounts paid or payable pursuant to Section 10.1) thereon.

(e)
The Borrowers shall be reimbursed by the applicable Lender for any payment made by the Borrowers under Section 10.1(d) if the applicable Lender is not in compliance with its obligations under Section 13.13 at the time of the Borrowers' payment.

10.2    Application of Proceeds of Collateral. Notwithstanding anything to the contrary in this Agreement, in the case of any Event of Default under Section 9.1(i), immediately following the occurrence thereof, and in the case of any other Event of Default: (a) upon the termination of the Revolving Credit Aggregate Commitment, (b) the acceleration of any Indebtedness arising under this Agreement, (c) at the Agent's option, or (d) upon the request of the Majority Lenders after the commencement of any remedies hereunder, the Agent shall apply the proceeds of any Collateral, together with any offsets, voluntary payments by any Credit Party or others and any other sums received or collected in respect of the Indebtedness first, to pay all incurred and unpaid fees and expenses of the Agent under the Loan Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of any Loan Document, next, to pay any fees and expenses owed to the Issuing Lender hereunder, next, to the Indebtedness under the Revolving Credit (including the Swing Line and any Reimbursement Obligations) and to any obligations owing by any Credit Party under any Hedging Agreements and with respect to Lender Products on a pro rata basis, next, to any other Indebtedness on a pro rata basis, and then, if there is any excess, to the Credit Parties, as the case may be.

10.3    Pro-rata Recovery. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of principal of, or interest on, any of the Advances made by it, or the participations in Letter of Credit Obligations or Swing Line Advances held by it in excess of its pro rata share of payments then or thereafter obtained by all Lenders upon principal of and interest on all such Indebtedness, such Lender shall purchase from the other Lenders such participations in the Revolving Credit and/or the Letter of Credit Obligation held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably in accordance with the applicable Percentages of the Lenders; provided, however, that if all or any portion of the excess payment

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or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

10.4    Treatment of a Defaulting Lender; Reallocation of Defaulting Lender's Fronting Exposure.

(a)The obligation of any Lender to make any Advance hereunder shall not be affected by the failure of any other Lender to make any Advance under this Agreement, and no Lender shall have any liability to the Borrowers or any of their Subsidiaries, the Agent, any other Lender, or any other Person for another Lender's failure to make any loan or Advance hereunder.

(b)If any Lender shall become a Defaulting Lender, then such Defaulting Lender's right to vote in respect of any amendment, consent or waiver of the terms of this Agreement or such other Loan Documents, or to direct or approve any action or inaction by the Agent shall be subject to the restrictions set forth in Section 13.10.

(c)To the extent and for so long as a Lender remains a Defaulting Lender and notwithstanding the provisions of Section 10.3 hereof, the Agent shall be entitled, without limitation, (i) to withhold or setoff and to apply in satisfaction of those obligations for payment (and any related interest) in respect of which the Defaulting Lender shall be delinquent or otherwise in default to the Agent or any Lender (or to hold as cash collateral for such delinquent obligations or any future defaults) the amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document, (ii) if the amount of Advances made by such Defaulting Lender is less than its Percentage requires, apply payments of principal made by the Borrowers amongst the Non-Defaulting Lenders on a pro rata basis until all outstanding Advances are held by all Lenders according to their respective Percentages and (iii) to bring an action or other proceeding, in law or equity, against such Defaulting Lender in a court of competent jurisdiction to recover the delinquent amounts, and any related interest. Performance by the Borrowers of their respective obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified as a result of the operation of this Section, except to the extent expressly set forth herein. Furthermore, the rights and remedies of the Borrowers, the Agent, the Issuing Lender, the Swing Line Lender and the other Lenders against a Defaulting Lender under this section shall be in addition to any other rights and remedies such parties may have against the Defaulting Lender under this Agreement or any of the other Loan Documents, applicable law or otherwise, and the Borrowers waive no rights or remedies against any Defaulting Lender.

(d)If any Lender shall become a Defaulting Lender, then, for so long as such Lender remains a Defaulting Lender, any Fronting Exposure shall be reallocated by the Agent at the request of the Swing Line Lender and/or the Issuing Lender among the Non-Defaulting Lenders in accordance with their respective Percentages of the Revolving Credit, but only to the extent that the sum of the aggregate principal amount of all Revolving Credit Advances made by each Non-Defaulting Lender, plus such Non-Defaulting Lender's Percentage of the aggregate outstanding principal amount of Swing Line Advances and Letter of Credit Obligations prior to giving effect to such reallocation plus such Non-Defaulting Lender's Percentage of the Fronting Exposure to be reallocated does not exceed such Non- Defaulting Lender's Percentage of the

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Revolving Credit Aggregate Commitment, and only so long as no Default or Event of Default has occurred and is continuing on the date of such reallocation.

11.	CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS.

11.1    Reimbursement of Prepayment Costs. If (i) the Borrowers make any payment of principal with respect to any Eurodollar-based Advance or Quoted Rate Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, pursuant to any mandatory provisions hereof, by acceleration, or otherwise); (ii) the Borrowers convert or refund (or attempt to convert or refund) any such Advance on any day other than the last day of the Interest Period applicable thereto (except as described in Section 2.5(e)); (iii) the Borrowers fail to borrow, refund or convert any Eurodollar-based Advance or Quoted Rate Advance after notice has been given by the Borrowers to the Agent in accordance with the terms hereof requesting such Advance; or (iv) or if any Borrower fails to make any payment of principal in respect of a Eurodollar-based Advance or Quoted Rate Advance when due, the Borrowers shall reimburse the Agent for itself and/or on behalf of any Lender, as the case may be, within ten (10) Business Days of written demand therefor for any resulting loss, cost or expense incurred (excluding the loss of any Applicable Margin) by the Agent and Lenders, as the case may be, as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not the Agent and Lenders, as the case may be, shall have funded or committed to fund such Advance. The amount payable hereunder by the Borrowers to the Agent for itself and/or on behalf of any Lender, as the case may be, shall be deemed to equal an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Agreement, over (b) the amount of interest (as reasonably determined by the Agent and Lenders, as the case may be) which would have accrued to the Agent and Lenders, as the case may be, on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. Calculation of any amounts payable to any Lender under this paragraph shall be made as though such Lender shall have actually funded or committed to fund the relevant Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that any Lender may fund any Eurodollar-based Advance or Quoted Rate Advance, as the case may be, in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of the Borrowers, the Agent and Lenders shall deliver to the Borrowers a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

11.2    Eurodollar Lending Office. For any Eurodollar Advance, if the Agent or a Lender, as applicable, shall designate a Eurodollar Lending Office which maintains books separate from those of the rest of the Agent or such Lender, the Agent or such Lender, as the case may be, shall have the option of maintaining and carrying the relevant Advance on the books of such Eurodollar Lending Office.

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11.3    Circumstances Affecting LIBOR Rate Availability. If the Agent or the Majority Lenders (after consultation with the Agent) shall determine in good faith that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts are not being offered to the Agent or such Lenders at the applicable LIBOR Rate, then the Agent shall forthwith give notice thereof to the Borrowers. Thereafter, until the Agent notifies the Borrowers that such circumstances no longer exist, (i) the obligation of Lenders to make Advances which bear interest at or by reference to the LIBOR Rate, and the right of the Borrowers to convert an Advance to or refund an Advance as an Advance which bears interest at or by reference to the LIBOR Rate shall be suspended, (ii) effective upon the last day of each Eurodollar-Interest Period related to any existing Eurodollar-based Advance, each such Eurodollar-based Advance shall automatically be converted into an Advance which bears interest at or by reference to the Base Rate (without regard to the satisfaction of any conditions to conversion contained elsewhere herein), and (iii) effective immediately following such notice, each Advance which bears interest at or by reference to the Daily Adjusting LIBOR Rate shall automatically be converted into an Advance which bears interest at or by reference to the Base Rate (without regard to the satisfaction of any conditions to conversion contained elsewhere herein).

11.4    Laws Affecting LIBOR Rate Availability. If any Change in Law shall make it unlawful or impossible for any of the Lenders (or any of their respective Eurodollar Lending Offices) to honor its obligations hereunder to make or maintain any Advance which bears interest at or by reference to the LIBOR Rate, such Lender shall forthwith give notice thereof to the Borrowers and to the Agent. Thereafter, (a) the obligations of the applicable Lenders to make Advances which bear interest at or by reference to the LIBOR Rate and the right of the Borrowers to convert an Advance into or refund an Advance as an Advance which bears interest at or by reference to the LIBOR Rate shall be suspended and thereafter only the Base Rate shall be available, and (b) if any of the Lenders may not lawfully continue to maintain an Advance which bears interest at or by reference to the LIBOR Rate, the applicable Advance shall immediately be converted to an Advance which bears interest at or by reference to the Base Rate.

11.5    Increased Cost of Advances Carried at the LIBOR Rate. If any Change in Law shall:

(a)
subject any of the Lenders (or any of their respective Eurodollar Lending Offices) to any tax, duty or other charge with respect to any Advance (except for any withholding taxes which are covered by Section 10.1(d) hereof) or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Eurodollar Lending Offices) of the principal of or interest on any Advance or any other amounts due under this Agreement in respect thereof (except for changes in any Excluded Taxes); or

(b)
impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any of the Lenders (or any of their respective Eurodollar Lending Offices) or shall impose on any of the Lenders (or any of their respective

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Eurodollar Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Advance;

and the result of any of the foregoing matters is to increase the costs to any of the Lenders of maintaining any part of the Indebtedness hereunder as an Advance which bears interest at or by reference to the LIBOR Rate or to reduce the amount of any sum received or receivable by any of the Lenders under this Agreement in respect of an Advance which bears interest at or by reference to the LIBOR Rate, then such Lender shall promptly notify the Agent, and the Agent shall promptly notify the Borrowers of such fact and demand compensation therefor and, within ten (10) Business Days after such notice, the Borrowers agree to pay to such Lender or Lenders such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction, provided that each Lender agrees to take any reasonable action, to the extent such action could be taken without cost or administrative or other burden or restriction to such Lender, to mitigate or eliminate such cost or reduction, within a reasonable time after becoming aware of the foregoing matters. The Agent will promptly notify the Borrowers of any event of which it has knowledge which will entitle Lenders to compensation pursuant to this Section, or which will cause the Borrowers to incur additional liability under Section 11.1 hereof, provided that the Agent shall incur no liability whatsoever to the Lenders or the Borrowers in the event it fails to do so. A certificate of the Agent (or such Lender, if applicable) setting forth the basis for determining such additional amount or amounts necessary to compensate such Lender or Lenders shall accompany such demand and shall be conclusively presumed to be correct absent manifest error.
11.6    Capital Adequacy and Other Increased Costs. (a) If any Change in Law affects or would affect the amount of capital required to be maintained by such Lender or the Agent (or any corporation controlling such Lender or the Agent) and such Lender or the Agent, as the case may be, determines that the amount of such capital is increased by or, based upon the existence of such Lender's or the Agent's obligations or Advances hereunder, the effect of such Change in Law is to result in such an increase, and such increase has the effect of reducing the rate of return on such Lender's or the Agent's (or such controlling corporation's) capital as a consequence of such obligations or Advances hereunder to a level below that which such Lender or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender or the Agent to be material (collectively, “Increased Costs”), then the Agent or such Lender shall notify the Borrowers, and thereafter the Borrowers shall pay to such Lender or the Agent, as the case may be, within ten (10) Business Days of written demand therefor from such Lender or the Agent, additional amounts sufficient to compensate such Lender or the Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Lender or the Agent reasonably determines to be allocable to the existence of such Lender's or the Agent's obligations or Advances hereunder. A statement setting forth the amount of such compensation, the methodology for the calculation and the calculation thereof which shall also be prepared in good faith and in reasonable detail by such Lender or the Agent, as the case may be, shall be submitted by such Lender or by the Agent to the Borrowers, reasonably promptly after becoming aware of any event described in this Section 11.6(a) and shall be conclusively presumed to be correct, absent manifest error.

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(b)
Notwithstanding the foregoing, however, except in the case of a Change in Law of the type referred to in clauses (x), (y) or (z) of the definition thereof, Borrowers shall not be required to pay any increased costs under Sections 11.5, 11.6 or 3.4(c) for any period ending prior to the date that is 180 days prior to the making of a Lender's initial request for such additional amounts unless the applicable Change in Law or other event resulting in such increased costs is effective retroactively to a date more than 180 days prior to the date of such request, in which case a Lender's request for such additional amounts relating to the period more than 180 days prior to the making of the request must be given not more than 180 days after such Lender becomes aware of the applicable Change in Law or other event resulting in such increased costs.”

11.7    Right of Lenders to Fund through Branches and Affiliates. Each Lender (including without limitation the Swing Line Lender) may, if it so elects, fulfill its commitment as to any Advance hereunder by designating a branch or Affiliate of such Lender to make such Advance; provided that (a) such Lender shall remain solely responsible for the performances of its obligations hereunder and (b) no such designation shall result in any material increased costs to the Borrowers.

12.	AGENT.

12.1    Appointment of the Agent. Each Lender and the holder of each Note (if issued) irrevocably appoints and authorizes the Agent to act on behalf of such Lender or holder under this Agreement and the other Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Credit Party.

12.2    Deposit Account with the Agent or any Lender. Each Borrower authorizes the Agent and each Lender, in the Agent's or such Lender's sole discretion, upon notice to the Borrowers to charge its general deposit account(s), if any, maintained with the Agent or such Lender for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same become due and payable under the terms of this Agreement or the Notes.

12.3    Scope of the Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement or otherwise, have a fiduciary relationship with any Lender (and no implied covenants or other obligations shall be read into this Agreement against the Agent). None of the Agent, its Affiliates nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith with the consent or at the request of the Majority Lenders (or all of the Lenders for those acts requiring consent of all of the Lenders) (except for its or their own willful misconduct or gross negligence), nor be responsible for or

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have any duties to ascertain, inquire into or verify (a) any recitals or warranties made by the Credit Parties or any Affiliate of the Credit Parties, or any officer thereof contained herein or therein, (b) the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto or any security thereunder, (c) the performance by the Credit Parties of their respective obligations hereunder or thereunder, or (d) the satisfaction of any condition hereunder or thereunder, including without limitation in connection with the making of any Advance or the issuance of any Letter of Credit. The Agent and its Affiliates shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegraph, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. The Agent may treat the payee of any Note as the holder thereof. The Agent may employ agents and may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to the Lenders (except as to money or property received by them or their authorized agents), for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

12.4    Successor Agent. The Agent may resign as such at any time upon at least thirty (30) days prior notice to the Borrowers and each of the Lenders. If the Agent at any time shall resign or if the office of the Agent shall become vacant for any other reason, Majority Lenders shall, by written instrument, appoint successor agent(s) (“Successor Agent”) satisfactory to such Majority Lenders and, so long as no Default or Event of Default has occurred and is continuing, to the Borrowers (which approval shall not be unreasonably withheld or delayed); provided, however that any such successor Agent shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States or any state thereof, or any Affiliate of such bank or trust company or other financial institution which is engaged in the banking business, and shall have a combined capital and surplus of at least $500,000,000. Such Successor Agent shall thereupon become the Agent hereunder, as applicable, and the Agent shall deliver or cause to be delivered to any successor agent such documents of transfer and assignment as such Successor Agent may reasonably request. If a Successor Agent is not so appointed or does not accept such appointment before the resigning Agent's resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Majority Lenders and, if applicable, the Borrowers, is made and accepted, or if no such temporary successor is appointed as provided above by the resigning the Agent, the Majority Lenders shall thereafter perform all of the duties of the resigning the Agent hereunder until such appointment by the Majority Lenders and, if applicable, the Borrowers, is made and accepted. Such Successor Agent shall succeed to all of the rights and obligations of the resigning Agent as if originally named. The resigning Agent shall duly assign, transfer and deliver to such Successor Agent all moneys at the time held by the resigning Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed hereunder. Upon such succession of any such Successor Agent, the resigning Agent shall be discharged from its duties and obligations, in its capacity as the Agent hereunder, except for its gross negligence or willful misconduct arising prior to its resignation hereunder, and the provisions of this Article 12 shall continue in effect for the benefit of the resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

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12.5    Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender and based on the financial statements of the Borrowers and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Lender also acknowledges that it will, independently of the Agent and each other Lender and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, any Loan Document or any other document executed pursuant hereto.

12.6    Authority of the Agent to Enforce This Agreement. Each Lender, subject to the terms and conditions of this Agreement, grants the Agent full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of any Indebtedness outstanding under this Agreement or any other Loan Document and to file such proofs of debt or other documents as may be necessary to have the claims of the Lenders allowed in any proceeding relative to any Credit Party, or their respective creditors or affecting their respective properties, and to take such other actions which the Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents.

12.7    Indemnification of the Agent. The Lenders agree (which agreement shall survive the expiration or termination of this Agreement) to indemnify the Agent and its Affiliates (to the extent not reimbursed by the Borrowers, but without limiting any obligation of the Borrowers to make such reimbursement), ratably according to their respective Percentages, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, reasonable fees and expenses of house and outside counsel) which may be imposed on, incurred by, or asserted against the Agent and its Affiliates in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or any action taken or omitted by the Agent and its Affiliates under this Agreement or any of the Loan Documents; provided, however, that no Lender shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's or its Affiliate's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of house and outside counsel) incurred by the Agent and its Affiliates in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that the Agent and its Affiliates are not reimbursed for such expenses by the Borrowers, but without limiting the obligation of the Borrowers to make such reimbursement. Each Lender agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any amounts owing to the Agent and its Affiliates by the Lenders pursuant to this Section, provided that, if the Agent or its Affiliates are subsequently reimbursed by the Borrowers for such amounts, they shall refund to the Lenders on a pro rata basis the amount of any excess reimbursement. If the indemnity furnished to the Agent and its Affiliates under this Section shall become impaired as determined in the Agent's reasonable judgment or the Agent shall elect in its sole discretion to have such indemnity confirmed by the Lenders (as

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to specific matters or otherwise), the Agent shall give notice thereof to each Lender and, until such additional indemnity is provided or such existing indemnity is confirmed, the Agent may cease, or not commence, to take any action. Any amounts paid by the Lenders hereunder to the Agent or its Affiliates shall be deemed to constitute part of the Indebtedness hereunder.

12.8    Knowledge of Default. It is expressly understood and agreed that the Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have received a written notice from a Lender or a Borrower specifying such Default or Event of Default and stating that such notice is a “notice of default”. Upon receiving such a notice, the Agent shall promptly notify each Lender of such Default or Event of Default and provide each Lender with a copy of such notice and shall endeavor to provide such notice to the Lenders within three (3) Business Days (but without any liability whatsoever in the event of its failure to do so). The Agent shall also furnish the Lenders, promptly upon receipt, with copies of all other notices or other information required to be provided by the Borrowers hereunder.

12.9    The Agent's Authorization; Action by Lenders. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Lenders to give any approval or consent, or to make any request, or to take any other action on behalf of the Lenders (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Lenders or the Lenders, as applicable hereunder. Action that may be taken by the Majority Lenders, any other specified Percentage of the Lenders or all of the Lenders, as the case may be (as provided for hereunder) may be taken (i) pursuant to a vote of the requisite percentages of the Lenders as required hereunder at a meeting (which may be held by telephone conference call), provided that the Agent exercises good faith, diligent efforts to give all of the Lenders reasonable advance notice of the meeting, or (ii) pursuant to the written consent of the requisite percentages of the Lenders as required hereunder, provided that all of the Lenders are given reasonable advance notice of the requests for such consent.

12.10    Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, the Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Lenders or all of the Lenders, as the case may be (as provided for hereunder), shall direct; provided, however, that the Agent shall not be required to act or omit to act if, in the reasonable judgment of the Agent, such action or omission may expose the Agent to personal liability for which the Agent has not been satisfactorily indemnified hereunder or is contrary to this Agreement, any of the Loan Documents or applicable law. Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Lender (other than the Agent, acting in its capacity as agent) shall be entitled to take any enforcement action of any kind under this Agreement or any of the other Loan Documents.

12.11    Collateral Matters.

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(a)
The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain a perfected security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

(b)
The Lenders irrevocably authorize the Agent, in its reasonable discretion, to the full extent set forth in Section 13.10(d) hereof, (1) to release or terminate any Lien granted to or held by the Agent upon any Collateral (a) upon termination of the Revolving Credit Aggregate Commitment and payment in full of all Indebtedness payable under this Agreement and under any other Loan Document; (b) constituting property (including, without limitation, Equity Interests in any Person) sold or to be sold or disposed of as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction and including the property of any Subsidiary that is disposed of as permitted hereby) permitted in accordance with the terms of this Agreement; (c) constituting property in which a Credit Party owned no interest at the time the Lien was granted or at any time thereafter; or (d) if approved, authorized or ratified in writing by the Majority Lenders, or all the Lenders, as the case may be, as provided in Section 13.10; (2) to subordinate the Lien granted to or held by the Agent on any Collateral to any other holder of a Lien on such Collateral which is permitted by Section 8.2(b) hereof; and (3) if all of the Equity Interests held by the Credit Parties in any Person are sold or otherwise transferred to any transferee other than a Borrower or a Subsidiary of a Borrower as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction) permitted in accordance with the terms of this Agreement, to release such Person from all of its obligations under the Loan Documents (including, without limitation, under any Guaranty). Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 12.11(b).

12.12    The Agents in their Individual Capacities. Comerica Bank and its Affiliates, successors and assigns shall each have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though such Lender were not the Agent. Comerica Bank and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Credit Parties as if such Lender were not acting as the Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Lenders.

12.13    The Agent's Fees. Until the Indebtedness has been repaid and discharged in full and no commitment to extend any credit hereunder is outstanding, the Borrowers shall pay to the Agent, as applicable, any agency or other fee(s) set forth (or to be set forth from time to time) in the applicable Fee Letter on the terms set forth therein. The agency fees referred to in this Section 12.13 shall not be refundable under any circumstances.

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12.14    Documentation Agent or other Titles. Any Lender identified on the facing page or signature page of this Agreement or in any amendment hereto or as designated with consent of the Agent in any assignment agreement as Lead Arranger, Documentation Agent, Syndications Agent or any similar titles, shall not have any right, power, obligation, liability, responsibility or duty under this Agreement as a result of such title other than those applicable to all Lenders as such. Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender as a result of such title. Each Lender acknowledges that it has not relied, and will not rely, on the Lender so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

12.15    No Reliance on the Agent's Customer Identification Program.

(a)
Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with a Borrower or any of its Subsidiaries, any of their respective Affiliates or agents, the Loan Documents or the transactions hereunder: (i) any identity verification procedures, (ii) any record keeping, (iii) any comparisons with government lists, (iv) any customer notices or (v) any other procedures required under the CIP Regulations or such other laws.

(b)
Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (x) within 10 days after the Effective Date, and (y) at such other times as are required under the USA Patriot Act.

13.	MISCELLANEOUS.

13.1    Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done, unless otherwise specified herein, in accordance with GAAP.

13.2    Choice of Law and Venue . (a)    THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN

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DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS.

(b)    THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWERS AND AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13.2.
13.3    Reserved.

13.4    Interest. In the event the obligation of the Borrowers to pay interest on the principal balance of the Notes or on any other amounts outstanding hereunder or under the other Loan Documents is or becomes in excess of the maximum interest rate which the Borrowers are permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable thereto with respect to such Lender's applicable Percentages shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

13.5    Closing Costs and Other Costs; Indemnification.

(a)
The Borrowers shall pay or reimburse (a) the Agent and its Affiliates for payment of, on demand, all reasonable and invoiced costs and expenses, including, by way of description and not limitation, reasonable and invoiced outside attorney fees and advances, appraisal and accounting fees, lien search fees, and required travel costs, incurred by the Agent and its Affiliates in connection with the commitment, consummation and closing of the loans contemplated hereby, or in connection with the administration or enforcement of this Agreement or the other Loan Documents (including the obtaining of legal advice regarding the rights and responsibilities of the parties hereto) or any refinancing or restructuring of the loans or Advances provided under this Agreement or the other Loan Documents, or any amendment or modification thereof requested by the Borrowers, and (b) the Agent and its Affiliates and each of the Lenders, as the case may be, for all stamp and other taxes and duties payable or determined to be payable in

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connection with the execution, delivery, filing or recording of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or duties. Furthermore, all reasonable and invoiced costs and expenses, including without limitation reasonable and invoiced attorney fees, incurred by the Agent and its Affiliates and, after the occurrence and during the continuance of an Event of Default, by the Lenders in revising, preserving, protecting, exercising or enforcing any of its or any of the Lenders' rights against the Borrowers or any other Credit Party, or otherwise incurred by the Agent and its Affiliates and the Lenders in connection with any Event of Default or the enforcement of the loans (whether incurred through negotiations, legal proceedings or otherwise), including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against the Agent, its Affiliates, or any Lender which would not have been asserted were it not for the Agent's or such Affiliate's or Lender's relationship with the Borrowers hereunder or otherwise, shall also be paid by the Borrowers. All of said amounts required to be paid by the Borrowers hereunder and not paid forthwith upon demand, as aforesaid, shall bear interest, from the date incurred to the date payment is received by the Agent, at the Base Rate, plus two percent (2%).

(b)
The Borrowers agree to indemnify and hold the Agent and each of the Lenders (and their respective Affiliates) harmless from all loss, cost, damage, liability or expenses, including reasonable house and outside attorneys' fees and disbursements (but without duplication of such fees and disbursements for the same services), incurred by the Agent and each of the Lenders by reason of an Event of Default, or enforcing the obligations of any Credit Party under this Agreement or any of the other Loan Documents, as applicable, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the Loan Documents, excluding, however, any loss, cost, damage, liability or expenses to the extent arising as a result of the gross negligence or willful misconduct of the party seeking to be indemnified under this Section 13.5(b).

The Borrowers agree to defend, indemnify and hold harmless the Agent and each Lender (and their respective Affiliates), and their respective employees, agents, officers and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature (including without limitation, reasonable attorneys and consultants fees, investigation and laboratory fees, environmental studies required by the Agent or any Lender in connection with the violation of Hazardous Material Laws), court costs and litigation expenses, arising out of or related to (i) the presence, use, disposal, release or threatened release of any Hazardous Materials on, from or affecting any premises owned or occupied by any Credit Party in violation of or the non-compliance with applicable Hazardous Material Laws, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (iii) any lawsuit or other proceeding brought or threatened, settlement reached or governmental order or decree relating to such Hazardous Materials, and/or (iv) complying or coming into compliance with all Hazardous

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Material Laws (including the cost of any remediation or monitoring required in connection therewith) or any other Requirement of Law; provided, however, that the Borrowers shall have no obligations under this Section 13.5(c) with respect to claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses to the extent arising as a result of the gross negligence or willful misconduct of the Agent or such Lender, as the case may be. The obligations of the Borrowers under this Section 13.5(c) shall be in addition to any and all other obligations and liabilities the Borrowers may have to the Agent or any of the Lenders at common law or pursuant to any other agreement.
13.6    Notices.

(a)
Except as expressly provided otherwise in this Agreement (and except as provided in clause (b) below), all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier or by facsimile and addressed or delivered to it at its address set forth on Schedule 13.6 or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section 13.6 or posted to an E-System set up by or at the direction of the Agent (as set forth below). Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two (2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by facsimile, shall be deemed given when received. The Agent may, but, except as specifically provided herein, shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing or by facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control. Any notice given by the Agent or any Lender to any Borrower shall be deemed to be a notice to all of the Credit Parties.

(b)
Notices and other communications provided to the Agent and the Lenders party hereto under this Agreement or any other Loan Document may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Agent. The Agent or the Borrowers may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications (including email and any E-System) pursuant to procedures approved by it. Unless otherwise agreed to in a writing by and among the parties to a particular communication, (i) notices and other communications sent to an email address shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, return email, or other written acknowledgment) and (ii) notices and other communications posted to any

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E-System shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or other communication is available and identifying the website address therefore.

13.7    Further Action. The Borrowers, from time to time, upon written request of the Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may reasonably be required to carry out the intent and purpose of this Agreement or the Loan Documents, and to provide for Advances under and payment of the Notes, according to the intent and purpose herein and therein expressed.

13.8    Successors and Assigns; Participations; Assignments.

(a)	This Agreement shall be binding upon and shall inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns.

(b)
The foregoing shall not authorize any assignment by the Borrowers of their respective rights or duties hereunder, and, except as otherwise provided herein, no such assignment shall be made (or be effective) without the prior written approval of the Lenders, provided that Ashford University, LLC may assign its rights and duties hereunder in connection with the Ashford Reorganization.

(c)
No Lenders may at any time assign or grant participations in such Lender's rights and obligations hereunder and under the other Loan Documents except (i) by way of assignment to any Eligible Assignee in accordance with clause (d) of this Section, (ii) by way of a participation in accordance with the provisions of clause (e) of this Section or (iii) by way of a pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section (and any other attempted assignment or transfer by any Lender shall be deemed to be null and void).

(d)	Each assignment by a Lender of all or any portion of its rights and obligations hereunder and under the other Loan Documents, shall be subject to the following terms and conditions:

(i)each such assignment shall be made on a pro rata basis, and shall be in a minimum amount of the lesser of (x) Five Million Dollars ($5,000,000) or such lesser amount as the Agent shall agree and (y) the entire remaining amount of assigning Lender's aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit); provided however that, after giving effect to such assignment, in no event shall the entire remaining amount (if any) of assigning Lender's aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit) be less than $5,000,000; and

(ii)the parties to any assignment shall execute and deliver to the Agent an Assignment Agreement substantially (as determined by the Agent) in the form attached hereto as Exhibit H (with appropriate insertions acceptable to the Agent),

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together with a processing and recordation fee in the amount, if any, required as set forth in the Assignment Agreement.

Until the Assignment Agreement becomes effective in accordance with its terms and is recorded in the Register maintained by Agent under clause (g) of this Section 13.8, and the Agent has confirmed that the assignment satisfies the requirements of this Section 13.8, the Borrowers and the Agent shall be entitled to continue to deal solely and directly with the assigning Lender in connection with the interest so assigned. From and after the effective date of each Assignment Agreement that satisfies the requirements of this Section 13.8, the assignee thereunder shall be deemed to be a party to this Agreement, such assignee shall have the rights and obligations of a Lender under this Agreement and the other Loan Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment) and the assigning Lender shall relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents.
Upon request, the Borrowers shall execute and deliver to the Agent, new Note(s) payable to the assignee in an amount equal to the amount assigned to the assigning Lender pursuant to such Assignment Agreement, and with respect to the portion of the Indebtedness retained by the assigning Lender, to the extent applicable, new Note(s) payable to the assigning Lender in an amount equal to the amount retained by such Lender hereunder. The Agent, the Lenders and the Borrowers acknowledge and agree that any such new Note(s) shall be given in renewal and replacement of the Notes issued to the assigning lender prior to such assignment and shall not effect or constitute a novation or discharge of the Indebtedness evidenced by such prior Note, and each such new Note may contain a provision confirming such agreement.

(e)
The Borrowers and the Agent acknowledge that each of the Lenders may at any time and from time to time, subject to the terms and conditions hereof, grant participations in such Lender's rights and obligations hereunder (on a pro rata basis only) and under the other Loan Documents to any Person (other than a natural person or to a Borrower or any of such Borrower's Affiliates or Subsidiaries); provided that any participation permitted hereunder shall comply with all applicable laws and shall be subject to a participation agreement that incorporates the following restrictions:

(i)such Lender shall remain the holder of its Notes hereunder (if such Notes are issued), notwithstanding any such participation;

(ii)a participant shall not reassign or transfer, or grant any sub-participations in its participation interest hereunder or any part thereof;

(iii)such Lender shall retain the sole right and responsibility to enforce the obligations of the Credit Parties relating to the Notes and the other Loan Documents, including, without limitation, the right to proceed against any Guarantors, or cause the Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant (unless such participant is an Affiliate of such Lender), except for those matters requiring the

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consent of each of the Lenders under Section 13.10(b) (provided that a participant may exercise approval rights over such matters only on an indirect basis, acting through such Lender and the Credit Parties, the Agent and the other Lenders may continue to deal directly with such Lender in connection with such Lender's rights and duties hereunder). Notwithstanding the foregoing, however, in the case of any participation granted by any Lender hereunder, the participant shall not have any rights under this Agreement or any of the other Loan Documents against the Agent, any other Lender or any Credit Party; provided, however that the participant may have rights against such Lender in respect of such participation as may be set forth in the applicable participation agreement and all amounts payable by the Credit Parties hereunder shall be determined as if such Lender had not sold such participation. Each such participant shall be entitled to the benefits of Article 11 of this Agreement to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (d) of this Section, provided that no participant shall be entitled to receive any greater amount pursuant to such the provisions of Article 11 than the issuing Lender would have been entitled to receive in respect of the amount of the participation transferred by such issuing Lender to such participant had no such transfer occurred and each such participant shall also be entitled to the benefits of Section 9.6 hereof as though it were a Lender, provided that such participant agrees to be subject to Section 10.3 hereof as though it were a Lender; and

(iv)each participant shall provide the relevant tax form required under Section 13.13.

(f)
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto.

(g)
The Borrowers hereby designate the Agent, and Agent agrees to serve, as the Borrowers' non-fiduciary agent solely for purposes of this Section 13.8(g) to maintain at its principal office in the United States a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, the Percentages of such Lenders and the principal amount of each type of Advance owing to each such Lender from time to time. The entries in the Register shall be conclusive evidence, absent manifest error, and the Borrowers, the Agent, and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Advances recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender (but only with respect to any entry relating to such Lender's Percentages and the principal amounts owing to such Lender) upon reasonable notice to the Agent and a copy of such information shall be provided to any such party on their prior written request. The Agent shall give prompt

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written notice to the Borrowers of the making of any entry in the Register or any change in such entry.

(h)
The Borrowers authorize each Lender to disclose to any prospective assignee or participant which has satisfied the requirements hereunder, any and all financial information in such Lender's possession concerning the Credit Parties which has been delivered to such Lender pursuant to this Agreement, provided that each such prospective assignee or participant shall execute a confidentiality agreement consistent with the terms of Section 13.11 hereof or shall otherwise agree to be bound by the terms thereof.

(i)
Nothing in this Agreement, the Notes or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participants permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.

13.9    Counterparts. This Agreement may be executed in any number of original counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

13.10    Amendment and Waiver.

(a)
No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Lenders (or by the Agent at the written request of the Majority Lenders) or, if this Agreement expressly so requires with respect to the subject matter thereof, by all Lenders (and, with respect to any amendments to this Agreement or the other Loan Documents, by any Credit Party or the Guarantors that are signatories thereto), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. All references in this Agreement to “Lenders” or “the Lenders” shall refer to all Lenders, unless expressly stated to refer to Majority Lenders (or the like).

(b)	Notwithstanding anything to the contrary herein,

(i)no amendment, waiver or consent shall increase the stated amount of any Lender's commitment hereunder without such Lender's consent;

(ii)no amendment, waiver or consent shall, unless in writing and signed by the Lender or Lenders holding Indebtedness directly affected thereby, do any of the following:

(A)reduce the principal of, or interest on, any outstanding Indebtedness or any Fees or other amounts payable hereunder,

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(B)postpone any date fixed for any payment of principal of, or interest on, any outstanding Indebtedness or any Fees or other amounts payable hereunder (except with respect to the payments required under Section 2.10(b)), and

(C)change any of the provisions of this Section 13.10 or the definitions of “Majority Lenders”, “Majority Revolving Credit Lenders”, or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender; provided that changes to the definition of “Majority Lenders” may be made with the consent of only the Majority Lenders to include the Lenders holding any additional credit facilities that are added to this Agreement with the approval of the appropriate Lenders;

(iii)no amendment, waiver or consent shall, unless in writing and signed by all Lenders, do any of the following:

(A)except as expressly permitted hereunder or under the Collateral Documents, release all or substantially all of the Collateral (provided that neither the Agent nor any Lender shall be prohibited thereby from proposing or participating in a consensual or nonconsensual debtor-in-possession or similar financing), or release any material guaranty provided by any Person in favor of the Agent and the Lenders, provided however that the Agent shall be entitled, without notice to or any further action or consent of the Lenders, to release any Collateral which any Credit Party is permitted to sell, assign or otherwise transfer in compliance with this Agreement or the other Loan Documents or release any guaranty to the extent expressly permitted in this Agreement or any of the other Loan Documents (whether in connection with the sale, transfer or other disposition of the applicable Guarantor or otherwise),

(B)increase the maximum duration of Interest Periods permitted hereunder; or

(C)modify Sections 10.2 or 10.3 hereof;

(iv)any amendment, waiver or consent that will (A) reduce the principal of, or interest on, the Swing Line Note, (B) postpone any date fixed for any payment of principal of, or interest on, the Swing Line Note or (C) otherwise affect the rights and duties of the Swing Line Lender under this Agreement or any other Loan Document, shall require the written concurrence of the Swing Line Lender;

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(v)any amendment, waiver or consent that will affect the rights or duties of Issuing Lender under this Agreement or any of the other Loan Documents, shall require the written concurrence of the Issuing Lender; and

(vi)any amendment, waiver, or consent that will affect the rights or duties of the Agent under this Agreement or any other Loan Document, shall require the written concurrence of the Agent.

(c)
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove of any amendment, consent, waiver or any other modification to any Loan Document (and all amendments, consents, waivers and other modifications may be effected without the consent of the Defaulting Lenders), except that the foregoing shall not permit, in each case without such Defaulting Lender's consent, (i) an increase in such Defaulting Lender's stated commitment amounts, (ii) the waiver, forgiveness or reduction of the principal amount of any Indebtedness owing to such Defaulting Lender (unless all other Lenders affected thereby are treated similarly), (iii) the extension of the final maturity date(s) of such Defaulting Lenders' portion of any of the Indebtedness or the extension of any commitment to extend credit of such Defaulting Lender, or (iv) any other modification which requires the consent of all Lenders or the Lender(s) affected thereby which affects such Defaulting Lender more adversely than the other affected Lenders (other than a modification which results in a reduction of such Defaulting Lender's Percentage of any Commitments or repayment of any amounts owing to such Defaulting Lender on a non pro-rata basis).

(d)
The Agent shall, upon the written request of the Borrowers, execute and deliver to the Credit Parties such documents as may be necessary to evidence (1) the release of any Lien granted to or held by the Agent upon any Collateral: (a) upon termination of the Revolving Credit Aggregate Commitment and payment in full of all Indebtedness payable under this Agreement and under any other Loan Document; (b) which constitutes property (including, without limitation, Equity Interests in any Person) sold or to be sold or disposed of as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction and including the property of any Subsidiary that is disposed of as permitted hereby) permitted in accordance with the terms of this Agreement; (c) which constitutes property in which a Credit Party owned no interest at the time the Lien was granted or at any time thereafter; or (d) if approved, authorized or ratified in writing by the Majority Lenders, or all the Lenders, as the case may be, as provided in this Section 13.10; or (2) the release of any Person from its obligations under the Loan Documents (including without limitation the Guaranty) if all of the Equity Interests of such Person that were held by a Credit Party are sold or otherwise transferred to any transferee other than a Borrower or a Subsidiary of a Borrower as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction) permitted in accordance with the terms of this Agreement; provided that (i) the Agent shall not be required to execute any such release or subordination agreement under clauses

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(1) or (2) above on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty or such release shall not in any manner discharge, affect or impair the Indebtedness or any Liens upon any Collateral retained by any Credit Party, including (without limitation) the proceeds of the sale or other disposition, all of which shall constitute and remain part of the Collateral.

(e)
Notwithstanding anything to the contrary herein the Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

13.11    Confidentiality. Each Lender agrees that it will not disclose without the prior consent of the Borrowers (other than to its employees, its Subsidiaries, another Lender, an Affiliate of a Lender or to its auditors, counsel or representatives) any information with respect to the Credit Parties which is furnished pursuant to this Agreement or any of the other Loan Documents; provided that any Lender may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by such Lender from any third party under no duty of confidentiality to any Credit Party, (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender, including the Board of Governors of the Federal Reserve System of the United States, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation, ruling or other requirement of law applicable to such Lender, and (e) to any prospective assignee or participant in accordance with Section 13.8(f) hereof if such Persons are bound by a non-disclosure agreement that is no less restrictive than the non-disclosure agreement entered into by such Lender.

13.12    Substitution or Removal of Lenders.

(a)
With respect to any Lender (i) whose obligation to make Eurodollar-based Advances has been suspended pursuant to Section 11.3 or 11.4, (ii) that has demanded compensation under Sections 3.4(c), 11.5 or 11.6, (iii) that has become a Defaulting Lender or (iv) that has failed to consent to a requested amendment, waiver or modification to any Loan Document as to which the Majority Lenders have already consented (in each case, an “Affected Lender”), then the Agent or the Borrowers may, at the Borrowers' sole expense, require the Affected Lender to sell and assign all of its interests, rights and obligations under this Agreement, including, without limitation, its Commitments, to an assignee (which may be one or more of the Lenders) (such assignee shall be referred to herein as the “Purchasing Lender” or “Purchasing Lenders”) within two (2) Business Days after receiving notice from the Borrowers requiring it to do so, for an aggregate price equal to the sum of the portion of all Advances made by it, interest and fees accrued for its account through but excluding the date of such payment, and all

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other amounts payable to it hereunder, from the Purchasing Lender(s) (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts, including without limitation, if demanded by the Affected Lender, the amount of any compensation that due to the Affected Lender under Sections 3.4(c), 11.1, 11.5 and 11.6 to but excluding said date), payable (in immediately available funds) in cash. The Affected Lender, as assignor, such Purchasing Lender, as assignee, the Borrowers and the Agent, shall enter into an Assignment Agreement pursuant to Section 13.8 hereof, whereupon such Purchasing Lender shall be a Lender party to this Agreement, shall be deemed to be an assignee hereunder and shall have all the rights and obligations of a Lender with a Revolving Credit Percentage equal to its ratable share of the then applicable Revolving Credit Aggregate Commitment of the Affected Lender, provided, however, that if the Affected Lender does not execute such Assignment Agreement within (2) Business Days of receipt thereof, the Agent may execute the Assignment Agreement as the Affected Lender's attorney-in-fact. Each of the Lenders hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of such Lender or in its own name to execute and deliver the Assignment Agreement while such Lender is an Affected Lender hereunder (such power of attorney to be deemed coupled with an interest and irrevocable). In connection with any assignment pursuant to this Section 13.12, the Borrowers or the Purchasing Lender shall pay to the Agent the administrative fee for processing such assignment referred to in Section 13.8.

(b)
If any Lender is an Affected Lender of the type described in Section 13.12(a)(iii) and (iv) (any such Lender, a “Non-Compliant Lender”), the Borrowers may, with the prior written consent of the Agent, and notwithstanding Section 10.3 of this Agreement or any other provisions requiring pro rata payments to the Lenders, elect to reduce any Commitments by an amount equal to the Non-Compliant Lender's Percentage of the Commitment of such Impaired Lender and repay such Non-Compliant Lender an amount equal the principal amount of all Advances owing to it, all interest and fees accrued for its account through but excluding the date of such repayment, and all other amounts payable to it hereunder (including without limitation, if demanded by the Non-Compliant Lender, the amount of any compensation that due to the Non-Compliant Lender under Sections 3.4(c), 11.1, 11.5 and 11.6 to but excluding said date), payable (in immediately available funds) in cash, so long as, after giving effect to the termination of Commitments and the repayments described in this clause (b), any Fronting Exposure of such Non-Compliant Lender shall be reallocated among the Lenders that are not Non-Compliant Lenders in accordance with their respective Revolving Credit Percentages, but only to the extent that the sum of the aggregate principal amount of all Revolving Credit Advances made by each such Lender, plus such Lender's Percentage of the aggregate outstanding principal amount of Swing Line Advances and Letter of Credit Obligations prior to giving effect to such reallocation plus such Lender's Percentage of the Fronting Exposure to be reallocated does not exceed such Lender's Percentage of the Revolving Credit

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Aggregate Commitment, and with respect to any portion of the Fronting Exposure that may not be reallocated, the Borrowers shall deliver to the Agent, for the benefit of the Issuing Lender and/or Swing Line Lender, as applicable, cash collateral or other security satisfactory to the Agent, with respect any such remaining Fronting Exposure.

13.13    Withholding Taxes.

(a)
Each Lender that is not a “United States person,” within the meaning of Section 7701(a)(30) of the Internal Revenue Code (each, a “Non-U.S. Lender”) that, at any of the following times, is entitled to an exemption from United States withholding tax or, after a change in any Requirement of Law, is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall (w) on or prior to the date such Lender becomes a Non-U.S. Lender hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete (to the extent such Lender has actual knowledge thereof, or is so advised in writing by the Borrowers), (y) after the occurrence of any event requiring a change in the most recent form of certification previously delivered by it pursuant to this clause (a) (to the extent such Lender has actual knowledge thereof, or is so advised in writing by the Borrowers) and (z) from time to time if reasonably requested by the Borrowers or Agent, provide Agent and the Borrowers with such properly completed and executed documentation prescribed by applicable law as will permit payments to such Lender to be made without withholding, or at a reduced rate of withholding, as the case may be. Without limiting the generality of the foregoing, each Non-U.S. Lender shall deliver originals of the following (in such number as shall be reasonably requested by the recipient), as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) and/or W-8IMY or any successor forms, (B) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Internal Revenue Code, Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate that such Non-U.S. Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code or (C) any other applicable document prescribed by the Internal Revenue Service certifying as to the entitlement of such Non-U.S. Lender to such exemption from United States withholding tax or such reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents, all as reasonably requested by the Borrowers or the Agent. Unless the Borrowers and the Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Agent may (and shall, if directed to do so by the Borrowers) withhold

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amounts required to be withheld by applicable requirements of law from such payments at the applicable statutory rate.

(b)
Each Lender that is a “United States person,” within the meaning of Section 7701(a)(30) of the Code (each a “U.S. Lender”) shall (A) on or prior to the date such Lender becomes a “U.S. Lender” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete (to the extent such Lender has actual knowledge thereof, or is so advised in writing by Borrower), (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (b) (to the extent such Lender has actual knowledge thereof, or is so advised in writing by the Borrowers) and (D) from time to time if requested by the Borrowers or Agent, provide Agent and the Borrowers with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

(c)
If a payment made to a Non-U.S. Lender would be subject to United States federal withholding tax imposed by FATCA if such Non-U.S. Lender fails to comply with the applicable reporting requirements of FATCA, such Non-U.S. Lender shall deliver to Agent and the Borrowers any documentation under any requirement of law or reasonably requested by any Agent or the Borrowers sufficient for Agent or the Borrowers to comply with their obligations under FATCA and to determine that such Non-U.S. Lender has complied with such applicable reporting requirements.

(d)
Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Lender hereunder were subject to United States income tax withholding when made (or subject to withholding at a higher rate than that applied to such payments), such Lender shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount (if any) actually withheld by the Agent, provided that, following any such payment, such Lender shall retain all of its rights and remedies against the Borrowers with respect thereto.

13.14    Taxes and Fees. Should any stamp, documentary or other tax (other than any tax resulting from a Lender's failure to comply with Section 13.13 or any Excluded Taxes), or recording or filing fee become payable in respect of this Agreement or any of the other Loan Documents or any amendment, modification or supplement hereof or thereof, the Borrowers agree to pay the same, together with any interest or penalties thereon arising from any Borrower's actions or omissions, and agrees to hold the Agent and the Lenders harmless with respect thereto provided, however, that the Borrowers shall not be responsible for any such interest or penalties which were incurred prior to the date that notice is given to the Credit Parties of such tax, fees or other charges. Notwithstanding the foregoing, nothing contained in this Section 13.14 shall affect or reduce the rights of any Lender or the Agent under Section 11.5 hereof.

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13.15    WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, BORROWERS, LENDERS AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS, LENDERS AND AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13.16    Judicial Reference.

(a)
The parties prefer that any dispute between them be resolved in litigation subject to a Jury Trial Waiver as set forth in this Agreement, the Notes or the other Loan Documents (“Jury Trial Waiver”), but the Jury Trial Waiver may not be enforceable under certain circumstances. In the event the Jury Trial Waiver is not enforceable, the parties elect to proceed under this Reference Provision.

(b)
Other than (i) nonjudicial foreclosure of security interests in real or personal property and self-help remedies, (ii) the appointment of a receiver or (iii) the exercise of other provisional remedies (any of which may be initiated pursuant to applicable law), any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement, the Notes or the other Loan Documents, will be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in this Agreement, the Notes or the other Loan Documents, venue for the reference proceeding will be in the Superior Court or Federal District Court in the County or District where venue is otherwise appropriate under applicable law (the “Court”).

(c)
The referee shall be a retired Judge or Justice selected by mutual written agreement of the parties. If the parties do not agree, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. The referee shall be appointed to sit with all the powers provided by law. Each party shall have one peremptory challenge pursuant to CCP §170.6. Pending appointment of the referee, the Court has power to issue temporary or provisional remedies.

(d)	The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested to (a) set the matter for a

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status and trial- setting conference within fifteen (15) days after the date of selection of the referee, (b) if practicable, try all issues of law or fact within ninety (90) days after the date of the conference and (c) report a statement of decision within twenty (20) days after the matter has been submitted for decision. Any decision rendered by the referee will be final, binding and conclusive, and judgment shall be entered pursuant to CCP §644.

(e)
The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party's failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(f)
Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee's power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(g)
The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication . The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. The referee's decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

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(h)
If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(i)
THE PARTIES RECOGNIZE AND AGREE THAT ALL DISPUTES RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY, AND THAT THEY ARE IN EFFECT WAIVING THEIR RIGHT TO TRIAL BY JURY IN AGREEING TO THIS REFERENCE PROVISION. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY DISPUTE BETWEEN THEM WHICH ARISES OUT OF OR IS RELATED TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS.

13.17    USA Patriot Act Notice. Pursuant to Section 326 of the USA Patriot Act, the Agent and the Lenders hereby notify the Credit Parties that if they or any of their Subsidiaries open an account, including any loan, deposit account, treasury management account, or other extension of credit with the Agent or any Lender, the Agent or the applicable Lender will request the applicable Person's name, tax identification number, business address and other information necessary to identify such Person (and may request such Person's organizational documents or other identifying documents) to the extent necessary for the Agent and the applicable Lender to comply with the USA Patriot Act.

13.18    Complete Agreement; Conflicts. This Agreement, the Notes (if issued), any Requests for Revolving Credit Advance, Requests for Swing Line Advance, the Loan Documents, and any non-disclosure agreements entered into in connection with this Agreement contain the entire agreement of the parties hereto, superseding all prior agreements, discussions and understandings relating to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing. In the event of any conflict between the terms of this Agreement and the other Loan Documents, this Agreement shall govern.

13.19    Severability. In case any one or more of the obligations of the Credit Parties under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Credit Parties shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Credit Parties under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

13.20    Table of Contents and Headings; Section References. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in

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no way modify or affect any of the terms or provisions hereof and references herein to “sections,” “subsections,” “clauses,” “paragraphs,” “subparagraphs,” “exhibits” and “schedules” shall be to sections, subsections, clauses, paragraphs, subparagraphs, exhibits and schedules, respectively, of this Agreement unless otherwise specifically provided herein or unless the context otherwise clearly indicates.

13.21    Construction of Certain Provisions. If any provision of this Agreement or any of the Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

13.22    Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default, provided that to the extent any provision hereof expressly permits any particular action or condition, such action or condition shall be deemed to be permitted hereunder notwithstanding any provision hereof to the contrary.

13.23    Electronic Transmissions.

(a)
Each of the Agent, the Lenders, and each of their Affiliates and each of the Credit Parties is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. The Borrowers and each other Credit Party hereby acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b)
All uses of an E-System shall be governed by and subject to, in addition to Section 13.6 and this Section 13.22, separate terms and conditions posted or referenced in such E-System and related contractual obligations executed by the Agent, the Credit Parties and the Lenders in connection with the use of such E-System.

(c)
All E-Systems and Electronic Transmissions shall be provided “as is” and “as available”. None of the Agent or any of its Affiliates, nor any Borrower or any of their respective Affiliates warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein. No warranty of any kind is made by the Agent or any of its Affiliates, or any Borrower or any of their respective Affiliates in connection with any E-Systems or Electronic Transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. The Agent, the Borrowers

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and their Subsidiaries, and the Lenders agree that the Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System. The Agent and the Lenders agree that the Borrowers have no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

13.24    Advertisements. The Agent and the Lenders may disclose the names of the Credit Parties and the existence of the Indebtedness in general advertisements and trade publications.

13.25    Reliance on and Survival of Provisions. All terms, covenants, agreements, representations and warranties of the Credit Parties to any of the Loan Documents made herein or in any of the Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of any Credit Party in connection with this Agreement or any of the Loan Documents shall be deemed to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by any Lender or on such Lender's behalf, and those covenants and agreements of the Borrowers set forth in Section 13.5 hereof (together with any other indemnities of any Credit Party contained elsewhere in this Agreement or in any of the other Loan Documents) and of Lenders set forth in Section 12.7 hereof shall survive the repayment in full of the Indebtedness and the termination of any commitment to extend credit.

13.26    Joint and Several Liability.

(a)
Each Borrower acknowledges and agrees that it is the intent of the parties that each such Borrower be primarily liable for the obligations as a joint and several obligor. It is the intention of the parties that with respect to liability of any Borrower hereunder arising solely by reason of its being jointly and severally liable for Advances and other extensions of credit taken by the Borrowers, the obligations of such Borrower shall be absolute, unconditional and irrevocable irrespective of:

(i)any lack of validity, legality or enforceability of this Agreement or any Note as to any Borrower, as the case may be;

(ii)the failure of any Lender or any holder of any Note:

(A)to enforce any right or remedy against any Borrower, as the case may be, or any other Person (including any Guarantor) under the provisions of this Agreement, such Note, or otherwise, or

(B)to exercise any right or remedy against any guarantor of, or collateral securing, any obligations;

(iii)any change in the time, manner or place of payment of, or in any other term of, all or any of the Indebtedness, or any other extension, compromise or renewal of any Indebtedness;

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(iv)any reduction, limitation, impairment or termination of any Indebtedness with respect to any Borrower, as the case may be, for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Borrower hereby waives any right to or claim of) any defense (other than the defense of payment in full of the Indebtedness) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Indebtedness with respect to any Borrower, as the case may be;

(v)any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any guaranty, held by any Lender or any holder of the Notes securing any of the Indebtedness; or

(vi)any other circumstance which might otherwise constitute a defense (other than the defense of payment in full of the Indebtedness) available to, or a legal or equitable discharge of, any Borrower, as the case may be, any surety or any guarantor.

(b)
Each Borrower agrees that its joint and several liability hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Indebtedness is rescinded or must be restored by any Lender or any holder of any Note, upon the insolvency, bankruptcy or reorganization of any Borrower, as the case may be, as though such payment had not been made;

(c)
Each Borrower hereby expressly waives: (i) notice of the Lenders' acceptance of this Agreement; (ii) notice of the existence or creation or non payment of all or any of the Indebtedness other than notices expressly provided for in this Agreement; (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever other than notices expressly provided for in this Agreement; (iv) any claim or defense based on an election of remedies; and (v) all diligence in collection or protection of or realization upon the Indebtedness or any part thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

(d)
No delay on any of the Lenders part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any of the Lenders of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of any of the Lenders permitted hereunder shall in any way affect or impair any such Lenders' rights or any Borrower's Indebtedness under this Agreement.

(e)
Each Borrower hereby represents and warrants to each of the Lenders that it now has and will continue to have independent means of obtaining information concerning such Borrower's affairs, financial condition and business. Lenders

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shall not have any duty or responsibility to provide any Borrower with any credit or other information concerning such Borrower's affairs, financial condition or business which may come into the Lenders' possession.

(f)
Each Borrower represents and warrants (i) that the business operations of the Borrowers are interrelated and that the business operations of the Borrowers complement one another, and such entities have a common business purpose, and (ii) that, to permit their uninterrupted and continuous operations, such entities now require and will from time to time hereafter require funds and credit accommodations for general business purposes and that (iii) the proceeds of advances under the Revolving Credit, the Swing Line and the other credit facilities extended hereunder will directly or indirectly benefit the Borrowers hereunder, severally and jointly, regardless of which Borrowers receive part or all of the proceeds of such Advances.

(g)
Notwithstanding anything to the contrary contained herein, it is the intention of the Borrowers, the Agent and the Lenders that the amount of the respective the Borrowers' obligations hereunder shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (collectively, “Applicable Insolvency Laws”). To that end, but only in the event and to the extent that the Borrowers' respective obligations hereunder or any payment made pursuant thereto would, but for the operation of the foregoing proviso, be subject to avoidance or recovery under Applicable Insolvency Laws, the amount of the Borrowers' respective obligations hereunder shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Borrower's respective obligations hereunder unenforceable or avoidable or subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made hereunder exceeds the limitation contained in this Section 13.26(g), then the amount of such excess shall, from and after the time of payment by the Borrowers (or any of them), be reimbursed by the Lenders upon demand by such Borrower. The foregoing proviso is intended solely to preserve the rights of the Agent and the Lenders hereunder against the Borrowers to the maximum extent permitted by Applicable Insolvency Laws and neither any Borrower nor any Guarantor nor any other Person shall have any right or claim under this Section 13.26(g) that would not otherwise be available under Applicable Insolvency Laws.

(h)
Borrowers irrevocably appoint Parent as their agent to give and receive notices, demands and elections, and to exercise all of its rights as a Borrower, under this Agreement. Agent, the Issuing Lender and each lender may rely on communications from Parent alone as evidence of the actions, elections and notices of the Borrowers for all purposes under this Agreement, without inquiry to any Borrower and notwithstanding any contrary notice from any Borrower. Each Borrower agrees that it shall be bound by any action taken by Parent on its behalf pursuant to such appointment.

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13.27    Effect of this Agreement. This Agreement shall amend and restate in its entirety the Existing Credit Agreement. Upon the effectiveness of this Agreement, any and all obligations under the Existing Credit Agreement and the other agreements or documents entered into and/or delivered in connection therewith shall be deemed performed and paid in full and such documents shall be deemed terminated. Notwithstanding the foregoing, any and all letter of credit applications and related documentation executed and/or delivered in connection with the Existing Letters of Credit shall remain in effect following the effectiveness of this Agreement.

[Signatures Follow On Succeeding Page]

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WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK, as Administrative Agent	BRIDGEPOINT EDUCATION, INC., a Delaware corporation
By: /s/ Greg Park Its: SVP	By: /s/ Daniel J. Devine Name: Daniel J. Devine Title: Executive Vice President and Chief Financial Officer

BRIDGEPOINT EDUCATION REAL
  ESTATE HOLDINGS, LLC,
an Iowa limited liability company

By: Bridgepoint Education, Inc.,
 a Delaware corporation
Its: Sole Member

By:            /s/ Daniel J. Devine
Name: Daniel J. Devine
Title: Executive Vice President and Chief Financial Officer

(Signature Page to Amended and Restated Revolving Credit Agreement - 1099228)

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ASHFORD UNIVERSITY, LLC,
an Iowa limited liability company

By:Bridgepoint Education, Inc.,
a Delaware corporation
Its:Sole Member

By:            /s/ Daniel J. Devine
Name:Daniel J. Devine
Title:Executive Vice President and Chief Financial Officer

UNIVERSITY OF THE ROCKIES, LLC,
a Colorado limited liability company

By:Bridgepoint Education, Inc.,
a Delaware corporation
Its:Sole Member

By:           /s/ Daniel J. Devine
Name:Daniel J. Devine
Title:Executive Vice President and Chief Financial Officer

WAYPOINT OUTCOMES, LLC,
a Delaware limited liability company

By:Bridgepoint Education, Inc.,
a Delaware corporation
Its:Sole Member

By:            /s/ Daniel J. Devine
Name:Daniel J. Devine
Title:Executive Vice President and Chief Financial Officer

(Signature Page to Amended and Restated Revolving Credit Agreement - 1099228)

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COMERICA BANK,
as a Lender, as Issuing Lender
and as Swing Line Lender

By: /s/ Greg Park

Its: SVP

(Signature Page to Amended and Restated Revolving Credit Agreement - 1099228)

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UNION BANK, N.A., as a Lender

By: /s/ Paul Moyer

Its: Vice President

(Signature Page to Amended and Restated Revolving Credit Agreement - 1099228)

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EXHIBIT A
FORM OF REQUEST FOR REVOLVING CREDIT ADVANCE
No. ______________                                 Dated: ________, 201__

TO:    Comerica Bank, as Agent (“Agent”)

RE:
Amended and Restated Revolving Credit Agreement made as of the 13th day of April, 2012 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), Bridgepoint Education, Inc., Bridgepoint Education Real Estate Holdings, LLC, Ashford University, LLC, University of the Rockies, LLC, and Waypoint Outcomes, LLC (collectively, the “Borrowers”).

Pursuant to the terms and conditions of the Credit Agreement, the Borrowers hereby request an Advance from Lenders, as described herein:

(A)	Date of Advance: ________________________

(B)	☐ (check if applicable)
This Advance is or includes a whole or partial refunding/conversion of:
Advance No(s). _________________________________

(C)	Type of Advance (check only one):
☐ Base Rate Advance
☐ Eurodollar-based Advance

(D)	Amount of Advance:
$_____________________

(E)	Interest Period (applicable to Eurodollar-based Advances)
________ months
(F)    Disbursement Instructions
☐ Comerica Bank Account No. _________________
☐ Other: ___________________________________

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The Borrowers certify to the matters specified in Section 2.3(f) of the Credit Agreement.
Capitalized terms used herein, except as defined to the contrary, have the meanings given them in the Credit Agreement.
BRIDGEPOINT EDUCATION, INC.,
for itself and the other Borrowers

By: ____________________________________

Its: ____________________________________

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EXHIBIT B
FORM OF REVOLVING CREDIT NOTE

$_______________                                 ________, 201__

On the Revolving Credit Maturity Date, FOR VALUE RECEIVED, Bridgepoint Education, Inc., Bridgepoint Education Real Estate Holdings, LLC, Ashford University, LLC, University of the Rockies, LLC and Waypoint Outcomes, LLC (collectively, the “Borrowers”) jointly and severally promise to pay to the order of [insert name of applicable financial institution] (“Payee”) at Detroit, Michigan, care of Agent, in lawful money of the United States of America, the sum of [Insert Amount derived from Percentages] Dollars ($_________), or such lesser amount as may from time to time have been advanced by Payee and then be outstanding hereunder pursuant to the Amended and Restated Revolving Credit Agreement made as of the 13th day of April, 2012 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), and the Borrowers.
Each of the Revolving Credit Advances made hereunder shall bear interest at the rate set forth in the Credit Agreement, and interest shall be computed, assessed and payable on the unpaid principal amount of each Revolving Credit Advance made by the Payee from the date of such Revolving Credit Advance until paid at the rate and at the times set forth in the Credit Agreement. All payments of principal and interest hereunder shall be made in the manner provided for in the Credit Agreement.
This Note is a note under which Revolving Credit Advances (including refundings and conversions), repayments and readvances may be made from time to time, but only in accordance with the terms and conditions of the Credit Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured in accordance with, the terms of the Credit Agreement, to which reference is hereby made. Capitalized terms used herein, except as defined to the contrary, shall have the meanings given them in the Credit Agreement.
This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of California.
The Borrowers hereby waive presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note.
* * *
[SIGNATURES FOLLOW ON SUCCEEDING PAGE]

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Nothing herein shall limit any right granted Payee by any other instrument or by law.

BRIDGEPOINT EDUCATION, INC., a Delaware corporation By: ____________________________ Name:Daniel J. Devine Title:Executive Vice President and Chief Financial Officer

BRIDGEPOINT EDUCATION REAL
  ESTATE HOLDINGS, LLC,
an Iowa limited liability company

By:Bridgepoint Education, Inc.,
a Delaware corporation
Its:Sole Member

By: ____________________________
Name:Daniel J. Devine
Title:Executive Vice President and Chief Financial Officer

2

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ASHFORD UNIVERSITY, LLC,
an Iowa limited liability company

By:Bridgepoint Education, Inc.,
a Delaware corporation
Its:Sole Member

By: _____________________________
Name:Daniel J. Devine
Title:Executive Vice President and Chief Financial Officer

UNIVERSITY OF THE ROCKIES, LLC,
a Colorado limited liability company

By:Bridgepoint Education, Inc.,
a Delaware corporation
Its:Sole Member

By: _____________________________
Name:Daniel J. Devine
Title:Executive Vice President and Chief Financial Officer

WAYPOINT OUTCOMES, LLC,
a Delaware limited liability company

By:Bridgepoint Education, Inc.,
a Delaware corporation
Its:Sole Member

By: _____________________________
Name:Daniel J. Devine
Title:Executive Vice President and Chief Financial Officer

3

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EXHIBIT C
FORM OF SWING LINE NOTE
$_______________                                 ________, 20__

On the Revolving Credit Maturity Date, FOR VALUE RECEIVED, Bridgepoint Education, Inc., Bridgepoint Education Real Estate Holdings, LLC, Ashford University, LLC, University of the Rockies, LLC and Waypoint Outcomes, LLC (collectively, the “Borrowers”) jointly and severally promise to pay to the order of Comerica Bank (“Swing Line Lender”) at Detroit, Michigan, in lawful money of the United States of America, [Insert Amount derived from Percentages] Dollars ($_________), or such lesser amount as may from time to time have been advanced to the Borrowers by the Swing Line Lender and then be outstanding hereunder pursuant to the Amended and Restated Revolving Credit Agreement made as of the 13th day of April, 2012 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), and the Borrowers, together with interest thereon as hereinafter set forth.
Each of the Swing Line Advances made hereunder shall bear interest at the rate set forth in the Credit Agreement, and interest shall be computed, assessed and payable on the unpaid principal amount of each Swing Line Advance made by the Swing Line Lender from the date of such Swing Line Advance until paid at the rates and at the times set forth in the Credit Agreement. All payments of principal and interest hereunder shall be made in the manner provided for in the Credit Agreement.
This Note is a Swing Line Note under which Swing Line Advances (including refundings and conversions), repayments and readvances may be made from time to time by the Swing Line Lender, but only in accordance with the terms and conditions of the Credit Agreement (including any applicable sublimits). This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured in accordance with, the terms of the Credit Agreement to which reference is hereby made. Capitalized terms used herein, except as defined to the contrary, shall have the meanings given them in the Credit Agreement.
This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of California.
The Borrowers hereby waive presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note.
* * *
[SIGNATURES FOLLOW ON SUCCEEDING PAGE]

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Nothing herein shall limit any right granted Swing Line Lender by any other instrument or by law.

BRIDGEPOINT EDUCATION, INC., a Delaware corporation By: ____________________________ Name:Daniel J. Devine Title:Executive Vice President and Chief Financial Officer

BRIDGEPOINT EDUCATION REAL
  ESTATE HOLDINGS, LLC,
an Iowa limited liability company

By:Bridgepoint Education, Inc.,
a Delaware corporation
Its:Sole Member

By: ____________________________
Name:Daniel J. Devine
Title:Executive Vice President and Chief Financial Officer Officer

2

Detroit_1099257_4

ASHFORD UNIVERSITY, LLC,
an Iowa limited liability company

By:Bridgepoint Education, Inc.,
a Delaware corporation
Its:Sole Member

By: _____________________________
Name:Daniel J. Devine
Title:Executive Vice President and Chief Financial Officer

UNIVERSITY OF THE ROCKIES, LLC,
a Colorado limited liability company

By:Bridgepoint Education, Inc.,
a Delaware corporation
Its:Sole Member

By: _____________________________
Name:Daniel J. Devine
Title:Executive Vice President and Chief Financial Officer

WAYPOINT OUTCOMES, LLC,
a Delaware limited liability company

By:Bridgepoint Education, Inc.,
a Delaware corporation
Its:Sole Member

By: ______________________________
Name:Daniel J. Devine
Title:Executive Vice President and Chief Financial Officer

3

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EXHIBIT D
FORM OF REQUEST FOR SWING LINE ADVANCE

No.                                         Dated:_______

TO:    Comerica Bank (“Swing Line Lender”)

RE:
Amended and Restated Revolving Credit Agreement made as of the 13th day of April, 2012 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), Bridgepoint Education, Inc., Bridgepoint Education Real Estate Holdings, LLC, Ashford University, LLC, University of the Rockies, LLC, and Waypoint Outcomes, LLC (collectively, the “Borrowers”).

Pursuant to the terms and conditions of the Credit Agreement, the Borrowers hereby request an Advance from the Swing Line Lender, as described herein:

(A)	Date of Advance: _____________________

(B)

(C)	☐ (check if applicable)
This Advance is or includes a whole or partial refunding/conversion of:
Advance No(s). _____________________

(D)	Type of Advance (check only one):--
☐ Base Rate Advance
☐ Quoted Rate Advance

(E)	Amount of Advance:
$______________________
(E)    Interest Period (applicable to Quoted Rate Advances)
________ months

(F)    Disbursement Instructions
☐ Comerica Bank Account No. ____________________
☐ Other:______________________________________

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The Borrowers certify to the matters specified in Section 2.5(c)(vi) of the Credit Agreement.
Capitalized terms used herein, except as defined to the contrary, have the meanings given them in the Credit Agreement.

BRIDGEPOINT EDUCATION, INC., for itself and the other Borrowers By: ____________________________ Its: ____________________________

2

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EXHIBIT E
FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
TO:    Lenders

RE:
Issuance of Letter of Credit pursuant to Article 3 of the Amended and Restated Revolving Credit Agreement made as of the 13th day of April, 2012 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), Bridgepoint Education, Inc., Bridgepoint Education Real Estate Holdings, LLC, Ashford University, LLC, University of the Rockies, LLC, and Waypoint Outcomes, LLC (collectively, the “Borrowers”).

On     _______________, 201___,1 Date of Issuance Agent, in accordance with Article 3 of the Credit Agreement, issued its Letter of Credit number ______________, in favor of ________________ _________ 2 for the account of _____________________________________________3. The face amount of such Letter of Credit is $_______________________. The amount of each Lender's participation in such Letter of Credit is as follows: 4
[This form of Letter of Credit Notice (including footnotes) is subject in all respects to the terms and conditions of the Credit Agreement which shall govern in the event of any inconsistencies or omissions.]
____________[Lender]            $___________
____________[Lender]            $___________
____________[Lender]            $___________
____________[Lender]            $___________

This notification is delivered this _____ day of ____________, 201___, pursuant to Section 3.3 of the Credit Agreement. Except as otherwise defined, capitalized terms used herein have the meanings given them in the Credit Agreement.
Signed:

COMERICA BANK, as Agent

By: ____________________________

Its: ____________________________

1 Date of Issuance
2 Beneficiary
3 Name of applicable Borrower
4 Amounts based on Percentages
[This form of Letter of Credit Notice (including footnotes) is subject in all respects to the terms and conditions of the Credit Agreement which shall govern in the event of any inconsistencies or omissions.]

Detroit_1099257_4

EXHIBIT F

FORM OF SECURITY AGREEMENT

Amended and Restated Security Agreement

This Amended and Restated Security Agreement (“Agreement”) is dated as of April 13, 2012 is entered into by and among Bridgepoint Education, Inc., Bridgepoint Education Real Estate Holdings, LLC, University of the Rockies, LLC and Waypoint Outcomes, LLC (collectively, the “Debtors” and individually, a “Debtor”) and Comerica Bank (“Comerica”), as Administrative Agent for the Lenders (as defined below) (in such capacity, the “Agent”).
Recitals:

A.
Debtors and Comerica Bank entered into a Credit Agreement dated January 29, 2010 (as amended, the “Prior Credit Agreement”) and in connection therewith, Debtors executed and delivered to Comerica Bank a Security Agreement dated January 29, 2010 (the “Prior Security Agreement”).

B.
The Prior Credit Agreement has been amended and restated under an Amended and Restated Revolving Credit Agreement dated April 13, 2012 by and among Debtors, the Agent, and the lenders party thereto (the “Lenders”) (as amended or restated form time to time, the “Credit Agreement”).

C.    Debtors and Comerica Bank desire to amend and restate the Prior Security Agreement.
D.    The Agent is acting as Agent for the Lenders pursuant to Section 12 of the Credit Agreement.
NOW, THEREFORE, the Prior Security Agreement is amended and restated in its entirety as follows:
For value received, each pledges, assigns and grants to the Agent (for itself and for the benefit of the Lenders), whose address is 39200 Six Mile Road, M/C 7578, Livonia, Michigan 48152, Attn: National Documentation Services, a continuing security interest and lien (any pledge, assignment, security interest or other lien arising hereunder is sometimes referred to herein as a “security interest”) in the Collateral (as defined below) to secure payment when due, whether by stated maturity, demand, acceleration or otherwise, of all Debtors' existing and future “Indebtedness,” as that term is defined in the Credit Agreement and prompt performance by Debtors of each of their obligations, covenants and duties hereunder and under the other Loan Documents.

2.
“Collateral” shall mean, subject to the proviso below, all assets of each Debtor, including all personal property, of Debtors Including, without limitation, all of the following property any Debtor now or later owns or has an interest in, wherever located:

•
all Accounts Receivable (for purposes of this Agreement, “Accounts Receivable” consists of all accounts, general intangibles, chattel paper (including without limit electronic chattel paper and tangible chattel paper), contract rights, deposit accounts, money, documents (including negotiable documents), instruments (including promissory notes), rights to payment evidenced by chattel paper, documents or instruments, health care insurance receivables, commercial tort claims, letters of credit, letter of credit rights, supporting obligations, and rights to payment for money or funds advanced or sold),

•	all goods, inventory (including all goods held for sale or lease or to be furnished under a contract of sale or service and including returns and repossessions), equipment and fixtures,

•
all of each Debtor's present and future rights, title and interest in, to and under each Debtor's securities accounts, and all Debtors' investment property contained therein, including without limitation all securities and securities entitlements, financial assets, instruments or other property contained in such securities account(s), and all other investment property, financial assets, instruments or other property at any time

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held or maintained in the securities accounts, together with all investment property, financial assets, instruments or other property at any time substituted therefor or for any part thereof, and all interest, dividends, increases, profits, new investment property, financial assets, instruments or other property and or other increments, distributions or rights of any kind received on account of any of the foregoing, and all other income received in connection therewith and all products or proceeds thereof (with cash or non-cash proceeds),

•
all Software (for purposes of this Agreement “Software” consists of all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded),

•	all investment property (including, without limit, securities, securities entitlements, and financial assets),

•	all property identified on attached Schedule A are also included in Collateral;

•
all goods, instruments (including, without limit, promissory notes), documents (including, without limit negotiable documents), policies and certificates of insurance, deposit accounts, and money or other property (except real property which is not a fixture) which are now or later in possession of Bank, or as to which the Agent now or later controls possession by documents or otherwise,

•
all additions, attachments, accessions, parts, replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind (including but not limited to stock splits, stock rights, voting and preferential rights), products, and all cash and non-cash proceeds of or pertaining to the above including, without limit, insurance proceeds and cash or other property which were or are proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by any Debtor; and

•	all of each Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

provided that this Agreement shall not constitute a grant of a security interest in (and the term “Collateral” shall not include) any property to the extent (i) any such property is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the UCC), (ii) the granting of a security interest In such property is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral: provided that in no case shall the definition of “Collateral” exclude any Accounts, proceeds of the disposition of any property, or general intangibles consisting of rights to payment; (iii) which is equipment or a fixed asset which is the subject of a Lien permitted by item (f) of the definition of “Permitted Liens” set forth in the Credit Agreement and for which the terms of related financing documents prohibit the granting of a Lien to the Agent; or (iv) the Excluded Accounts (as described below). All of the foregoing property excluded from the term “Collateral” as described above shall be referred to herein as the “Excluded Collateral”. As used herein, “Excluded Accounts” means the Zero Balance Accounts (the “ZBAs”) of Ashford and UOR (such accounts have been separately identified and agreed to by Debtors and Lenders), provided that the ZBAs shall at all times during the term of this Agreement be subject to daily clearance to one (1) or more operating accounts maintained with the Agent.
In the definition of Collateral, a reference to a type of collateral shall not be limited by a separate reference to a more specific or narrower type of that Collateral.

3.	Warranties, Covenants and Agreements. Each Debtor warrants, covenants and agrees as follows:

(a)
Debtor shall furnish to Agent, in form and at reasonable intervals as Agent may request, any information Agent may reasonably request and allow Agent, at reasonable times and intervals, to examine, inspect, and copy any of Debtor's books and records. Debtor shall, at the request of Agent, mark its records and the Collateral to clearly indicate the security interest of Agent under this Agreement.

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(b)
At the time any Collateral becomes, or is represented to be, subject to a security interest In favor of Agent, Debtor shall be deemed to have warranted that, other than Permitted Liens: (a) the applicable Debtor is the lawful owner of the Collateral and has the right and authority to subject it to a security interest granted to Agent; (b) none of the Collateral is subject to any security interest other than that in favor of Agent; (c) there are no financing statements on file, other than in favor of Agent; and (d) no person, other than Bank, has possession or control (as defined in the UCC) of any Collateral of such nature that perfection of a security interest may be accomplished by control.

(c)
Debtor will keep the Collateral free at all times from all claims, liens, security interests and encumbrances other than Permitted Liens. Debtor will not, without the prior written consent of Agent and the Majority Lenders, sell, transfer or lease, or permit to be sold, transferred or leased, any or all of the Collateral, except to the extent permitted under the terms of the Credit Agreement and other Loan Documents. Agent or its representatives may, after giving Debtor reasonable prior notice (unless a Default or an Event of Default has occurred), at all reasonable times inspect the Collateral and may enter upon all premises where the Collateral is kept or might be located in which case no notice shall be required.

(d)
Debtor will do all acts and will execute or cause to be executed all writings reasonably requested by Agent to establish, maintain and continue a perfected and first security interest of Agent in the Collateral, subject only to Permitted Liens. Debtor agrees that Agent and the Lenders has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and Debtor is not relying upon assets in which the Agent may have a lien or security interest for payment of the Indebtedness.

(e)
Debtor will pay within the time that they can be paid without interest or penalty all taxes, assessments and similar charges which at any time are or may become a lien, charge, or encumbrance upon any Collateral, except (a) to the extent contested in good faith and bonded in a manner satisfactory to Agent, (b) to the extent that any such lien, charge or encumbrance is a Permitted Lien and (c) to the extent that the failure to pay such taxes, assessments or similar charges could not reasonably be expected to have a Material Adverse Effect. If Debtor fails to pay any of such taxes, assessments, or other charges in the time provided above, but subject to the exceptions described above, Agent has the option (but not the obligation) to do so and Debtor agrees to repay such amounts so expended by Agent immediately upon demand, together with interest at the default interest rate set forth in Section 2.6 of the Credit Agreement.

(f)
Debtor will keep the Collateral in good condition and will protect it from loss, damage, or deterioration from any cause, except to the extent the failure to take such action could not reasonably be expected to have a Material Adverse Effect. Debtor has and will maintain at all times insurance which complies with the terms of the Credit Agreement. Debtor will deliver to Agent, upon reasonable request of Agent, evidence satisfactory to Agent that the required insurance has been procured. If Debtor fails to maintain insurance in accordance with the terms of the Credit Agreement, Agent has the option (but not the obligation) to do so and Debtor agrees to repay all reasonable amounts so expended to Agent immediately upon demand, together with interest at the default interest rate set forth in Section 2.6 of the Credit Agreement.

(g)
Debtor represents and warrants that: (a) each Account Receivable owned by such Debtor is valid and enforceable without performance by Debtor of any act; (b) each account balance, represented to Bank as due and owing, are in fact owing; (c) except to the extent permitted by the Loan Documents, there are no setoffs, recoupments, credits, contra accounts, counterclaims or defenses against any Accounts Receivable; (d) as to any Account Receivable represented by a note, trade acceptance, draft or other instrument or by any chattel paper or document, the same have been or will be upon the request of Agent, endorsed and/or delivered by Debtor to Agent, provided that Debtor shall not be required to deliver any promissory notes held by its loan servicers on its behalf; (e) Debtor has not received with respect to any Account Receivable, any notice of the death of the related account debtor, nor of the dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver for, assignment for the benefit of creditors by, or filing of a petition in bankruptcy by or against, the account debtor; and (f) as to each Account Receivable, except as may be expressly permitted by Agent to the contrary in another document, the account debtor is not an affiliate of Debtor, the United

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States of America or any department, agency or instrumentality of it, or a citizen or resident of any jurisdiction outside of the United States. Debtor will do all acts and will execute all writings reasonably requested by Agent to perform, enforce performance of, and collect all Accounts Receivable. Debtor shall neither make nor permit any modification, compromise or substitution for any Account Receivable without the prior written consent of Agent, except in the ordinary course of Debtor's business, consistent with such Debtor's practice prior to the date hereof. Subject to all applicable cure or grace periods, upon the occurrence and during the continuance of an Event of Default, Agent may at any time and from time to time verify Accounts Receivable directly with account debtors or by other methods acceptable to Agent without notifying Debtor. Debtor agrees, at Agent's request, to arrange or cooperate with Agent in arranging for verification of Accounts Receivable.

(h)
Debtor at all times shall be in strict compliance with all applicable laws, including without limit any laws, ordinances, directives, orders, statutes, or regulations an object of which is to regulate or improve health, safety, or the environment (“Environmental Laws”), except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(i)
If Agent, acting in its sole discretion, redelivers Collateral to Debtor or Debtor's designee for the purpose of (a) the ultimate sale or exchange thereof; or (b) presentation, collection, renewal, or registration of transfer thereof; or (c) loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with it preliminary to sale or exchange; such redelivery shall be in trust for the benefit of Agent and shall not constitute a release of Agent's security interest in it or in the proceeds or products of it unless Agent specifically so agrees in writing. Any proceeds of Collateral coming into Debtor's possession as a result of any such redelivery shall be held in trust for Agent and immediately delivered to Agent for application on the Indebtedness. Agent may (in its sole discretion) deliver any or all of the Collateral to Debtor, and such delivery by Agent shall discharge Agent from all liability or responsibility for such Collateral. With respect to any Collateral consisting of certificated securities, instruments, documents, certificates of title or the like, as to which Agent's security interest need be perfected by, or the priority thereof need be assured by, possession of such Collateral, Debtor will upon demand of Agent deliver possession of same in pledge to Agent, provided that Debtor shall not be required to deliver any promissory notes held by its loan servicers on its behalf.

(j)
At any time and without notice, Agent may, as to Collateral other than Equipment, Fixtures or Inventory: (1) subject to all applicable cure or grace periods, upon the occurrence of a Default or an Event of Default (a) cause any or all of such Collateral to be transferred to its name or to the name of its nominees; (b) receive or collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of such collateral, and hold the same as Collateral, or apply the same to the Indebtedness, the manner and distribution of the application to be in the sole discretion of Agent; (c) enter into any extension, subordination, reorganization, deposit, merger or consolidation agreement or any other agreement relating to or affecting such Collateral, and deposit or surrender control of such Collateral, and accept other property in exchange for such Collateral and hold or apply the property or money so received pursuant to this Agreement; and (2) whether or not a Default or an Event of Default has occurred, take such actions in its own name or in Debtor's name as Agent, in its sole discretion, deems necessary or appropriate to establish exclusive control (as defined in the UCC) over any Collateral of such nature that perfection of the Bank's security interest may be accomplished by control.

(k)
Subject to the terms of the Loan Documents, Agent may assign any of the Indebtedness and deliver any or all of the Collateral to any successor agent, who then shall have with respect to Collateral so delivered all the rights and powers of Agent under this Agreement, and after that Agent shall be fully discharged from all liability and responsibility with respect to Collateral so delivered.

(l)
Debtor authorizes Agent to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all assets of Debtor of the kind pledged hereunder, and (ii) contain any other information required by the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Debtor is an organization, the type of organization and any organizational identification number issued to Debtor, if applicable. Any such financing statements may be filed at any time in any jurisdiction. Debtor shall from time to time endorse and deliver to Agent, at the request of Agent, all present and future letters of credit of which it is a beneficiary, drafts,

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instruments (including promissory notes), securities, documents of title, and chattel paper, and other documents that Agent may reasonably request, in form satisfactory to Agent, to perfect and continue perfected Agent's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents, provided that Debtor shall not be required to deliver any promissory notes held by its loan servicers on its behalf. Debtor shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Agent chooses to perfect its security interest by possession in addition to the filing of a financing statement. Where Collateral is in possession of a third party bailee, Debtor shall take such steps as Agent reasonably requests for Agent to (i) obtain an acknowledgment, in form and substance satisfactory to Agent, of the bailee that the bailee holds such Collateral for the benefit of Agent, and (ii) obtain “control” of any Collateral consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such items and the term “control” are defined in the UCC) by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance satisfactory to Agent. Debtor will not create any chattel paper without placing a legend on the chattel paper acceptable to Agent indicating that Agent has a security Interest in the chattel paper, except with respect to promissory notes held by its loan servicers on its behalf. Debtor from time to time may deposit with Agent specific cash collateral to secure specific Indebtedness; Debtor authorizes Agent to hold such specific balances in pledge and to decline to honor any drafts thereon or any request by Debtor or any other Person to pay or otherwise transfer any part of such balances for so long as the specific Indebtedness are outstanding.

(m)
Debtor agrees that no security or guarantee now or later held by Agent for the payment of any Indebtedness, whether from any guarantor, or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the unconditional pledge of Debtor under this Agreement, and Agent, at its reasonable discretion, without notice to the undersigned, may release, exchange, modify, enforce and otherwise deal with any security or guaranty without affecting in any manner the unconditional pledge of Debtor under this Agreement. Debtor acknowledges and agrees that Agent has no obligation to acquire or perfect any lien on or security interest in any assets, whether realty or personalty, or to obtain any guaranty to secure payment of the Indebtedness, and Debtor is not relying upon any guaranty which Agent has or may have or assets in which Agent has or may have a lien or security interest for payment of the Indebtedness.

4.Collection of Proceeds.

(a)
Each Debtor agrees to collect and enforce payment of all Collateral in accordance with the terms of such Collateral. Subject to all applicable cure or grace periods, upon the occurrence and during the continuance of Default or an Event of Default, immediately upon notice to any Debtor by Agent and at all times after that, each Debtor agrees to fully and promptly cooperate and assist Agent in the collection and enforcement of all Collateral and to hold in trust for Agent all payments received in connection with collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship or guaranty and all rights in the nature of a lien or security interest which any Debtor now or later has regarding Collateral. Subject to all applicable cure or grace periods, upon the occurrence and during the continuance of Default or an Event of Default, immediately upon and after such notice, each Debtor agrees to (a) endorse to Agent and immediately deliver to Agent all payments received on collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of any Debtor in the Collateral, in the form received by such Debtor without commingling with any other funds, and (b) immediately deliver to Agent all property in each Debtor's possession or later coming into each Debtor's possession through enforcement of any Debtor's rights or interests in the collateral. Subject to all applicable cure or grace periods, upon the occurrence and during the continuance of Default or an Event of Default, each Debtor irrevocably authorizes Agent or any Agent employee or agent to endorse the name of each Debtor upon any checks or other items which are received in payment for any Collateral, and to do any and all things necessary in order to reduce these items to money. Agent shall have no duty as to the collection or protection of Collateral or the proceeds of it, nor as to the preservation of any related rights, beyond the use of reasonable care in the custody and preservation of Collateral in the possession of Agent. Each Debtor agrees to take all steps reasonably deemed necessary by Agent to preserve rights against prior parties with respect to the Collateral. Nothing in this Section 3.1 shall be deemed a consent by Agent or any Lender to any sale, lease or other disposition of any Collateral.

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(b)
Subject to the terms of the Credit Agreement, all items or amounts which are delivered by or for the benefit of any Debtor to Agent on account of partial or full payment of, or with respect to, any Collateral shall be applied to the payment of the Indebtedness, whether then due or not, in such order or at such time of application as Agent may determine in its sole discretion. Each Debtor agrees that Agent shall not be liable for any loss or damage which any Debtor may suffer as a result of Agent's processing of items or its exercise of any other rights or remedies under this Agreement, including without limitation indirect, special or consequential damages, loss of revenues or profits, or any claim, demand or action by any third party arising out of or in connection with the processing of items or the exercise of any other rights or remedies under this Agreement, except to the extent (but only to the extent) caused by Agent's gross negligence or willful misconduct.

5.Defaults, Enforcement and Application of Proceeds.

(a)	The occurrence of any Event of Default, as that term is defined in the Credit Agreement, shall be an Event of Default under this Agreement

(b)
Subject to all applicable grace or cure periods, upon the occurrence and during the continuance of any Event of Default, Agent may at its discretion and without prior notice to any Debtor declare any or all of the indebtedness to be immediately due and payable, and shall have and may exercise any right or remedy available to it including, without limitation, any one or more of the following rights and remedies:

(i)	Exercise all the rights and remedies upon default, in foreclosure and otherwise, available to secured parties under the provisions of the UCC and other applicable law;

(ii)
Institute legal proceedings to foreclose upon the lien and security interest granted by this Agreement, to recover judgment for all amounts then due and owing as Indebtedness, and to collect the same out of any Collateral or the proceeds of any sale of it;

(iii)	Institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any or all Collateral; and/or

(iv)
Personally or by agents, attorneys, or appointment of a receiver, enter upon any premises where Collateral may then be located, and take possession of all or any of it and/or render it unusable; and without being responsible for loss or damage to such Collateral, hold, operate, sell, lease, or dispose of all or any Collateral at one or more public or private sales, leasings or other dispositions, at places and times and on terms and conditions as Agent may deem fit, without any previous demand or advertisement; and except as provided in this Agreement, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Agent to sell, lease, or otherwise dispose of the Collateral or as to the application by Agent of the proceeds of sale or otherwise, which would otherwise be required by, or available to any Debtor under, applicable law are expressly waived by each Debtor to the fullest extent permitted.

At any sale pursuant to this Section 4.2, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Agent or a public officer under order of a court to have present physical or constructive possession of Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Agent or the public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters stated (including, without limit, as to the amounts of the principal of and interest on the Indebtedness, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any Collateral, the receipt of the officer making the sale under judicial proceedings or of Agent shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any Collateral under this Agreement shall be a perpetual bar against Debtors with respect to that Collateral. At any sale or other disposition of the Collateral pursuant to this Section 4.2, Agent disclaims all warranties which would otherwise

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be given under the UCC, including without limit a disclaimer of any warranty relating to title, possession, quiet enjoyment or the like, and Agent may communicate these disclaimers to a purchaser at such disposition. This disclaimer of warranties will not render the sale commercially unreasonable.
Each Debtor acknowledges and agrees that payment or satisfaction by a guarantor of the Indebtedness owing by Debtors to Agent, shall not affect, diminish or impair Agent's rights to commence or continue the exercise of its rights and remedies with respect to the Collateral, except to the extent that the Indebtedness has been indefeasibly paid in full. Debtor further acknowledges and agrees that it is a material inducement to Agent to extend credit to Borrower and its affiliates, that Agent be entitled to so commence or continue the exercise of its rights and remedies with respect to the Collateral, notwithstanding any payments by one or more guarantors, other than if the Indebtedness has been indefeasibly paid in full, such that Agent may hold the proceeds of any such exercise of rights and remedies as additional cash collateral for unmatured or contingent obligations or liabilities of Debtors to Agent (including those arising under any guaranty executed by any Debtor in favor of Agent).

(c)
Each Debtor shall at the request of Agent, notify the account debtors or obligors of Agent's security interest in the Collateral and, subject to all applicable cure or grace periods, upon the occurrence and during the continuance of an Event of Default, direct payment of it to Agent. Agent may, itself, upon the occurrence of any Event of Default, so notify and direct any account debtor or obligor. At the request of Agent, whether or not an Event of Default shall have occurred, each Debtor shall immediately take such actions as the Agent shall request to establish exclusive control (as defined in the UCC) by Agent over any Collateral which is of such a nature that perfection of a security interest may be accomplished by control.

(d)	The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by Agent as provided under the terms of the Credit Agreement.

(e)
Nothing in this Agreement is intended, nor shall it be construed, to preclude Agent from pursuing any other remedy provided by law or in equity for the collection of the Indebtedness or for the recovery of any other sum to which Agent may be entitled for the breach of this Agreement by any Debtor.

(f)
No waiver of default or consent to any act by any Debtor shall be effective unless in writing and signed by an authorized officer of Agent. No waiver of any default or forbearance on the part of Agent in enforcing any of its rights under this Agreement shall operate as a waiver of any other default or of the same default on a future occasion or of any rights.

(g)
Subject to all applicable cure or grace periods, upon the occurrence and during the continuance of an Event of Default (except as otherwise indicated), each Debtor (a) irrevocably appoints Agent or any agent of Bank (which appointment is coupled with an interest) the true and lawful attorney of Debtors (with full power of substitution) in the name, place and stead of, and at the expense of, Debtors and (b) authorizes Agent or any agent of Agent, in its own name, at Debtors' expense, to do any of the following, as the Agent, in its sole discretion, deems appropriate:

(i)	to demand, receive, sue for, and give receipts or acquittances for any moneys due or to become due on any Collateral and to endorse any item representing any payment on or proceeds of the Collateral;

(ii)
whether or not an Event of Default has occurred or is continuing, to execute and file in the name of and on behalf of each Debtor all financing statements or other filings deemed necessary or desirable by Agent to evidence, perfect, or continue the security interests granted in this Agreement; and

(iii)	to do and perform any act on behalf of each Debtor permitted or required under this Agreement.

(h)
Subject to all applicable cure or grace periods, upon the occurrence and during the continuance of an Event of Default, each Debtor also agrees, upon request of Agent, to assemble the Collateral and make it

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available to the Agent at any place designated by Bank which is reasonably convenient to the Agent and such Debtor.

(i)
The following shall be the basis for any finder of fact's determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under the UCC: (a) The Collateral which is the subject matter of the disposition shall be valued in an “as is” condition as of the date of the disposition, without any assumption or expectation that such Collateral will be repaired or improved in any manner; (b) the valuation shall be based upon an assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly (but no later than 30 days) following the disposition; (c) all reasonable and documented closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such Collateral shall be deducted including, without limitation, brokerage commissions, tax prorations, reasonable attorney's fees, whether inside or outside counsel is used, and marketing costs; (d) the value of the Collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (c) above), and other maintenance, operational and ownership expenses; and (e) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by persons having at least 5 years experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into consideration the factors set forth above. The “value” of any such Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than a secured party, a person related to a secured party or a secondary obligor under the UCC.

6.Miscellaneous.

(a)
Until Agent is advised in writing by Parent to the contrary, all notices, requests and demands required under this Agreement or by law shall be given to, or made upon, Debtors at the following address:

c/o BRIDGEPOINT EDUCATION, INC.
13500 Evening Creek Drive North, Suite 600
San Diego, California 92128
Attn: Chief Financial Officer
FAX: (858) 408-2903

(b)
Each Debtor will notify Agent promptly, but in any event within thirty (30) days after any such Debtor changes its chief executive office, principal place of business, and/or location, other than in the ordinary course of business, of any material Collateral, but the giving of this notice shall not cure any Event of Default caused by this change, it any Event of Default would result therefrom.

(c)	Agent and the Lenders assume no duty of performance or other responsibility under any contracts contained within the Collateral.

(d)
Subject to the terms of the Loan Documents, the Lenders has the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Indebtedness and any related obligations, including without limit this Agreement. Subject to the terms of the Loan Documents, in connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, the Agent and the Lenders may disclose all documents and information which the Agent now or later has relating to any Debtor, the Indebtedness or this Agreement, however obtained. Subject to the terms of the Loan Documents, each Debtor further agrees that Agent and the Lenders may provide information relating to this Agreement or relating to any Debtor or the Indebtedness to their respective parents, affiliates, subsidiaries, and service providers.

(e)
In addition to Agent's other rights, any indebtedness owing from any Lender to any Debtor can be set off and applied by such Lender on any Indebtedness at any time(s) either before or after maturity or demand without notice to anyone. Any such action shall not constitute acceptance of collateral in discharge of any portion of the Indebtedness, except to the extent of the amount so set off.

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(f)
Each Debtor, to the extent not expressly prohibited by applicable law, waives any right to require the Agent or any Lender to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from any other person, or otherwise comply with the provisions of Section 9.504 of the UCC in effect prior to July 1, 2001 or its successor provisions thereafter; or (c) pursue any other remedy in the Agent's power. Each Debtor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Indebtedness, and agree(s) that the Agent and the Lenders may to the extent permitted by the terms of the Loan Documents, once or any number of times, modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, or permit any other person to incur additional Indebtedness, all without notice to any Debtor and without affecting in any manner the unconditional obligation of Debtors under this Agreement. Each Debtor unconditionally and irrevocably waives each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of any Debtor under this Agreement, and acknowledges that such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from any Debtor now or later securing the Indebtedness, and acknowledges that as of the date of this Agreement no such defense or setoff exists.

(g)	Reserved.

(h)
In the event that applicable law shall obligate Agent or any Lender to give prior notice to any Debtor of any action to be taken under this Agreement, each Debtor agrees that a written notice given to Parent at least ten days before the date of the act shall be reasonable notice of the act and, specifically, reasonable notification of the time and place of any public sale or of the time after which any private sale, lease, or other disposition is to be made, unless a shorter notice period is reasonable under the circumstances. A notice shall be deemed to be given under this Agreement when delivered to Parent or Agent, as the case may be, as provided in the Credit Agreement.

(i)
Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or credit given by Agent or any Lender in respect of the Indebtedness is returned, disgorged, or rescinded under any applicable law, including, without limitation, bankruptcy or insolvency laws, in which case this Agreement, shall be enforceable against each Debtor as if the returned, disgorged, or rescinded payment or credit had not been received or given by Agent or any Lender, and whether or not Agent or such Lender relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, each Debtor agrees upon demand by Agent to execute and deliver to the Agent those documents which Agent determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of any Debtor to do so shall not affect in any way the reinstatement or continuation.

(j)
This Agreement and all the rights and remedies of Agent under this Agreement shall inure to the benefit of Agent's successors and assigns and to any other holder who derives from Agent title to or an interest in the Indebtedness or any portion of it, and shall bind each Debtor and the heirs, legal representatives, successors, and assigns of each Debtor. Nothing in this Section 5.10 is deemed a consent by Agent or any Lender to any assignment by any Debtor.

(k)
If there is more than one Debtor, all undertakings, warranties and covenants made by Debtor and all rights, powers and authorities given to or conferred upon the Agent are made or given jointly and severally.

(l)
Capitalized terms not otherwise defined herein shall have the meanings given to those terms in the Credit Agreement. Except as otherwise provided in this Agreement, all terms in this Agreement have the meanings assigned to them in Division 9 (or, absent definition in Division 9, in any other Division) of the UCC, as those meanings may be amended, supplemented, revised or replaced from time to time. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined

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in the UCC have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the UCC shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the UCC in effect on the date of this Agreement, then such term, as used herein, shall be given such broadened meaning. If the UCC shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the UCC in effect on the date of this Agreement, such amendment or holding shall be disregarded in defining terms used in this Agreement.

(m)
No single or partial exercise, or delay in the exercise, of any right or power under this Agreement, shall preclude other or further exercise of the rights and powers under this Agreement. The unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. The Loan Documents constitute the entire agreement of Debtors, the Agent and the Lenders with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by each Debtor and an authorized officer of Agent. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

(n)
To the extent that any of the Indebtedness is payable upon demand, nothing contained in this Agreement shall modify the terms and conditions of that Indebtedness nor shall anything contained in this Agreement prevent Bank from making demand, without notice and with or without reason, for immediate payment of any or all of that Indebtedness at any time(s), whether or not an Event of Default has occurred.

(o)	Each Debtor represents and warrants that Debtor's exact name is the name set forth on the signature pages to this Agreement. The respective Debtors further represent and warrant the following:

Parent is a corporation duly incorporated under the laws of the State of Delaware. BEREH is a limited liability company duly organized under the laws of the State of Iowa. Ashford is a limited liability company duly organized under the laws of the State of Iowa. UOR is a limited liability company duly organized under the laws of the State of Colorado. Waypoint is a limited liability company duly organized under the laws of the State of Delaware

(p)	A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the UCC and may be filed by Agent in any filing office.

(q)
This Agreement and all obligations of Debtors hereunder shall be released and terminated when all of the Indebtedness has been indefeasibly paid in full and when the Lenders have no obligation to make any credit extension under any Loan Document. Without limiting the foregoing, but subject to the last sentence of this Section 5.17, all covenants, representations and warranties made in any Loan Document shall continue in full force and effect so long as any Indebtedness (including Indebtedness under guaranties delivered by any Debtor in favor of Agent and the Lenders) remains outstanding or any Lender has any obligation to make any credit extension to any Loan Party. The representations and warranties contained in this Agreement shall be deemed to be continuing representations and warranties during the entire life of this Agreement, subject to (a) changes reflected in a Schedule delivered to Agent and the Lenders in accordance with the Credit Agreement promptly following any such changes, so long as Agent and the Majority Lenders have approved such changes (which approval shall not unreasonably be withheld), or (b) such changes as are otherwise permitted by this Agreement or the other Loan Documents.

(r)
The Agent shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release of the security interest and Liens established hereby on any Collateral: (a) if the sale or other disposition of such Collateral is permitted under the terms of the Credit Agreement and, at the time of such proposed release, both before and after giving effect thereto, no Default or Event of Default has occurred and is continuing, (b) if the sale or other disposition of such Collateral is not permitted under the terms of the Credit Agreement, provided that the requisite Lenders under such Credit Agreement shall have consented to such sale or disposition in accordance with the terms thereof, or (c) if such release has been approved by the requisite Lenders in accordance with Section 12.11 of the Credit Agreement.

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(s)
Each Debtor agrees that with respect to each Person which becomes a Subsidiary of a Debtor subsequent to the date hereof, such Debtor shall cause such Person to execute and deliver such joinders or security agreements or other pledge documents as are required by the Credit Agreement, within the time periods set forth therein

7.DEBTOR, THE AGENT AND THE LENDERS ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

[Balance of Page Intentionally Left Blank]

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8.	Special Provisions Applicable to this Agreement. (*None, if left blank)

COMERICA BANK, as Agent                    BRIDGEPOINT EDUCATION, INC.,
a Delaware corporation

By: ______________________________________        By: _____________________________________
Daniel J. Devine
Title: _____________________________________         Executive Vice President and Chief Financial
Officer

BRIDGEPOINT EDUCATION REAL ESTATE
HOLDINGS, LLC, an Iowa limited liability company

By:    Bridgepoint Education, Inc.
a Delaware Corporation
Its:    Sole Member

By: ______________________________
Daniel J. Devine
Executive Vice President and Chief Financial Officer

ASHFORD UNIVERSITY, LLC, an Iowa limited
liability company

By:    Bridgepoint Education, Inc.
a Delaware Corporation
Its:    Sole Member

By: ______________________________
Daniel J. Devine
Executive Vice President and Chief Financial Officer

UNIVERSITY OF THE ROCKIES, LLC, a Colorado
limited liability company

By:    Bridgepoint Education, Inc.
a Delaware Corporation
Its:    Sole Member

By: ______________________________
Daniel J. Devine
Executive Vice President and Chief Financial Officer

(Signature Page to Amended and Restated Security Agreement - 1170288)

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WAYPOINT OUTCOMES, LLC, a Delaware limited
liability company

By:    Bridgepoint Education, Inc.
a Delaware Corporation
Its:    Sole Member

By: ______________________________
Daniel J. Devine
Executive Vice President and Chief Financial Officer

(Signature Page to Amended and Restated Security Agreement - 1170288)

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DEBTOR:        BRIDGEPOINT EDUCATION, INC

SECURED PARTY:    COMERICA BANK, as Agent

SCHEDULE A
COLLATERAL DESCRIPTION ATTACHMENT
All personal property of BRIDGEPOINT EDUCATION, INC. (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:
(a)    all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;
(b)    all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;
(c)    all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;
(d)    all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and
(e)    any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefore or for any right to payment. All terms above have the meanings given to them in the California UCC, as amended or supplemented from time to time, including revised Division 9 of the UCC-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

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DEBTOR:        BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC

SECURED PARTY:    COMERICA BANK, as Agent

SCHEDULE A
COLLATERAL DESCRIPTION ATTACHMENT
All personal property of BRIDGEPOINT EDUCATION REAL ESTATE HOLDINGS, LLC (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:
(a)    all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;
(b)    all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;
(c)    all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;
(d)    all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and
(e)    any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefore or for any right to payment. All terms above have the meanings given to them in the California UCC, as amended or supplemented from time to time, including revised Division 9 of the UCC-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

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DEBTOR:        ASHFORD UNIVERSITY, LLC

SECURED PARTY:    COMERICA BANK, as Agent

SCHEDULE A

COLLATERAL DESCRIPTION ATTACHMENT

All personal property of ASHFORD UNIVERSITY, LLC (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:
(a)    all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;
(b)    all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;
(c)    all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;
(d)    all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and
(e)    any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefore or for any right to payment. All terms above have the meanings given to them in the California UCC, as amended or supplemented from time to time, including revised Division 9 of the UCC-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

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DEBTOR:        UNIVERSITY OF THE ROCKIES, LLC

SECURED PARTY:    COMERICA BANK, as Agent

SCHEDULE A
COLLATERAL DESCRIPTION ATTACHMENT
All personal property of UNIVERSITY OF THE ROCKIES, LLC (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:
(a)    all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;
(b)    all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;
(c)    all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;
(d)    all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and
(e)    any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefore or for any right to payment. All terms above have the meanings given to them in the California UCC, as amended or supplemented from time to time, including revised Division 9 of the UCC-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

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DEBTOR:        WAYPOINT OUTCOMES, LLC

SECURED PARTY:    COMERICA BANK, as Agent

SCHEDULE A
COLLATERAL DESCRIPTION ATTACHMENT
All personal property of WAYPOINT OUTCOMES, LLC (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:
(a)    all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;
(b)    all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;
(c)    all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;
(d)    all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and
(e)    any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefore or for any right to payment. All terms above have the meanings given to them in the California UCC, as amended or supplemented from time to time, including revised Division 9 of the UCC-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

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Excluded Accounts

I.    Comerica - Fed Funds Ashford - ZBA #7100.
II.    Comerica - Fed Funds Ashford Direct Lending-ZBA #1942
III.    Comerica - Fed Funds Univ of Rockies - ZBA #0829
IV.    Comerica - Fed Funds Univ of Rockies Direct Lending - ZBA #1959

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EXHIBIT G
FORM OF ASSIGNMENT AGREEMENT

Date:________________

To:    Borrowers

and

Comerica Bank (“Agent”)

Re:
Amended and Restated Revolving Credit Agreement made as of the 13th day of April, 2012 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), Bridgepoint Education, Inc., Bridgepoint Education Real Estate Holdings, LLC, Ashford University, LLC, University of the Rockies, LLC, and Waypoint Outcomes, LLC (collectively, the “Borrowers”).

Ladies and Gentlemen:

Reference is made to Section 13.8 of the Credit Agreement. Unless otherwise defined herein or the context otherwise requires, all initially capitalized terms used herein without definition shall have the meanings specified in the Credit Agreement.
This Agreement constitutes notice to each of you of the proposed assignment and delegation by [insert name of assignor] (the “Assignor”) to [insert name of assignee] (the “Assignee”), and, subject to the terms and conditions of the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, effective on the “Effective Date” (as hereafter defined) that undivided interest in each of Assignor's rights and obligations under the Credit Agreement and the other Loan Documents in the amounts as set forth on the attached Schedule 1, such that, after giving effect to the foregoing assignment and assumption, the Assignee's interest in the Revolving Credit (and participations in any outstanding Letters of Credit and Swing Line Advances) shall be as set forth in the attached Schedule 2 with respect to the Assignee.
The Assignor hereby instructs the Agent to make all payments from and including the Effective Date hereof in respect of the interest assigned hereby, directly to the Assignee. The Assignor and the Assignee agree that all interest and fees accrued up to, but not including, the Effective Date of the assignment and delegation being made hereby are the property of the Assignor, and not the Assignee. The Assignee agrees that, upon receipt of any such interest or fees accrued up to the Effective Date, the Assignee will promptly remit the same to the Assignor.

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The Assignee hereby confirms that it has received a copy of the Credit Agreement and the exhibits and schedules referred to therein, and all other Loan Documents which it considers necessary, together with copies of the other documents which were required to be delivered under the Credit Agreement as a condition to the making of the loans thereunder. The Assignee acknowledges and agrees that it: (a) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had its Percentage been granted and its loans been made directly by such Assignee to the Borrowers without the intervention of the Agent, the Assignor or any other Lender; and (b) has made and will continue to make, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The Assignee further acknowledges and agrees that neither the Agent, nor the Assignor has made any representations or warranties about the creditworthiness of the Borrowers or any other party to the Credit Agreement or any other of the Loan Documents, or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement, or any other of the Loan Documents. This assignment shall be made without recourse to or warranty by the Assignor, except as set forth herein.
Assignee represents and warrants that it is a Person to which assignments are permitted pursuant to Section 13.8 of the Credit Agreement.
Except as otherwise provided in the Credit Agreement, effective as of the Effective Date:

(a)
the Assignee: (i) shall be deemed automatically to have become a party to the Credit Agreement and the other Loan Documents, to have assumed all of the Assignor's obligations thereunder to the extent of the Assignee's interest assigned to it hereby, and to have all the rights and obligations of a party to the Credit Agreement and the other Loan Documents, as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

(b)	the Assignor's obligations under the Credit Agreement and the other Loan Documents shall be reduced by the assigned to Assignee hereby.

As used herein, the term “Effective Date” means the date on which all of the following have occurred or have been completed, as reasonably determined by the Agent:

(1)	the delivery to the Agent of an original of this Assignment Agreement executed by the Assignor and the Assignee;

(2)	the payment to the Agent of the processing fee referred to in Section 13.8(d)(1) of the Credit Agreement; and

(3)	all other restrictions and items noted in Section 13.8 of the Credit Agreement have been completed.

The Agent shall notify the Assignor and the Assignee, along with the Borrowers, of the Effective Date.

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The Assignee hereby advises each of you of the following administrative details with respect to the assigned loans:
(A)    Address for Notices:
Institution Name:
Address:
Attention:
Telephone:
Facsimile:
(B)    Payment Instructions:
(C)    Proposed effective date of assignment.
The Assignee has delivered to the Agent (or is delivering to the Agent concurrently herewith) the tax forms referred to in Section 13.13 of the Credit Agreement to the extent required thereunder, and other forms reasonably requested by the Agent. The Assignor has delivered to the Agent (or shall promptly deliver to Agent following the execution hereof), the original of each Note held by the Assignor under the Credit Agreement.
The laws of the State of California shall govern the validity, interpretation and enforcement of this Agreement.
* * *
Signatures Follow on Succeeding Pages

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Please evidence your consent to and acceptance of the proposed assignment and delegation set forth herein by signing and returning counterparts hereof to the Assignor and the Assignee.
[ASSIGNOR]

By: _________________________________________

Its: _________________________________________

[ASSIGNEE]

By: _________________________________________

Its: _________________________________________

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ASSIGNMENT AGREEMENT ACCEPTED AND CONSENTED TO
this day of , 20__ BY:

COMERICA BANK, as Agent

By: _________________________________________

Its: _________________________________________

BRIDGEPOINT EDUCATION, INC.
for itself and the other Borrowers

By: _________________________________________

Its: _________________________________________

[*Borrowers' consent will be required except as specified in Section 13.8 of the Credit Agreement.]

[This form of Assignment Agreement (including footnotes) is subject in all respects to the terms and conditions of the Credit Agreement which shall govern in the event of any inconsistencies or omissions.]

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EXHIBIT H
FORM OF GUARANTY
THIS GUARANTY dated as of _____________, 201__, is made by the undersigned Guarantors (collectively, the “Guarantors” and each, individually, a “Guarantor”) to Comerica Bank, a Texas banking association (“Comerica”), as Administrative Agent for and on behalf of the Lenders (as defined below) (in such capacity, the “Agent”).
RECITALS:
9.Bridgepoint Education, Inc., Bridgepoint Education Real Estate Holdings, LLC, University of the Rockies, LLC, Ashford University, LLC and Waypoint Outcomes, LLC (and together with any other Persons that may from time to time become parties to the Credit Agreement as borrowers, the “Borrowers”), has entered into that certain Revolving Credit and Term Loan Agreement dated as of April 13, 2012 (as amended, supplemented, amended and restated or otherwise modified from time to time the “Credit Agreement”) with each of the financial institutions party thereto (collectively, including their respective successors and assigns, the “Lenders”) and the Agent, pursuant to which the Lenders have agreed, subject to the satisfaction of certain terms and conditions, to extend or to continue to extend financial accommodations to the Borrowers, as provided therein.

10.As a condition to the continued availability of the credit facilities under the Credit Agreement, the Lenders and the Agent have required that each of the Guarantors provide to the Agent, for and on behalf of the Lenders, this Guaranty.

11.Each of the Guarantors desires to see the success of the Borrowers. Furthermore, each of the Guarantors shall receive direct and/or indirect benefits from extensions of credit made or to be made pursuant to the Credit Agreement to the Borrowers.

12.The proceeds of advances under the credit facilities extended under the Credit Agreement will directly or indirectly benefit the Borrowers and the Guarantors hereunder, severally and jointly.

13.The Agent is acting as agent for the Lenders pursuant to Section 12 of the Credit Agreement.

NOW, THEREFORE, to induce each of the Lenders to enter into and perform its obligations under the Credit Agreement, each of the Guarantors has executed and delivered this Guaranty (as amended and otherwise modified from time to time, this “Guaranty”).
(a)Definitions. As used in this Guaranty, capitalized terms not otherwise defined herein have the meanings provided for such terms in the Credit Agreement. The term “Lenders” as used herein shall include any successors or assigns of the Lenders in accordance with the Credit Agreement. In addition, the following term shall have the following meaning:

“Guaranteed Obligations” shall mean, collectively, all Indebtedness of the Borrowers (as defined in the Credit Agreement) (including, without limitation,

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interest accruing at the then applicable rate provided in the Credit Agreement after maturity thereof and accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding by or against the Borrowers or any one of them, whether or not a claim for post-filing or post-petition interest is allowed in such a proceeding and including, without limitation, interest at the highest allowable per annum rate specified in any document, instrument or agreement applicable to any of the Indebtedness), and all other liabilities and obligations of any Borrower, in each case whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Credit Agreement, this Guaranty and the other Loan Documents.
(b)Guaranty. Each of the Guarantors hereby, jointly and severally, guarantees to the Lenders the due and punctual payment to the Lenders when due, whether by acceleration or otherwise, and performance of the Guaranteed Obligations. Each of such Guarantors further jointly and severally agrees to pay any and all expenses (including reasonable and invoiced attorneys' fees), that may be paid or incurred by the Agent or any Lender in enforcing or preserving rights with respect to or collecting any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against the Guarantors under this Guaranty.

(c)Unconditional Character of Guaranty. The obligations of each of the Guarantors under this Guaranty shall be absolute and unconditional, and shall be a guaranty of payment and not of collection, irrespective of the validity, regularity or enforceability of the Credit Agreement or any of the other Loan Documents, or any provision thereof, the absence of any action to enforce the same, any waiver or consent with respect to or any amendment of any provision thereof (provided that any amendment of this Guaranty shall be in accordance with the terms hereof), the recovery of any judgment against any Person or action to enforce the same, any failure or delay in the enforcement of the obligations of any Credit Party under the Credit Agreement or any of the other Loan Documents, or any setoff, counterclaim, recoupment, limitation, defense or termination whether with or without notice to the Guarantors. Each of the Guarantors hereby waives diligence, demand for payment, filing of claims with any court, any proceeding to enforce any provision of the Credit Agreement or any of the other Loan Documents, any right to require a proceeding first against the Borrowers or any one of them or against any other Guarantor or other Person providing collateral, or to exhaust any security for the performance of the obligations of the Borrowers or any one of them, any protest, presentment, notice or demand whatsoever, and each Guarantor hereby covenants that this Guaranty shall not be terminated, discharged or released until, subject to Section 15 hereof, final payment in full of all of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made) due or to become due and the termination of any and all commitments of Agent, Issuing Lender, Swing Line Lender and the Lenders to extend credit (whether optional or obligatory) under the Credit Agreement or any other Loan Document, and only to the extent of any such payment, performance and discharge or (b) the dissolution of such Guarantor or the transfer of Guarantor to another Person, in each case to the extent permitted under the Credit Agreement. Each Guarantor hereby further covenants that no security now or subsequently held by the Agent or the Lenders for the payment of the Guaranteed Obligations (including, without limitation, any security for any of the foregoing), whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity,

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insurance or otherwise, and no act, omission or other conduct of the Agent or the Lenders in respect of such security, shall affect in any manner whatsoever the unconditional obligations of this Guaranty, and that the Agent and each of the Lenders in their respective sole discretion and without notice to any of the Guarantors, may release, exchange, enforce, apply the proceeds of and otherwise deal with any such security without affecting in any manner the unconditional obligations of this Guaranty.

Without limiting the generality of the foregoing, the obligations of the Guarantors under this Guaranty, and the rights of the Agent to enforce the same, on behalf of the Lenders by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected to the extent permitted by applicable law, by (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Borrowers or any one of them, any or all of the Guarantors or any other Person or any of their respective Affiliates including any discharge of, or bar or stay against collecting, all or any of the Guaranteed Obligations in or as a result of any such proceeding; (ii) any change in the ownership of any of the capital stock (or other ownership interests) of the Lenders or any or all of the Guarantors, or any other Person providing collateral for any of the Guaranteed Obligations, or any of their respective Affiliates; (iii) the election by the Agent or any Lender, in any bankruptcy proceeding of any Person, to apply or not apply Section 1111(b)(2) of the Bankruptcy Code; (iv) any extension of credit or the grant of any security interest or lien under the Bankruptcy Code; (v) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (vi) the avoidance of any security interest or lien in favor of the Agent or any Lender for any reason; (vii) any action taken by the Agent or any Lender that is authorized by this paragraph or any other provision of this Guaranty; or (viii) any other principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms hereof, except to the extent such principle or provision can not be waived.
(d)Waivers. Each of the Guarantors hereby waives to the fullest extent possible under applicable law:

(i)any defense based upon the doctrine of marshaling of assets or upon an election of remedies by Agent or the Lenders, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure;

(ii)any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(iii)any duty on the part of Agent or any of the Lenders to disclose to such Guarantor any facts Agent or the Lenders may now or hereafter know about the Borrowers, regardless of whether Agent or any Lender has reason to believe that any such facts materially increase the risk beyond that which such Guarantor intends to assume or has reason to believe that such facts are unknown to such Guarantor or has a reasonable opportunity to communicate such facts to such Guarantor;

(iv)any other event or action (excluding compliance by such Guarantor with the provisions hereof) that would result in the discharge by operation of law or otherwise of such

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Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty; and

(v)all rights to participate in any security now or hereafter held by the Agent or any Lender.

Each of the Guarantors acknowledges and agrees that this is a knowing and informed waiver of the undersigned's rights as discussed above and that the Agent and the Lenders are relying on this waiver in extending credit to the Borrowers.
(e)Waiver of Subrogation. Each Guarantor hereby waives any claim for reimbursement, contribution, exoneration, indemnity or subrogation, or any other similar claim, which such Guarantor may have or obtain against the Borrowers or any one of them, by reason of the existence of this Guaranty, or by reason of the payment by such Guarantor of any of the Guaranteed Obligations or the performance of this Guaranty, the Credit Agreement or any of the other Loan Documents, until the Guaranteed Obligations have been repaid and discharged in full, no Letters of Credit shall remain outstanding and all commitments to extend credit under the Credit Agreement or any of the other Loan Documents (whether optional or obligatory) have been terminated. Any amounts paid to such Guarantor on account of any such claim at any time when the obligations of such Guarantor under this Guaranty shall not have been fully and finally paid shall be held by such Guarantor in trust for Agent and the Lenders, segregated from other funds of such Guarantor, and forthwith upon receipt by such Guarantor shall be turned over to Agent in the exact form received by such Guarantor (duly endorsed to Agent by such Guarantor, if required), to be applied to such Guarantor's obligations under this Guaranty, whether matured or unmatured, in such order and manner as Agent may determine.

Each of the Guarantors acknowledges and agrees that this is a knowing and informed waiver of the undersigned's rights as discussed above and that the Agent and the Lenders are relying on this waiver in extending credit to the Borrowers.
(f)Other Transactions. The Agent and each of the Lenders may deal with the Borrowers and any security held by them for the obligations of the Borrowers in the same manner and as freely as if this Guaranty did not exist and the Agent shall be entitled, on behalf of the Lenders, without notice to any of the Guarantors, among other things, to grant to the Borrowers or any one of them such extension or extensions of time to perform any act or acts as may seem advisable to the Agent (on behalf of the Lenders) at any time and from time to time, and to permit the Borrowers or any one of them to incur additional indebtedness to the Agent, the Lenders, or any of them, without terminating, affecting or impairing the validity or enforceability of this Guaranty or the obligations of the Guarantors hereunder.

(g)Remedies; Right to Offset. The Agent may proceed, either in its own name (on behalf of the Lenders) or in the name of each or any of the Guarantors, or otherwise, to protect and enforce any or all of its rights under this Guaranty by suit in equity, action at law or by other appropriate proceedings, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by the Guarantors. Each and every remedy of the Agent and of the Lenders

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shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

At the option of the Agent, any or all of the Guarantors may be joined in any action or proceeding commenced by the Agent against the Borrowers or any one of them or any of the other parties providing Collateral for any of the Guaranteed Obligations, and recovery may be had against any or all of the Guarantors in such action or proceeding or in any independent action or proceeding against any of them, without any requirement that the Agent or the Lenders first assert, prosecute or exhaust any remedy or claim against the Borrowers or any one of them and/or any of the other parties providing Collateral for any of the Guaranteed Obligations.
Each of the Guarantors acknowledges the rights of the Agent and of each of the Lenders, subject to the applicable terms and conditions of the Credit Agreement, to offset against the Guaranteed Obligations of any Guarantor to the Lenders under this Guaranty, any amount owing by the Agent or the Lenders, or either or any of them to such Guarantors, whether represented by any deposit of such Guarantors (or any of them) with the Agent or any of the Lenders or otherwise.
(h)Borrowers' Financial Condition. Each Guarantor delivers this Guaranty based solely on its own independent investigation of (or decision not to investigate) the financial condition of the Borrowers and is not relying on any information furnished by Agent or the Lenders. Each Guarantor assumes full responsibility to keep itself informed concerning the financial condition of the Borrowers and all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligation, the status of the Guaranteed Obligations or any other matter which such Guarantor may deem necessary or appropriate, now or later.

(i)Representations and Warranties; Covenants. Each Guarantor (a) ratifies, confirms and, by reference thereto (as fully as though such matters were expressly set forth herein), represents and warrants with respect to itself those matters set forth in Article 6 of the Credit Agreement to the extent applicable to such Guarantor and those matters set forth in the recitals hereto, and such representations and warranties shall be deemed to be continuing representations and warranties true and correct in all material respects so long as this Guaranty shall be in effect other than (A) any representation or warranty that expressly speaks only as of a different date and (B) such exceptions and qualifications to such representations and warranties that are disclosed in writing to and approved by Agent and the Majority Lenders, with such approval not to be unreasonably withheld; and (b) agrees to comply with the covenants set forth in Article 7 and Article 8 of the Credit Agreement, and (ii) not to otherwise engage in any action or inaction, the result of which would cause a violation of any term or condition of the Credit Agreement.

(j)Governing Law; Severability. This Guaranty shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and be enforceable in, the State of California. If any term or provision of this Guaranty or the application thereof to any circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

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(k)Notices. All notices, requests, consents, approvals, waivers and other communications hereunder shall be in writing (including, by facsimile transmission) and mailed, faxed or delivered to the address or facsimile number specified for notices on the signature pages to the Security Agreement dated as of April 13, 2012, by and among the Borrowers, the Guarantors and the Agent (if any Guarantor is not a party to the Security Agreement, such Guarantor shall specify its address and facsimile number for notices on its signature page to this Guaranty); or, as directed to the Guarantors or the Agent, to such other address or number as shall be designated by such party in a written notice to the other. All such notices, requests and communications shall, when sent by overnight delivery, or faxed, be effective when delivered for overnight (next business day) delivery, or transmitted in legible form by facsimile machine (with electronic confirmation of receipt), respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if otherwise delivered, upon delivery; except that notices to the Agent shall not be effective until actually received by the Agent.

(l)Amendments; Future Subsidiaries. The terms of this Guaranty may not be altered, modified, amended, supplemented or terminated in any manner whatsoever unless the same shall be in writing and signed by or on behalf of the requisite Lenders as determined pursuant to the Credit Agreement. Any Person at any time required to become a Guarantor pursuant to Section 7.13 of the Credit Agreement or otherwise shall become obligated as Guarantors hereunder (each as fully as though an original signatory hereto) by executing and delivering to the Agent and the Lenders that certain joinder agreement in the form attached hereto as Exhibit A.

(m)No Waiver. No waiver or release shall be deemed to have been made by the Agent or any of the Lenders of any of their respective rights hereunder unless the same shall be in writing and signed by or on behalf of the requisite Lenders as determined pursuant to the Credit Agreement, and any such waiver shall be a waiver or release only with respect to the specific matter and Guarantor or Guarantors involved, and shall in no way impair the rights of the Agent or any of the Lenders or the obligations of the Guarantors under this Guaranty in any other respect at any other time.

(n)Joint and Several Obligation, etc. The obligation of each of the Guarantors under this Guaranty shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced against each severally, any two or more jointly, or some severally and some jointly. Any one or more of the Guarantors may be released from its obligations hereunder with or without consideration for such release and the obligations of the other Guarantors hereunder shall be in no way affected thereby. The Agent, on behalf of Lenders, may fail or elect not to prove a claim against any bankrupt or insolvent Guarantor and thereafter, the Agent and the Lenders may, without notice to any Guarantors, extend or renew any part or all of the obligations of the Borrowers or any one of them under the Credit Agreement or otherwise, and may permit any such Person to incur additional indebtedness, without affecting in any manner the unconditional obligation of each of the Guarantors hereunder. Such action shall not affect any right of contribution among the Guarantors.

(o)Release; Reinstatement. Upon (1) the final payment and discharge in full of all Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been made) and the termination of any and all commitments of Agent, Issuing Lender, Swing

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Line Lender and the Lenders to extend credit (whether optional or obligatory) under the Credit Agreement or any other Loan Document, or (2) the dissolution of a Guarantor or transfer of a Guarantor to another Person, in each case, to the extent permitted under the Credit Agreement, the Agent shall deliver to such Guarantors, upon written request therefor, (a) a written release of this Guaranty and (b) appropriate discharges of any Collateral provided by the Guarantors for this Guaranty; provided however that, the effectiveness of this Guaranty shall continue or be reinstated, as the case may be, in the event: (x) that any payment received or credit given by the Agent or the Lenders, or any of them, is returned, disgorged, rescinded or required to be recontributed to any party as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable state, federal, or local law of any jurisdiction, including laws pertaining to bankruptcy or insolvency, and this Guaranty shall thereafter be enforceable against the Guarantors as if such returned, disgorged, recontributed or rescinded payment or credit has not been received or given by the Agent or the Lenders, and whether or not the Agent or any Lender relied upon such payment or credit or changed its position as a consequence thereof or (y) that any liability is imposed, or sought to be imposed against the Agent or the Lenders, or any of them, relating to the environmental condition of any of property mortgaged or pledged to the Agent on behalf of the Lenders by any Guarantor, Borrower or other party as collateral (in whole or part) for any indebtedness or obligation evidenced or secured by this Guaranty, whether such condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after acquisition by the Agent or any Lender of any such property, in lieu of foreclosure or otherwise, due to the wrongful act or omission of the Agent or such Lenders, or any person other than the Borrowers or any one of them, the Subsidiaries, or Affiliates of the Borrowers or the Subsidiaries), and this Guaranty shall thereafter be enforceable against the Guarantors to the extent of all such liabilities, costs and expenses (including reasonable attorneys' fees) incurred by the Agent or Lenders as the direct or indirect result of any such environmental condition but only for which the Borrowers are, or any one of them is, obligated to the Agent and the Lenders pursuant to the Credit Agreement. For purposes of this Guaranty “environmental condition” includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface strata and the ambient air.

(p)Consent to Jurisdiction. Each of the Guarantors hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or California state court sitting in the County of Los Angeles, California in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents and Guarantors hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States federal or California state court. Each of the Guarantors irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of California (and to the receipt of any and all notices hereunder) by the delivery of copies of such process to Guarantors at their respective addresses in the manner set forth in Section 11 hereof.

(q)Headings. The headings, captions, and arrangements used in this Guaranty are for convenience only and shall not affect the interpretation of this Guaranty.

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(r)Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(s)WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, EACH GUARANTOR AND THE AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS GUARANTY OR THE GUARANTEED OBLIGATIONS, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH GUARANTOR AND THE AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(t)Judicial Reference.

(i)
The parties prefer that any dispute between them be resolved in litigation subject to a Jury Trial Waiver as set forth in this Guaranty (“Jury Trial Waiver”), but the Jury Trial Waiver may not be enforceable under certain circumstances. In the event the Jury Trial Waiver is not enforceable, the parties elect to proceed under this Reference Provision.

(ii)
Other than (i) nonjudicial foreclosure of security interests in real or personal property and self-help remedies, (ii) the appointment of a receiver or (iii) the exercise of other provisional remedies (any of which may be initiated pursuant to applicable law), any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Guaranty or any other Loan Document will be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Guaranty, venue for the reference proceeding will be in the Superior Court or Federal District Court in the County or District where venue is otherwise appropriate under applicable law (the “Court”).

(iii)
The referee shall be a retired Judge or Justice selected by mutual written agreement of the parties. If the parties do not agree, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. The referee shall be appointed to sit with all the powers provided by law. Each party shall have one peremptory challenge pursuant to CCP §170.6. Pending appointment of the referee, the Court has power to issue temporary or provisional remedies.

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(iv)
The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested to (a) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (b) if practicable, try all issues of law or fact within ninety (90) days after the date of the conference and (c) report a statement of decision within twenty (20) days after the matter has been submitted for decision. Any decision rendered by the referee will be final, binding and conclusive, and judgment shall be entered pursuant to CCP §644.

(v)
The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party's failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(vi)
Except as expressly set forth in this Section, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee's power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(vii)
The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication . The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. The referee's decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

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(viii)
If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

THE PARTIES RECOGNIZE AND AGREE THAT ALL DISPUTES RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY, AND THAT THEY ARE IN EFFECT WAIVING THEIR RIGHT TO TRIAL BY JURY IN AGREEING TO THIS REFERENCE PROVISION. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY DISPUTE AMONG THEM WHICH ARISES OUT OF OR IS RELATED TO THE GUARANTY.
(u)Limitation under Applicable Insolvency Laws. Notwithstanding anything to the contrary contained herein, it is the intention of the Guarantors, the Agent and the Lenders that the amount of the respective Guarantor's obligations hereunder shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (collectively, “Applicable Insolvency Laws”). To that end, but only in the event and to the extent that the Guarantor's respective obligations hereunder or any payment made pursuant thereto would, but for the operation of the foregoing proviso, be subject to avoidance or recovery under Applicable Insolvency Laws, the amount of the Guarantor's respective obligations hereunder shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render the Guarantor's respective obligations hereunder unenforceable or avoidable or subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made hereunder exceeds the limitation contained in this Section 21, then the amount of such excess shall, from and after the time of payment by the Guarantors (or any of them), be reimbursed by the Lenders upon demand by such Guarantors. The foregoing proviso is intended solely to preserve the rights of the Agent and the Lenders hereunder against the Guarantors to the maximum extent permitted by Applicable Insolvency Laws and neither the Borrowers nor any one of them, nor any Guarantor nor any other Person shall have any right or claim under this Section 21 that would not otherwise be available under Applicable Insolvency Laws.

[SIGNATURES FOLLOW ON SUCCEEDING PAGES]

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IN WITNESS WHEREOF, each of the undersigned Guarantors has executed this Guaranty as of the date first above written.

GUARANTORS:

By:_________________________________

Its:_________________________________

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EXHIBIT A
JOINDER AGREEMENT
(Guaranty)
THIS JOINDER AGREEMENT (the “Joinder Agreement”) is dated as of _________________, ____ by _______________________________ (“New Guarantor”).
WHEREAS, pursuant to Section 7.13 of that certain Revolving Credit and Term Loan Agreement dated as of April 13, 2012 (as amended or otherwise modified from time to time, the “Credit Agreement”) by and among Bridgepoint Education, Inc., Bridgepoint Education Real Estate Holdings, LLC, University of the Rockies, LLC, Ashford University, LLC and Waypoint Outcomes, LLC and the other borrowers from time to time parties to the Credit Agreement as borrowers (collectively, the “Borrowers”), the financial institutions signatory thereto from time to time (the “Lenders”) and Comerica Bank, as Agent for the Lenders (in such capacity, the “Agent”), the Lenders have agreed to extend credit to the Borrowers on the terms set forth in the Credit Agreement and pursuant to Section 12 of that certain Guaranty dated as of _____________, _____ (as amended or otherwise modified from time to time, the “Guaranty”) executed and delivered by the Guarantors named therein (“Guarantors”) in favor of Agent, for and on behalf of the Lenders, the New Guarantor must execute and deliver a Joinder Agreement in accordance with the Credit Agreement and the Guaranty.
NOW THEREFORE, as a further inducement to each of the Lenders to continue to provide credit accommodations to the Borrowers, New Guarantor hereby covenants and agrees as follows:
A.All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless expressly defined to the contrary.

B.     New Guarantor hereby enters into this Joinder Agreement in order to comply with Section 7.13 of the Credit Agreement and Section 12 of the Guaranty and does so in consideration of the extension of the Indebtedness, from which New Guarantor shall derive direct and indirect benefit as with the other Guarantors (all as set forth and on the same basis as in the Guaranty).
C.     New Guarantor shall be considered, and deemed to be, for all purposes of the Credit Agreement, the Guaranty and the other Loan Documents, a Guarantor under the Guaranty and hereby ratifies and confirms its obligations under the Guaranty, all in accordance with the terms thereof.
D.     No Default or Event of Default (each term being defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement.
E.    This Joinder Agreement shall be governed by the laws of the State of Michigan and shall be binding upon New Guarantor and its successors and assigns.

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IN WITNESS WHEREOF, the undersigned New Guarantor has executed and delivered this Joinder Agreement as of __________________, _____.
[NEW GUARANTOR]

By: ________________________________

Its: ________________________________

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EXHIBIT I
FORM OF COVENANT COMPLIANCE REPORT
TO:    Comerica Bank, as Agent

RE:    Amended and Restated Revolving Credit Agreement made as of the 13th day of April, 2012 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), Bridgepoint Education, Inc., Bridgepoint Education Real Estate Holdings, LLC, Ashford University, LLC, University of the Rockies, LLC, and Waypoint Outcomes, LLC (collectively, the “Borrowers”).
This Covenant Compliance Report (“Report”) is furnished pursuant to Section 7.2(a) of the Credit Agreement and sets forth various information as of ______________, 201___ (the “Computation Date”).

1.
Fixed Charge Coverage Ratio (Section 7.9(a)). On the Computation Date, the Fixed Charge Coverage Ratio, which is required to be not less than 1.75 to 1.00 was ______ to 1.00, as computed in the supporting documents attached hereto as Schedule 1.

2.
Total Debt to EBITDA Ratio (Section 7.9(b)). On the Computation Date, the Total Debt to EBITDA Ratio, which is required to be not more than 1.00 to 1.00 was ____ to 1.00, as computed in the supporting documents attached hereto as Schedule 2.

3.
U.S. Department of Education Financial Responsibility Composite Score (Section ___). On the Computation Date, the U.S. Department of Education Financial Responsibility Composite Score, which is required to be not less than 1.5 was _________.

4.
Capital Expenditures (Section 8.6). On the Computation Date, Capital Expenditures, which were required to be not more than $75,000,000 in the aggregate for the Fiscal Year in which the Computation Date occurs, were $_____________ in the aggregate to date for the Fiscal Year in which the Computation Date occurs.

The Borrowers' Representative hereby certifies that:
A.    To the best of my knowledge, all of the information set forth in this Report (and in any Schedule attached hereto) is true and correct in all material respects.
B.    I have reviewed the Credit Agreement and this Report is based on an examination sufficient to assure that this Report is accurate.
C.    To the best of my knowledge, except as stated in Schedule 5 hereto (which shall describe any existing Default or Event of Default and the notice and period of existence thereof and any action taken with respect thereto or contemplated to be taken by the Borrowers or any other Credit Party), no Default or Event of Default has occurred and is continuing on the date of this Report.

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Capitalized terms used in this Report and in the Schedules hereto, unless specifically defined to the contrary, have the meanings given to them in the Credit Agreement.
IN WITNESS WHEREOF, the Borrowers' Representative has caused this Report to be executed as of ______ day of __________________, ____.

BRIDGEPOINT EDUCATION, INC.,
for itself and the other Borrowers

By:_________________________________________

Its:_________________________________________

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EXHIBIT J
FORM OF SWING LINE PARTICIPATION CERTIFICATE
__________________, 201___

[Name of Lender]

_________________________

_________________________

Re:
Amended and Restated Revolving Credit Agreement made as of the 13th day of April, 2012 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), Bridgepoint Education, Inc., Bridgepoint Education Real Estate Holdings, LLC, Ashford University, LLC, University of the Rockies, LLC, and Waypoint Outcomes, LLC (collectively, the “Borrowers”).

Ladies and Gentlemen:

Pursuant to subsection 2.5(e) of the Credit Agreement, the undersigned hereby acknowledges receipt from you of $___________________ as payment for a participating interest in the following Swing Line Loan:
Date of Swing Line Loan:________________________________
Principal Amount of Swing Line Loan:_______________________
The participation evidenced by this certificate shall be subject to the terms and conditions of the Credit Agreement including without limitation Section 2.5(e) thereof.

Very truly yours,

Comerica Bank, as Agent

By:_____________________________________

Its:_____________________________________

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EXHIBIT K
FORM OF NEW LENDER ADDENDUM
THIS NEW LENDER ADDENDUM, dated ______________, ____, to the Amended and Restated Revolving Credit Agreement dated April 13, 2012 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (each, individually a “Lender,” and any and all such financial institutions, collectively, the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), and Bridgepoint Education, Inc., Bridgepoint Education Real Estate Holdings, LLC, Ashford University, LLC, University of the Rockies, LLC, and Waypoint Outcomes, LLC (“Borrowers”).
W I T N E S S E T H:

WHEREAS, a financial institution, although not originally a party thereto, may become a party to the Credit Agreement pursuant to the terms set forth in Section 2.13 of the Credit Agreement by executing and delivering to the Agent a this New Lender Addendum; and
WHEREAS, the undersigned New Lender was not an original party to the Credit Agreement but now desires to become a party thereto;
NOW, THEREFORE, the New Lender hereby agrees as follows:

1.
The New Lender hereby confirms that it has received a copy of the Credit Agreement and the exhibits and schedules referred to therein, and all other Loan Documents which it considers necessary, together with copies of the other documents which were required to be delivered under the Credit Agreement as a condition to the making of the loans thereunder. The New Lender acknowledges and agrees that it: (a) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had its commitment been granted and its loans been made directly by such New Lender to the Borrowers without the intervention of the Agent or any other Lender; and (b) has made and will continue to make, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The New Lender further acknowledges and agrees that the Agent has not made any representations or warranties about the creditworthiness of the Borrower or any other party to the Credit Agreement or any other of the Loan Documents, or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement, or any other of the Loan Documents.

2.	New Lender represents and warrants that it is a Person to which assignments are permitted pursuant to Section 13.8 of the Credit Agreement.

3.	Except as otherwise provided in the Credit Agreement, effective as of the Addendum Effective Date (as defined below):

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(a)
the New Lender (i) shall be deemed automatically to have become a party to the Credit Agreement and the other Loan Documents, and to have all the rights and obligations of a Lender as a party to the Credit Agreement and the other Loan Documents, as if it were an original signatory thereto; and (ii) agrees to be bound by the terms, provisions and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

(b)
the New Lender shall be a Lender and its Revolving Credit Percentage (and its risk participation in Letters of Credit and Swing Line Advances) shall be as set forth in the attached revised Annex 1 (Schedule of Commitments and Revolving Credit Percentages); provided any fees paid prior to the Addendum Effective Date, including any Letter of Credit Fees, shall not be recalculated, redistributed or reallocated by the Borrowers, Agent or the Lenders.

4.	As used herein, the term “Addendum Effective Date” means the date on which all of the following have occurred or have been completed, as reasonably determined by the Agent:

(a)
the Borrowers shall have paid to the Agent all interest, fees (including the Revolving Credit Facility Fee) and other amounts, if any, accrued to the Addendum Effective Date for which reimbursement is then due and owing under the Credit Agreement;

(b)	New Lender shall have remitted to the Agent finds in an amount equal to its Revolving Credit Percentage of all outstanding Revolving Credit Advances outstanding on the Addendum Effective Date; and

(c)
if requested by New Lender, the Borrowers shall have executed and delivered to the Agent for the New Lender, new Revolving Credit Notes payable to such New Lender in the face amount of such New Lender's Revolving Credit Percentage (after giving effect to this New Lender Addendum, and any other New Lender Addendum executed concurrently herewith).

5.
The Agent shall notify the New Lender, along with the Borrowers, of the Addendum Effective Date. The New Lender shall deliver herewith to the Agent administrative details with respect to the funding and distribution of Loans (and, as applicable, Letters of Credit) as requested by Agent.

6.	Terms defined in the Credit Agreement and not otherwise defined herein shall have their defined meanings when used herein.

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IN WITNESS WHEREOF, the undersigned has caused this New Lender Addendum to be executed and delivered by a duly authorized officer on the date first above written.
[NEW LENDER]

By:_________________________________________

Name:    ____________________________________

Title:_______________________________________

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Accepted this _____ day of
_______________, ____.

BRIDGEPOINT EDUCATION, INC., for
itself and the other Borrowers

By: _______________________________

Its: _______________________________

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Accepted this _____ day of
_______________, ____.

COMERICA BANK, as Agent

By: _________________________
Name: _______________________
Title: ________________________

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ANNEX I
Commitments and Revolving Credit Percentages

New Lender	Revolving Credit Commitment Amount	Revolving Credit Percentage

Totals	100%

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_____________________________________________________________________________________________

DISCLOSURE SCHEDULES
TO
AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
DATED AS OF APRIL 13, 2012

___________________________________________________________________________________________

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Schedule 1

Bridgepoint Education, Inc.
Bridgepoint Education Real Estate Holdings, LLC
Ashford University, LLC
University of the Rockies, LLC
Waypoint Outcomes, LLC

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Schedule 1.1
Applicable Margin Grid
Revolving Credit Facility
(basis points per annum)

Revolving Credit Eurodollar Margin	150.00
Revolving Credit Base Rate Margin	50.00
Revolving Credit Facility Fee	25.00
Letter of Credit Fees (exclusive of facing fees)	150.00

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Schedule 1.2
Percentages and Allocations
Revolving Credit Facility

LENDERS	REVOLVING CREDIT PERCENTAGE	REVOLVING CREDIT ALLOCATIONS
Comerica Bank	60%	$30,000,000
Union Bank, N.A.	40%	$20,000,000
TOTALS	100%	$50,000,000

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Schedule 1.3
Compliance Information

Correct Legal Name	Address	Type of Organization	Jurisdiction of Organization	Tax identification number
Bridgepoint Education, Inc.	13500 Evening Creek Drive North, Suite 600, San Diego, CA 92128	Corporation	Delaware	59-3551629
Bridgepoint Education Real Estate Holdings, LLC	400 North Bluff Blvd., Clinton, IA 52732	Limited Liability Company	Iowa	20-2320084
University of the Rockies, LLC	555 East Pikes Peak Ave., Colorado Springs, CO 80903-3612	Limited Liability Company	Colorado	83-0492885
Ashford University, LLC	400 North Bluff Blvd., Clinton, IA 52732	Limited Liability Company	Iowa	20-2076985
Waypoint Outcomes, LLC	Two Bala Plaza, Bala Cynwyd, PA 19004	Limited Liability Company	Delaware	26-4646154

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Schedule 5.1(c)

Bridgepoint Education, Inc. - Delaware
Bridgepoint Education Real Estate Holdings, LLC - Iowa
Ashford University, LLC - Iowa
University of the Rockies, LLC - Colorado
Waypoint Outcomes, LLC - Delaware

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Schedule 6.3(b)
Real Property

Site	Street Address	City	State	Zip	Size (sqft)	Lease End
BPE at Kilroy Sabre Springs	13480 Evening Creek Dr N	San Diego	CA	92128	149,817	9/3/2018
AU at Kilroy Sabre Springs	13500 Evening Creek Dr N	San Diego	CA	92128	147,533	7/31/2018
UoR at Kilroy Sabre Springs	13520 Evening Creek Dr N	San Diego	CA	92128	25,644	2/28/2017
Sunroad Centrum 1	8620 Spectrum Center Blvd	San Diego	CA	92123	248,051	2/29/2020
Sunroad Centrum 1 - 9F	8620 Spectrum Center Blvd	San Diego	CA	92123	25,713	2/29/2020
Sunroad Centrum 2	TBD Spectrum Center Blvd	San Diego	CA	92123	193,000	10/31/2024
Downtown	600 B St	San Diego	CA	92101	28,354	4/30/2020
Copley Drive Direct	5855 Copley Dr	San Diego	CA	92111	80,281	5/31/2013

Iowa Online Center	1310 19th Ave NW	Clinton	IA	52732	36,720	6/30/2014
AU Main Campus	400 N Bluff Blvd	Clinton	IA	52732	364,948	N/A*
AU Main Campus Red House	610 N Bluff Blvd	Clinton	IA	52732	2,000	N/A*
AU Additional Parking Lot (Springdale Cemetery)	Springdale Drive	Clinton	IA	52732	33,000	4/14/2018
AU Tennis Center	321 4th Ave S	Clinton	IA	52732	26,662	N/A*
AU Off-Campus Residence Hall	2300 Lincoln Way	Clinton	IA	52732	82,537	N/A*
AU South Campus	1650 S 14th St	Clinton	IA	52732		N/A*

UoR Campus	545 E Pikes Peak Ave	Colorado Springs	CO	80903	5,520	5/31/2012
UoR Campus	555 E Pikes Peak Ave	Colorado Springs	CO	80903	33,601	3/31/2015

Denver Operations Center	1515 Arapahoe St	Denver	CO	80202	179,175	7/31/2021
Denver/UoR Operations Center at the Tabor Center	1200 17th St, 1201 16th St	Denver	CO	80202	79,677	3/31/2023

Waypoint Outcomes	2 Bala PLZ STE 300	Bala Cynwyd	PA	19004	2,000	3MTM

*owned in fee simple

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Schedule 6.4
Taxes
No exceptions.

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Schedule 6.5
Environmental Matters
None.

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Schedule 6.7
Compliance with Laws
No exceptions.

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Schedule 6.9
Litigation
Jermaine La'var Lattimore v. Ashford University, LLC, Andy Eberhart, and Sly Grimm BPI Case No LA 36772
In February 2010, Ashford University, LLC (“Ashford”) received notice of a complaint arising from a student injury which occurred in September 2007. Trial is set for May 29, 2012. The parties are currently in discovery most recently with deposition of plaintiff's expert witness.
Guzman v. Bridgepoint Education, Inc., United States District Court for the Southern District of California Case No. 3:11-CV-00069
On October 19, 2011 the court issued a favorable ruling on the motion to dismiss the Guzman case filed by Bridgepoint Education, Inc. (“Bridgepoint”). The court dismissed, in their entirety, each of plaintiff's claims for breach of contract, breach of implied covenant of good faith and fair dealing, negligent misrepresentation, and violations of the Unfair Competition Law, False Advertising Act, and Consumer Legal Remedies Act. The court provided plaintiff until November 18, 2011 to file a motion for leave to file a first amended complaint, accompanied by a proposed first amended complaint. The court granted plaintiff's motion to amend their complaint on January 4, 2012. Bridgepoint filed a response to the first amended complaint on January 18, 2012. Plaintiffs filed opposition to the Bridgepoint's motion to dismiss. Bridgepoint filed its response on February 28, 2012. Bridgepoint is awaiting the court's decision.
Stevens v. Bridgepoint Education, Ashford University and Hilary Brown Case No 37-2011-00086135-CU-OE-CTL; Amado Sanchez v. Bridgepoint Education, et al. Case No 37-2011-00090932; Mary Moore v Ashford University, LLC et al Case No 37-2011-00090142-CU-OE-CTL
On October 4, 2011 the court determined these three cases involved common questions of fact and law and as a result were consolidated with the lead case being Stevens. The alleged violations surround the defendant's pay practices as they relate to non-exempt employees. The court set March 2, 2012 as the date for the class certification hearing. Discovery, including depositions, are on-going. Mediation was held on January 10, 2012 and will be continued on March 27, 2012.

Darlene Maza v Bridgepoint Education, et al, Case No 37-2011-00101683-CU-WT-CTL
On November 30, 2011, plaintiff filed a complaint against Bridgepoint alleging Interference with Exercise of Right to FMLA, Discrimination/Retaliation based on FMLA, Interference with Exercise of Right to CFRA, among other charges. Bridgepoint is currently in discovery.
Kesha Deon Perkins v Ashford University, Bridgepoint Education, Jared Moten, Case No 3T-20i 2-0009 31 65-CU-0E-CTL
On March 1, 2012 plaintiff, a former employee, filed a complaint against Ashford, Bridgepoint and Jared Moten, also a former employee, for Sexual Harassment, Failure to Prevent Harassment, Retaliation, Mental Disability, among others. Bridgepoint and Ashford are in the process of reviewing the complaint.

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Rickney Jones v Bridgepoint Education, et al, Case No 37-2012-00093198-CU-WT-CTL
On March 5, 2012 plaintiff, a former employee, filed a complaint against Bridgepoint and Ashford alleging Wrongful Termination. Bridgepoint and Ashford are in the process of reviewing the complaint.
Iowa Civil Investigative Demand Notice
Iowa Civil Investigative Demand and Notice of Intent to Proceed (“CID”) was served on Ashford on February 9, 2011 from the Iowa Attorney General (“IA AG”). The CID requested information and documents overlapping the request made previously by the U.S. Senate Committee on Health, Labor and Pensions (“HELP”).  The IA AG initially agreed to production of Ashford's previous submission to HELP.  Those documents were submitted to the IA AG on March 11, 2011. On June 24, 2011, Ashford received a second CID from the IA AG seeking additional documents and detailed information in connection with the investigation. On October 18, 2011, Ashford received a third request for information. Ashford is continuing to dialogue with the IA AG and has produced (and will continue to produce) certain responsive documents to the IA AG on a rolling basis.
New York Subpoena
On May 18, 2011, Ashford received from the Attorney General of the State of New York (“NY AG”) a Subpoena Duces Tecum (“SDT”) relating to the NY AG's investigation of whether certain of Ashford's business practices comply with various New York State laws. Pursuant to the SDT, the NY AG requested documents and detailed information for the time period May 17, 2005 through the date of the SDT. On June 9, 2011, Ashford delivered a copy of all materials previously submitted to HELP. While Ashford continues to “check in” with the NY AG, the NY AG has not asked for any additional information to date.
North Carolina Civil Investigative Demand
On September 30, 2011, Ashford received from the Attorney General of the State of North Carolina (“NC AG”) an Investigative Demand relating to the NC AG's investigation of whether Ashford's business practices complied with North Carolina consumer protection law.  Pursuant to the Investigative Demand, the NC AG requested documents and detailed information from Ashford for the time period January 1, 2008 through the date of the Investigative Demand.  Ashford has initiated a dialogue with the NC AG and has produced certain documents regarding its military recruitment practices.

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Schedule 6.10
Consents, Approvals and Filings, Etc.
No exceptions.

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Schedule 6.13
ERISA

No exceptions. The Credit Parties have no defined benefit plans.

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Schedule 6.14
Conditions Affecting Business or Properties
No exceptions.

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Schedule 6.15
Environmental and Safety Matters
No exceptions.

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Schedule 6.16
Subsidiaries

Ashford University, LLC, an Iowa limited liability company
University of the Rockies, LLC, a Colorado limited liability company
Waypoint Outcomes, LLC, a Delaware limited liability company
Bridgepoint Education Real Estate Holdings, LLC, an Iowa limited liability company
Center Leaf Partners, LLC, an Iowa limited liability company.

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Schedule 6.18
Material Contracts

1.	Nominating Agreement dated February 17, 2009, between Warburg Pincus and Parent.

2.
Office Lease dated January 31, 2008, between Kilroy Realty, L.P. (“Kilroy”) and Parent, related to the premises located at 13480 Evening Creek Drive North, San Diego, California (“13480 Evening Creek”).

3.	First Amendment to Office Lease dated December 1, 2008, between Kilroy and Parent, related to 13480 Evening Creek.

4.	Second Amendment to Office Lease dated June 3, 2009, between Kilroy and Parent, related to 13480 Evening Creek.

5.	Office Lease dated January 31, 2008, between Kilroy and Parent, related to the premises located at 13500 Evening Creek Drive North, San Diego, California (“13500 Evening Creek”).

6.	Letter Agreement dated October 1, 2009, among Kilroy, Parent and Countrywide Home Loans, Inc., related to 13500 Evening Creek.

7.	First Amendment to Office Lease dated March 12, 2010, between Kilroy and Parent, related to 13500 Evening Creek.

8.	Office Lease dated May 7, 2009, between Kilroy and Parent, related to the premises located at 13520 Evening Creek Drive North, San Diego, California.

9.
Standard Form Modified Gross Office Lease dated October 22, 2008, between Parent and Sunroad Centrum Office I, L.P. (“Sunroad”) related to the premises located at 8620 Spectrum Center Lane, San Diego, California (“8620 Spectrum Center”).

10.	Addendum to Standard Form Modified Gross Office Lease dated October 22, 2008, between Parent and Sunroad, related to 8620 Spectrum Center.

11.	First Amendment to Standard Form Modified Gross Office Lease dated September 16, 2011, between Parent and Sunroad, related to 8620 Spectrum Center.

12.	Office Lease dated February 28, 2011, among Parent, Ashford University, LLC (“Ashford”) University of the Rockies, LLC (“UoR”) and WSC 1515 Arapahoe Investors

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V, L.L.C. (“WSC”), related to the premises located at located at 1515 Arapahoe Street, Denver, Colorado (“1515 Arapahoe”).

13.	Commencement Date Memorandum and First Amendment to Office Lease dated November 18, 2011, among Parent, Ashford, UoR and WSC, related to 1515 Arapahoe.

14.	Lease dated August 8, 2011, between Parent and CCP/MS SSIII Denver Tabor Center I Property Owner LLC, related to the premises located at 1200 17th Street and 1201 16th Street, Denver, Colorado.

15.	Blackboard License and Services Agreement dated December 23, 2003, and amendments thereto, between Ashford and Blackboard, Inc.

16.	Amendment to Blackboard License and Services Agreement dated December 8, 2009, between Ashford and Blackboard, Inc.

17.	Master Services and License Agreement dated September 29, 2009, between Parent and eCollege.com (“eCollege”).

18.	First Addendum to Master Services and License Agreement dated November 9, 2009, between Parent and eCollege.

19.	Second Addendum to Master Services and License Agreement dated December 15, 2009, between Parent and eCollege.

20.	Third Addendum to Master Services and License Agreement dated January 12, 2010, between Parent and eCollege.

21.	Fourth Addendum to Master Services and License Agreement dated October 14, 2010, between Parent and eCollege.

22.	Software License Agreement dated April 6, 2004, between Parent and Campus Management Corp. (“CMC”).

23.	CampusCare Support Agreement dated February 15, 2005, between Parent and CMC.

24.	Addenda to Software License Agreement dated June 29, 2009, between Parent and CMC.

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25.	Addendum to CampusCare Maintenance and Support Agreement dated February 11, 2011, between Parent and CMC.

26.	CampusCare Maintenance and Support Renewal dated December 28, 2011, between Parent and CMC.

27.	General Services Agreement and Task Order One dated January 1, 2009, between Ashford and Affiliated Computer Services, Inc. (“ACS”).

28.	Amendment One to Task Order One (Central Financial Aid Processing) dated January 12, 2009, between Ashford and ACS.

29.	Amendment One to General Services Agreement dated July 14, 2011, between Ashford and ACS.

30.	General Services Agreement and Task Order One dated January 1, 2009, between UoR and ACS.

31.	Amendment One to Task Order One (Central Financial Aid Processing) dated January 12, 2009 between UoR and ACS.

32.	Amendment One to General Services Agreement dated July 15, 2011, between UoR and ACS.

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Schedule 6.20
Capital Structure

Name	Sole Member
Ashford University, LLC	Bridgepoint Education, Inc.
University of the Rockies, LLC	Bridgepoint Education, Inc.
Waypoint Outcomes, LLC	Bridgepoint Education, Inc.
Bridgepoint Education Real Estate Holdings, LLC	Bridgepoint Education, Inc.
Center Leaf Partners, LLC	Ashford University, LLC

Each Subsidiary is a single-member limited liability company. Other than Center Leaf Partners, Bridgepoint Education, Inc., holds 100% of the membership interests in each Subsidiary. There is no par value associated with any of the membership interests. All existing certificates of membership interests are currently in the possession of Comerica Bank.

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Schedule 6.23
Employee Matters
None.

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Schedule 8.1
Debt
We have no Debt other than as described in subsections 8.1(a) through 8.1(n), inclusive, of the Agreement.

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Schedule 8.2
Permitted Liens

1.	Bridgepoint Education, Inc.

Debtor(s)	Secured Party(s)	UCC File No.	Original Filing Date	Date of Amendment (A), Termination (T), Partial Release (PR), Assignment (AS), or Continuation (C)	Collateral
Bridgepoint Education, Inc.	CIT Technology Financing Services, Inc.	20082579819	7/28/2008		Specific equipment leased by Debtor including future attachments, parts, accessories, and add-ons and all proceeds and products thereof.
Bridgepoint Education, Inc.	Ikon Financial SVCS	20092941778	9/15/2009
Specific equipment leased by Debtor including all additions, improvements, attachments, accessories, accessions, upgrades and replacements and all substitutions or exchanges, and all products, insurance and other proceeds.

Bridgepoint Education, Inc.	Ikon Financial SVCS	20093118145	9/30/2009
Specific equipment leased by Debtor including all additions, improvements, attachments, accessories, accessions, upgrades and replacements and all substitutions or exchanges, and all products, insurance and other proceeds.

Bridgepoint Education, Inc.	North American Communications Resource, Inc.	20110993066	3/17/2011		Specific equipment
Bridgepoint Education, Inc.	Interstate Power and Light Company	20111888141	5/18/2011		A purchase money security interest in specific equipment.

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2.	Ashford University, LLC

Debtor(s)	Secured Party(s)	UCC File No.	Original Filing Date	Date of Amendment (A), Termination (T), Partial Release (PR), Assignment (AS), or Continuation (C)	Collateral
Ashford University, LLC	GreatAmerica Leasing Corporation	X091394-0	4/5/2007		Specific equipment leased by Debtor.
Ashford University, LLC	GreatAmerica Leasing Corporation	X103856-1	8/29/2007		Specific equipment leased by Debtor.
Ashford University, LLC	GreatAmerica Leasing Corporation	X103918-3	8/30/2007		Specific equipment leased by Debtor.
Ashford University, LLC	Interstate Power and Light Company	E868709-4	10/19/2007		A Purchase Money Security Interest in specific equipment.
Ashford University, LLC	CIT Technology Financing Services I LLC	P560253-1	10/28/2007		Specific equipment leased by Debtor.
Ashford University, LLC	Interstate Power and Light Company	E10016503-9	3/9/2010		A Purchase Money Security Interest in specific equipment.

3.	University of the Rockies, LLC

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Debtor(s)	Secured Party(s)	UCC File No.	Original Filing Date	Date of Amendment (A), Termination (T), Partial Release (PR), Assignment (AS), or Continuation (C)	Collateral
University of the Rockies	Sensormatic Electronics Corporation ADT Security Services, Inc. - Sensormatic Division (per amendment)	2009F084453	10/6/2009	1/12/2010 (A) 2010F003696	Specific equipment and proceeds thereof. Amendment changing the Secured Party's name to: “ADT Security Services, Inc. - Sensormatic Division”

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Schedule 8.7
Investments
We have no Investments which were not entered into in accordance with the Cash Investment Policy.

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Schedule 8.8
Transactions with Affiliates
Parent has entered into certain agreements with Affiliates, as described in the following excerpt from its most recent Annual Report on Form 10-K, filed with the SEC on March 7, 2012:
“Indemnification Agreements
Our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Additionally, as permitted by Delaware law, we have entered into indemnification agreements with each of our directors and executive officers.
Nominating Agreement with Warburg Pincus
In February 2009, we entered into a nominating agreement with Warburg Pincus. Under the nominating agreement, as long as Warburg Pincus beneficially owns at least 15% of the outstanding shares of our common stock, we agree, subject to our fiduciary obligations, to nominate and recommend to our stockholders that two individuals designated by Warburg Pincus be elected to the Board of Directors. If at any time Warburg Pincus beneficially owns less than 15% but more than 5% of the outstanding shares of our common stock, we agree, subject to our fiduciary obligations, to nominate and recommend to our stockholders that one individual designated by Warburg Pincus be elected to the Board of Directors.
Second Amended and Restated Registration Rights Agreement
In August 2009, we entered into a Second Amended and Restated Registration Rights Agreement with Warburg Pincus and certain other security holders, including some of our executive officers and directors (Messrs. Clark, Sheng, Devine, Woodard and Craig, Ms. Dackerman and Dr. McAuliffe). The material terms of this agreement are described below.
Demand Registration Rights. So long as we are eligible to file a registration statement with the SEC, Warburg Pincus may request we effect a registration at any time, provided that anticipated aggregate public offering proceeds (before any underwriting discounts and commissions) will not be less than $7.5 million. We may postpone the filing of any such registration statement for up to 90 days once in any 12-month period. If during that 90 day period we file a registration statement and we are actively employing in good faith all reasonable efforts to cause such registration statement to become effective, then we may further postpone any demand registration until 180 days after the effective date of the currently filed registration statement. We may also postpone the filing of any such registration statement for up to 180 days once in any 12-month period if our Board of Directors determines in good faith that the filing would be seriously detrimental to our stockholders or us.

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Form S-3 Registration Rights. If we are eligible to file a registration statement on Form S-3, Warburg Pincus may request that we register their shares of common stock for resale on a Form S-3 registration statement, provided that the total proceeds of the shares to be offered is more than $5.0 million and that the request is not made within 180 days of the effective date of our most recent Form S-3 registration statement in which the securities held by Warburg Pincus could have been included for sale or distribution. We are also not obligated to file a Form S-3 registration statement in any jurisdiction where we would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, subject to certain restrictions. Warburg Pincus has the right to request an unlimited number of registrations on Form S-3. In July 2011, we filed a Form S-3 registration statement upon the request of Warburg Pincus, registering the resale of 34,589,220 shares of common stock held by Warburg Pincus.
Payment of Registration Expenses. We are required to pay certain legal fees and other expenses on behalf of Warburg Pincus and other parties to the agreement in connection with any registration. For our initial public offering and a withdrawn secondary offering in 2009, we paid $269,000 in fees and other expenses on behalf of Warburg Pincus and $61,000 in fees and other expenses on behalf of the other selling stockholders. For the Form S-3 registration statement we filed on behalf of Warburg Pincus in July 2011, we paid $168,000 in fees and other expenses on behalf of Warburg Pincus.
Piggyback Registration Rights. If we register any shares of common stock under the Securities Act in connection with a public offering, the stockholders with piggyback registration rights have the right to include in the registration shares of common stock held by them or which they can obtain upon the exercise or conversion of another security, subject to specified exceptions. The underwriters of any offering have the right to limit the number of shares registered by these stockholders due to marketing reasons. If the total amount of shares of common stock these stockholders wish to include exceeds the total amount of shares which the underwriters determine the stockholders may sell in the offering, the shares to be included in the registration will be subject to cutbacks as specified in the agreement.”

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Schedule 13.6
Notices

If to the Borrowers:

c/o Bridgepoint Education, Inc.
13500 Evening Creek Drive North
Suite 600
San Diego, California 92128
Attn: Daniel J. Devine
Executive Vice President and Chief Financial Officer

If to the Administrative Agent:

Comerica Bank, as Administrative Agent for the Lenders,
Arranger, Syndication Agent and Documentation Agent,
and the Lenders signatory to this Agreement
Comerica Bank Center
411 W. Lafayette St., 7th Floor
Detroit, MI 48226
Attn: Corporate Finance
For advance requests/paydowns: corpfinadmin@comerica.com
For reporting requirements: reportingcorpfin@comerica.com

and

Greg Park
Vice President
Comerica Bank
Technology & Life Sciences
11943 El Camino Real, Suite 110B
San Diego, CA 92130

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